Prospectus Supplement (Sales Report) No. 4 dated February 16, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 61390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
61390	$4,000	$4,000	7.88%	1.00%	February 16, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 61390. Member loan 61390 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:		Debt-to-income ratio:	16.98%
Length of employment:	< 1 year	Location:	FRIENDSWOOD, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am searching for a lower rate. I am very trustworthy and pay my bills on time but my debt ratio has been a little high over the years and my credit card rate has gone wild! I would rather see the common man get my money than the banking industry so here I am. Borrower added on 02/06/10 > I will have all credit card debt eliminated in under two years.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,807.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	I have been employed in current job for 11.5 years. My employer is a component a state agency and my field is Information Systems.

Member Payment Dependent Notes Series 365196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365196	$13,000	$13,000	10.62%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 365196. Member loan 365196 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,644 / month
Current employer:	Retired	Debt-to-income ratio:	1.38%
Length of employment:	< 1 year	Location:	Wellsville, NY

Home town:
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off mastercard.You can take monthly payments out of my checking account over 5 years. I would like to be able to pay you off sooner if i decide to do that. I am retired with a pension of 3000.00 a month and sscheck of1644.00 a month. I have a house appaised for 200,000. with a mortgage of 150,000. My mortgage is at 6.50 percent over 30 years.I pay allimony of 750.00 a month.I onlyhave to pay 32 more allimony payments as of 22 of november 2008.I have no other bills or payments other then household bills like tv electric and heating bills.I also pay all my bills on time.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The loans here are for 36 months, and they will be taken out of your account if that is what you set up with Lending Club. Please list your debts (types/balances/APRs/minimum payments). Thank you in advance.	Type your answer here.House Mortgage1099.00 a month.Hou recently appraised for240,000. Owe Mastercard about 2,100. dollars.Pay alamony 750.00 a month. 18 more payments to go. I have 1,745. a month in ss I also have pension of 3,000 a month.Other obligations are household expenses.
Amount of loan request is higher than your Mastercard balance. What else is the money for?	Type your answer here.installing some storm doors ,replacing some carpeting,installing some tile work in bathrooms,replacing some appliances that are acting up and doing some landscaping.
TVMAN, Your revolving debt balance is 3,000. WHy are you asking for so much?	Type your answer here.I willpay mastercard 2,200. i owe them then i will have some storm doors put in,then i need to do some tile installationsin oneo my bathrooms then put some new carpeting where it needs it then some of my appliances are beginning to act up. I will probably have to replace some of them .Getting to old to repair. New ones are more efficient,and cheaper to run.

Member Payment Dependent Notes Series 370141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370141	$14,000	$14,000	7.51%	1.00%	February 16, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 370141. Member loan 370141 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	verizon communications	Debt-to-income ratio:	10.26%
Length of employment:	10+ years	Location:	riverview, FL

Home town:
Current & past employers:	verizon communications
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to pay off 3 major creditcard balances Borrower added on 02/08/10 > I plan to pay off two master card accounts as well as 1 visa account Borrower added on 02/09/10 > I plan to pay off three major credit cards and a signature loan with gte federal credit union

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	57
Revolving Credit Balance:	$4,198.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all your debts (types/balances/APRs) and indicate which ones will be paid off with this loan. Thank you in advance.	I plan to pay off my signature loan with the gte federal credit union and the balance is 8,063 and the apr is 10.950% my southwest visa balance is $3,025 and the apr is 13.24% the balance of my sears master card is 2,654 and the apr is 25.24% and the balance of my wellsfargo master card is 665.00 and the apr is 19.1%
Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker.	I haven't been contacted by anyone from lending club regarding employment verification.Type your answer here.
Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker.	noType your answer here.
Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker.	NoType your answer here.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Verizon? This will shed some light and should help lenders lend you the $$ you are asking for.	I'm the sole wage earner in my household.Type your answer here.
Do you recall what your delinquency was about 5 years ago? Thank you and good luck with your loan.	I'm not sure.Type your answer here.
Is there a second income in the household that will assist with the repayment?	Yes, I'm also an independant travel consultant/travel agent.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Verizon? This will shed some light and should help lenders lend you the $$ you are asking for. Thx.	I'm a consumer sales consultant and I work in an aggressive sales environment.
Hi Harold, Could you please list your monthly obligations, including your mortgage, car payments, etc.? I am leaning towards funding your loan, and would like a bit more information. Thank you.	My monthly mortgage is $754.00, my signature loan monthly payment with the GTE Federal credit union is $223.00 and my major credit card minimum monthly payments very from month to month. Also, I don't have a car payment because I'm visually impaired. Type your answer here.
Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	my monthly mortgage is $754.00, my southwest visa interest rate is 13.2%, sears master card interest rate is 25.29% and my wellsfargo master card interest rate is 19.1%. My monthly credit card minimum payments vary from month to month. Also I have a signature loan and that monthly payment is $223.00. I currently have roughly 3,000 in my checking/savings account and I have over $32,000 in my 401 K account.

Member Payment Dependent Notes Series 405239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405239	$15,000	$15,000	13.11%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 405239. Member loan 405239 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	H&H Agency	Debt-to-income ratio:	8.24%
Length of employment:	< 1 year	Location:	Hermosa Beach, CA

Home town:
Current & past employers:	H&H Agency
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay off my current debt, 2 credit cards and a line of credit. I have a good, stable job and very good credit score, all payments are current. I relocated for a job a year ago and still own a house in Florida. It's rented out but at a fraction of what I need to pay every month. The mortgage company will not help me because I'm current on my payments. I will not walk away, fall behind on payments or affect my credit score in any way in order to get a better deal. I am a responsible person and I am trying to find a way to stay afloat until I can sell the house. I gave up on banks, I'm hoping someone will read this and decide to give me a hand in this tough times. Thank you for considering my application. Ana Borrower added on 02/05/10 > I've just received an offer on the house, so the mortgage payment of $2,300 a month will be gone very soon.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,670.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help you. It seems that even with this loan, you may still have a problem with your rental property, unless I am misunderstanding. Is your rental property bringing in enough money to pay for itself? Have you considered looking for an honest, reliable property manager in FL to handle the rental for you? Often a good property manager can find ideal tenants, as well as make some minor changes to the property that will enable you to raise the rent, etc.	The only problem is that the rent is low due to the large number of houses on the local market that couldn't be sold, so people are trying to rent them out. I've actually listed the property on the market and the great news is that there is a prospective buyer who will pay cash for the house as is. So I have to go through the short-sale process but I'll finally stop paying the mortgage once the sale is approved. The loan will help me pay off my CC that I had to charge in order to use the cash to pay both rent and mortgage. The minimum payments on these are much higher than the monthly payment for the loan I'm trying to get, plus with the mortgage gone there will be no problem at all to pay it back. Thank you for considering helping me.
Please be aware that the short-sale process is a long process - a lot of them take many months, and some fall through. I hope that yours is the exception, and goes through quickly. Sometimes it is good to have a Plan B, just in case. Worst case: Once an existing tenant knows that the place is on the market, often they move out. Short sales in Florida often sit vacant, which is not good, for a number of reasons. However you can put something in the contract, saying that the sale is contingent up the existing tenant remaining at $XX rent, for X months - after talking to the tenant and explaining the situation. Yes, there are too many rentals available right now in Florida. The supply and demand has resulted in extremely high vacancy rates and much lower rents. There are ways to handle that and tough it out, although with the rental not being local to you, it is more difficult. If you end up having to rent it for a while, offer your tenant something that other landlords are not offering. This can be absolutely anything that you want to give, that they want to have. Use your imagination, brainstorm with the tenant. This will make your rental more in demand that other ones. Once you have a good renter, do what you have to do to keep them. Ask them what they would like to see changed about the property. Often there are very minimal cost things that will make the tenants happy. Good landlords are hard to find. Be one. Please excuse my verbosity - I understand your situation and want to help. I will most likely be funding part of your loan within a couple of days. Good luck on 100% funding quickly, Best luck with the rental property.	Thank you, I appreciate it. I just hired an attorney for the short sale process and she's very positive about the process - I have only one mortgage with GMAC, and apparently they are very responsive and move quicker than other lenders. I'll be back on my feet, I have a good salary and very secure job and I'm very optimistic. Thanks again.

Member Payment Dependent Notes Series 468960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468960	$2,500	$2,500	7.51%	1.00%	February 16, 2010	February 25, 2013	February 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468960. Member loan 468960 was requested on February 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,420 / month
Current employer:		Debt-to-income ratio:	23.45%
Length of employment:	< 1 year	Location:	Athens, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I am looking to refinance some Credit Card debt which is being charged at approximately 17% APY.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1974	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,003.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the source of your income? Thank you in advance.	Unemployment Insurance. Plus my wife is a High School teacher, which was not included in the summary.
Does your wife have CC and/or other debts also? Thank you in advance.	Only credit card debt. Those are on a fixed rate card at 10%. Approximately $2000.
I have the following questions: 1. What is your monthly household income? 2. Can you please, list your recurring monthly expenses in $$ (rent, utilities, child care, transportation, car payments, insurance, food, et al)? 3. What are the balances and rates ($$ and %) of the debt you are trying to pay off? 4. Your credit report lists $12K outstanding, while this loan will provide just $2,500K. What about the other 10K? What is the APR on those? Thank you!	Monthlies: Household Income: $3700 Expenses: $2700 Debt Breakdown: VISA: 17.25% APR $9300 (just got tax return & paid off $3500 so new balance is at $5800) Mastercard: 13.25% APR $1700 USAA Mastercard: 10% APR (fixed rate) $3000 The purpose of the loan is to get as much of this refinanced to a lower APR and to stop paying the big banks any more money. While this won't cover the entire debt it will help with the lower interest rates.

Member Payment Dependent Notes Series 472349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472349	$20,000	$20,000	10.25%	1.00%	February 11, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472349. Member loan 472349 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	PlusOne Holdings	Debt-to-income ratio:	4.11%
Length of employment:	4 years	Location:	LANDING, NJ

Home town:
Current & past employers:	PlusOne Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Consolidating all credit card debt. This loan will be the only debt I'll have, cutting my monthly payments in half with lower interest. Borrower added on 02/02/10 > I currently contribute $1150 to my Debt each month. Payments are always on time. With the loan monthly payments at about $650 I will have the left over balance of my old budgeted payment to save as emergency money. My credit is good with the only bad item on it is too much revolving credit on my cards - which this loan will rectify.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,081.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (type/balance/APR) as well as your monthly living expenses so we can see how the loan payment will fit into your budget. Thank you in advance.	All my debt is with credit cards. My big balance credit card has about 15,000 on it with 24.99% APR. I also have about 5,000 on another credit card with 16% APR. I only pay $200 a month for housing since I'm still at home with my parents. I pay $1,150 a month just for the Credit Cards, so monthly payment of $650 with be no problem for me. Plus I'm losing way too much money a month from the Cards' interest. Thanks
I totally understand why you want to consolidate. Other than the 15K one and the 5K one, what other credit card debts do you have?	That's all of it between the 2. But the interest is ridiculous which is enough reason to get a loan with much lower interest. Losing over $400 a month on interest...
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at PlusOne Holdings? These answers will definitely help lenders lend.	All the debt I have adds up to $20,000. $15,000 on a credit card with 24.99%APR and about $5,000 on another card with 16%APR. Monthly housing is only $200 because I still live at home with parents. no emergency fund which is why it's too hard to catch up on the Credit Cards with this interest stacking up every month. PlusOne Holdings is the name of the company I work for which is an outsourced Fitness Management company. I work as an Exercise Specialist / Personal Trainer.
Member_596394, Ok. Last question. Where did the debt come from?	When I transferred colleges and came home to go to County. Didn't think to take out a school loan for the small tuition so I slapped it on my credit card. Ended up changing majors and sticking around for an extra 4 semesters. So the debt grew and snowballed from there. Without a "real" job at the time I was unable to pay it down while in school.
Please verify your income by contacting Lending Club @ 1-866-754-4094. This will help assure 100% funding of your loan.	That is an excellent question because I don't know why it says that.
I am confused. The application revolving line of credit shows only 5K. How come your remaining 15K isn't listed in your loan profile? Thank you!	That is an excellent question because I have no idea why it says that.

Member Payment Dependent Notes Series 472894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
472894	$17,400	$17,400	16.07%	1.00%	February 16, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 472894. Member loan 472894 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Walsworth Publishing Company	Debt-to-income ratio:	9.90%
Length of employment:	8 years	Location:	HOWELL, NJ

Home town:
Current & past employers:	Walsworth Publishing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > My husband and I had taken care of family and other situations which left us in debt. We are very close to being out of debt and this loan will help us move there much faster! Please help us make it to the finish line!! null

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	36
Revolving Credit Balance:	$12,487.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Position (J-O-B/ROLE) @ Walsworth Publishing Co is what? Member 505570 Retired-USMC-Investor 02.05.2010 @ 10:49 AM ET.	I am a sales representative for the company in the Mid-Atlantic region. I sell our company's mfg services to many types of businesses.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Hi Jooony, I completely respect your questions but because I'm new to this I'm a little uncomfortable answering all of the questions in great detail. I will answer them the best that I can for you. 1. I do have a savings account, but because of some of these family issues it's been depleted. I'm slowly rebuilding it and know that this loan will help expedite that process. 2. I have a husband and a 5-year old daughter. 3. I am a sales representative at my company. I sell print and logistics services to book publishers of all kinds, cataloguers, and magazine publishers/marketing firms. 4. I think everyone is at risk of losing their job because of sudden company closures or other situations. Based on my performance and the financial stability of my company, no I do not have a risk of losing my job in the next 3 years. I've been with the company for 8 years now. 5. I am a stickler when it comes to my budget. I have trimmed many areas down to the point where it's pretty much as bare boned as it can go. I'm not entirely comfortable sharing my entire budget but I can tell you that what this loan does is give me some breathing room because it pays off (and permanently gets rid of) credit card debt that won't return to rear its ugly head as the cards are either closed or gone. The loan is very manageable in my budget because it's lower than most of the interest payments I am making on the cards. 6. Ditto to 5, I have a number of bills that would be paid off by this loan and that would be gone permanently due to closure of the accounts or settlement of debt. This is all new to me, and I get very nervous about sharing information. My niece went through a very serious identity theft situation which scared the life out of me because of how terrible they are to go through and recover from. So while I may not have answered all of your questions concisely, I hope you can understand my concerns (as I understand your criteria and would completely understand if you didn't contribute - this is a really neat thing I have to say, and I'm enjoying learning about Lending Club very much). Thank you so much!
Hi, please tell us the names/balances/interest rates of your credit cards, etc. You have 18 open credit lines, which is a red flag. Most people have only 5-9. People cannot steal your identity with just names of cards (we don't know your name or account #s). By the way, all this info is on your credit report -- borrowers just get an abbreviated version of it.	Hi, As far as I know I don't have 18 open lines of credit. Besides my mortgage and second mortgage, I have 8 significant accounts that are "open". I have 12 open, but 4 have relatively small balances that I will be able to pay off within the month. I am glad to know this info, please understand my initial concerns. I will pull my information and get the balances up here that would be part of this loan. Thanks!
hi, thanks for the reply. according to your credit report you have 17 open lines (they may have no balance, open could mean you have the option to use them). you can get credit reports at annualcreditreport.com (NOT FREECREDITREPORT.COM -- its a scam). if you don't think there should be so many opens definitely get the report; its unlikely but could be the case that someone has your identity. please tell us *all* of the balances/interest rates/payments it makes it easier to assess ability to repay. some loans do get funded without this info but when borrowers are unwilling to put it up it causes some concern.	Hi, I did try to answer your question with the information you asked for. However, Lending Club blocked the answer saying I was providing too much sensitive information. I got an email the evening I answered the question. I'm not sure what to do, I want to answer all of the questions being asked but if they're saying the information I'm sharing is "too much", I feel like I can't fully answer the questions. I guess I can say that two of the credit cards have balances between $5700 and $6800 that I would be paying off, and the others have balances between $450 and $1400. I hope ths helps and isn't too much info. I guess we'll see! Thanks.
Re: $17,400 loan currently 29 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processes? If not contacted by them you may want to call or email them; refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open Monday - Friday. Note that verification one item is entirely independent verification other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed beneficial result to borrower is that your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines"; consequently loan's funding pace will quicken. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.08.2010 @ 7:25 AM ET	If they did call, I never received a message. I am glad to do that. I did get an email about my account the other day that I have to respond to tonight. Thanks!
Hello there! We (lenders) all respect your privacy and forgive us for appearing intrusive. However, some of us are uncomfortable lending you money based on the information provided (your credit score is not great, the loan amount is substantial, high credit utilization, a couple of credit requests in the past 6 months and a delinquency in the past 3 years). I am going through all this to give you our perspective. Having said that, I am listing my questions (I have tried to be considerate of your privacy). Please, do take your time and answer them as best as you can. 1. Is your husband employed and if yes what is your combined monthly income? 2. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, day care, car payments, insurance, food, et al)? 3. What are the balances and rates (specific please) of the debt you are trying to pay off? 4. Your outstanding credit line utilization appears to be less than 13K, yet you are requesting +17K. What is the remainder going to be used at? Thank you!	My actual debt is around $20,000 but a few items will be paid off within the month. The $17,400 (which is actually $16,500 because of the Lending Club fees) is going to accounts that have the highest debt and/or APR rates.
I am going to try this one more time. I appreciate you partially answering the last question I asked, but please, take the effort to answer all the questions. You are not obliged of course, just like I am not obliged to lend you money. Thank you!	Good evening, With all due respect, I would love to answer the question but I tried answering a similar question and Lending Club sent me an email blocking my answer because they felt I should not share the information I was sharing due to the sensitive nature of the answers given. If they are telling me I shouldn't answer certain questions - even though I felt the answers weren't sharing anything off the wall - then I can't answer certain questions. I'm not sure what to do, I'm trying to do my best to answer the questions you all ask.
Your answers should go through as long as you don't include things like names or account numbers, or something that could compromise your identity. As Lenders, we only know you as Member_597307. Usually listing your debts in the format of CC#1, CC#2, not including the name of who you owe the debt to, or the account number or address, works. I hope that helps!	Thank you so much! Well, then I can do this: cc1 $5748; cc2 $6874; cc3 $1386 cc4 $496 cc5 $965 cc6 $500 cc7 1310 cc8 382 cc9 325. There is a fee that comes out of part of the loan, which makes it around $750 less than what I asked for. If there is any left over I'll cover one smaller bill that is now 50% paid off (around $100 more). I hope this helps and thank you so much for the help. I really like this concept and I am very serious about investing through the Club! It's really great.
Dear Borrower: I am happy to help fund your loan. You have shown great patience and courtesy with some of these RUDE lenders. I am frequently annoyed with the intrusive questions that go far beyond sufficient decision making information (members 601941 and 417729 YOU ARE OUT OF LINE and embarrass other lenders). I hope your loan is fully funded, best of luck!	Thank you for the kind words. I can't judge because I guess I can see where their motivation is coming from - you are putting money out there for someone who you don't know. I would want to ask questions just to make sure I know who I am dealing with (which can be hard on sites like this because you're not sitting there across from the person), and maybe if questions are more guided toward not only asking amounts being paid but also the character of the person that might work better than the more 'targeted" questions I was asked. And the help to better answer the questions or know how to answer them is always appreciated! I wasn't sure how to answer them properly, and the other member's answer helped me tremendously. Thanks again, and I really appreciate the funding thus far. This loan will help so much in getting the strangle-hold off of our family!

Member Payment Dependent Notes Series 473535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
473535	$6,000	$6,000	10.25%	1.00%	February 16, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 473535. Member loan 473535 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,653 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	16.33%
Length of employment:	6 years	Location:	Somerville, MA

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > Debt Consolidation for 3 credit card totaling $6,000.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,541.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Thomson Reuters? Thank you in advance.	Consultant
Could you please list the interest rates on each of your credit cards. What kind of consulting do you provide Thomson Reuters? (since we don't know what kind of business Thomson Reuters is) Thank you!	I currently have a balance transfer promotional rates of 3.99% and 5.99% on my credit cards. I'm a health information consultant for large employers based on the east coast of the US.
Why would you take on a loan in excess of 10% if your current rates on money owed are 4% and 6%?	The 4% and 6% rates are both promotional rates that expire on 3/1/2010. My rates the change to 19.99% & 24.99%.

Member Payment Dependent Notes Series 474792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
474792	$5,000	$5,000	16.45%	1.00%	February 10, 2010	February 21, 2013	February 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 474792. Member loan 474792 was requested on February 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Alpha Baking	Debt-to-income ratio:	10.75%
Length of employment:	3 years	Location:	Mount Prospect, IL

Home town:
Current & past employers:	Alpha Baking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > Hoping to refinance my wife's credit card. Currently it is at a 24% rate with this loan I can pay it off in three years and have a lower interest rate but with the same monthly payment.

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,284.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $5,000 DC loan: Position (J-O-B/ROLE) @ Aplha Baking is what? Member 505570 Retired-USMC-Investor 02.08.2010 @ 6:17 AM ET.	I'm a deliver bread for a living. I'm a truck driver.
What is your job at Alpha Baking? Thank you in advance.	I'm a truck driver. I deliver bread at several different grocery stores 6 days a week.
Will your wife cease using the credit card? Is the income on the listing yours alone? Does your wife also work? Please list your expenses, including other debts, so that we can see how this loan will fit into your financial picture. Thanks	My wife stopped using the credit card two years ago. Unfortunately due to the high interest rate we have been unable to pay it down. My wife works and has been with her company for 13 yrs. Her salary is 35,000 yr. This was not on the listing. Do you want me to list all my bills? Basically I am getting rid of my credit card with this loan. I will be paying $26 more on this loan from what I pay on the credit card.

Member Payment Dependent Notes Series 476275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
476275	$15,000	$15,000	11.36%	1.00%	February 12, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 476275. Member loan 476275 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Michael Page International	Debt-to-income ratio:	4.10%
Length of employment:	2 years	Location:	Elmont, NY

Home town:
Current & past employers:	Michael Page International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Hi - The majority of this loan will be use to pay off credit card bills. With the lower interest being offer here, I felt I should give this a try. Also, some of this loan will be use to pay off some personal debt that I owe to friends/family members. My credit score is pretty good, above 750. My Debt to Income is pretty low, 4.10%. I feel I should have no problem in making payments.

A credit bureau reported the following information about this borrower member on January 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,694.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Michael Page International? Thank you in advance.	Hi, I'm an consultant at Michael Page International and is currently working on a project with Bank of America Merrill Lynch.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What will the remainder of the loan be used for? In the case of a job loss, what is your contingency plan to repay this loan? Are you having your payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Thank you and good luck with your loan	1. I'm currently living at home so I am not the sole wage earner; when combined, our monthly gross income for the household is roughly 11k. 2. Below are my monthly expenses: $500 - help out on house bills $60 - cell phone bills $100 - internet/cable bills $30 - gym membership $120 - car insurance $100 - gas $400 - food expense 3. As of today, my credit card balance is around 8k, with 17.22% APR, and minimum monthly payment of $114. I owe my parents/relative/friends about 5k. I plan on keeping the remaining 2k for safety net purposes in case anything happens and I have 4 months cushion (assuming my monthly payment for this loan is still $493.67) 4. If a job loss does incurred, as mentioned above, I would use 2k as a safety net so I have 4 months worth of time to find a another job without defaulting on the loan. Most likely the unemployment checks would kick in and I would use the fund pay off the loan. And, as last resort, I would dip into my savings (which I don't really want to and the main reason I'm on LendingClub so I don't need to touch my savings). 5. I will have the loan automatically deducted from my bank account.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What type of consultant are you at Michael Page International? These answers will definitely help lenders lend.	Please see above answer, they're similar to what roadtrip asked.
Member_603247, Ok. Last question. Where did the debt come from? Misc spending, college costs, ??	Hi - not wanting to get into specifics and don't want to be vague: they are debt from college, medical bills, repairs on car, loans from investing in the market, and miscellaneous expenses. Apologies, but I also feel this question is irrelevant in my ability to pay back the loan as my credit history speaks for itself.

Member Payment Dependent Notes Series 478835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478835	$3,000	$3,000	10.99%	1.00%	February 16, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478835. Member loan 478835 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Winchester Savings Bank	Debt-to-income ratio:	9.82%
Length of employment:	10+ years	Location:	WINCHESTER, MA

Home town:
Current & past employers:	Winchester Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$14,338.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position with Winchester and give a brief job description? 2. Is stated income from 1 or 2 wage-earners? If only 1 then what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I have worked for the bank for over 10 years, and am currently not in any danger of losing my job. The income stated is 1 wage earner, I am single so no spouse, I pay 600 a month in rent, 150 for car, other expenses including CC Debt are around 1000 a month. I am very confident in paying the loan back, as the payment would equal the amount I pay the CC's that are being closed each month, it just gets paid off with that amount in 3 years instead of 9.
Please be more descriptive about Loan Purpose and Description.	This loan is to pay off Credit Cards, the reason of course is the loan has a much lower interest rate, in some cases less then 50% (One card went from 9% to 25% in the last 12 months, without any deliquency or drop on my credit score) and will pay off in 3 years rather then 7-10 years.
Hi. If you are trying to consolidate, why are you borrowing only 3000? What caused the delinquency? Thanks.	Only borrowing 3000 to minimize the interest rate, and it pays off the highest rate cards. The last delinquency was a past due on an interest charge after paying a card down.

Member Payment Dependent Notes Series 479107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479107	$12,000	$12,000	16.45%	1.00%	February 10, 2010	February 8, 2013	February 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479107. Member loan 479107 was requested on January 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	doubledyno	Debt-to-income ratio:	10.05%
Length of employment:	2 years	Location:	MILLBRAE, CA

Home town:
Current & past employers:	doubledyno
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,215.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 "Other" loan: (1) Accurate intended PURPOSE(S) of loan is what? (2) Position (JOB/ROLE) @ Doubledyno is? (3) $14,167 per month gross inome is 1 person earnings or combination 2 person earnings? Member 505570 RetiredUSMCInvestor sends 01.26.2010 @ 5:12 AM ET.	1. Launch my new technology venture at demo 2010. More info at www.demo.com. The technology platform will enable brands leverage a specialized advertising network to market to users on social networks such as facebook and twitter. 2. I am the Sr. Director of Technology operations at Doubledyno inc. 3. The income is for me alone. My wife freelances as a consultant but I did not include her in the application.
Purpose of loan? List of debts and rates? Role at your job? Thank you.	Fund attendance fee and costs associated to launching my software as a service at demo 2010 I have about 10k of credit card debt (citi, discover and fidelity) - Min payments ~300, I pay about 750 A car lease at 300 a month A mortgage payment of 3400
Are you willing to verify your income with Lending Club? Why are you seeking this loan?	yes you may verify mu income with the lending club. I am in the process of finishing development of a new business venture, that enables brands access to users of social networks through a specialized online advertising network. I will be using the money to apply for demo 2010. For more info please visit www.demo.com
In the event that your new business doesn't turn a profit, would you be able to still continue paying back this loan? Also, well starting your new company are you still going to be working at your previous job? Lastly, in regards to the previous answer you gave to verifying your income with Lending Club, you must go ahead and let Lending Club know that you want to verify your income, to help the funding of your loan. You can do so by faxing your paystubs to them or W-2s. Please contact Member Support @ 1-866-754-4094 for more info. As I mentinoed, this will alow for faster and 100% funding of your loan. - Good Luck :) I will invest after receiving answers :)	Yes, I will still be very capable of making payments, irrespective of the business succeeding. I will continue working for my current employer till I am able to sustain the same level of income from my new venture. I will contact lending club and verify my income ASAP Thanks
Is 10K the only debt that you have (other than your mortgage)? Do you have a HELOC? Thank you in advance.	No I don't have a HELOC. Thx Hisham

Member Payment Dependent Notes Series 479395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
479395	$10,800	$10,800	14.59%	1.00%	February 12, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 479395. Member loan 479395 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,092 / month
Current employer:	dubois regional medical center	Debt-to-income ratio:	1.96%
Length of employment:	10+ years	Location:	REYNOLDSVILLE, PA

Home town:
Current & past employers:	dubois regional medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > vacation /remodel ..have held job as a housekeeper for 11 years in feb pay all bills on time

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	71
Revolving Credit Balance:	$1,713.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,800 "OTHER" loan (Dubois Regional Medical Center Housekeeper) $ portion of loan intended for vacation? $ portion intended for Home Improvement Project remodeling? Thanks for expected answers. Member 505570 RetiredUSMCInvestor sends 05:28 AM ET.	about half vacation about half remodeling.
Please list your monthly living expenses so we can see how the payment for this loan will fit into your budget. Thank you in advance.	145.00 cell phone bill ...640.00 a month credit union loans....64.00 a month car insurance...50.00 a month on credit card...pretty much it boyfriend takes care of the rest of my living expenses
Thank you for your prompt reply. So after you pay your bills each month, you have about $1000. "extra" if I added things up right. Have you been putting that money into savings? Thank you in advance.	benn trying to use extra money to pay on my exsisting loans pay them down faster
About how much total do you owe on the existing loans you have? Thank you in advance.	9000.00 on existing
Me again. $10,000 Debt Consolidation loan now 23 percent funded. Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker. Member 505570 RetiredUSMCInvestor sends 02.01.2010 @ 6:41 AM ET.	they havent contacted me yet
Is the $9000 all credit cards, or is some of it some other type of debt?	its a small personal loan and a auto loan
No credit card debt?	about 1100.00
Ok, so 1100 credit card debt, and 9000 personal loan and auto loan, total 10100 current debt?	yes exactly
I missed one.. the credit union - is that included in 'credit card debt' or 'auto loan' ?	auto loan

Member Payment Dependent Notes Series 480107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480107	$20,000	$20,000	13.11%	1.00%	February 10, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480107. Member loan 480107 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	11.60%
Length of employment:	2 years	Location:	Jamestown77, RI

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	63
Revolving Credit Balance:	$35,052.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exactly is your job? Please break down your debt. Please explain delinquency. Thank you.	Hi, I am a Sr. Business Analyst at Fidelity. I support the Investments professions (PM's and Traders) with any IT business requirements and production support of all investment software applications. The majority of my debt is on three credit cards that I wish to consolidate. Most of these high balances are left the result of Wedding/Honeymoon expenses. The delinquency was a result of a automatic bank processing error which was cleared up and reversed. I always make my payments on time. Please let me know if there are any other questions. thank you

Member Payment Dependent Notes Series 480239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480239	$4,200	$4,200	11.36%	1.00%	February 11, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480239. Member loan 480239 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Dell Services	Debt-to-income ratio:	10.57%
Length of employment:	7 years	Location:	Plano, TX

Home town:
Current & past employers:	Dell Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > I apologize for the inaccurate title--I started out looking for $3600 and added a little more just to be safe. My wife and I just found out that we need to have some plumbing repair work done in our house, at a substantial expense for which we are not prepared--due to the urgency of the situation--and that our homeowners insurance will not cover. We have a slab foundation which must be broken up with jackhammers and dug up along the length of one of the bedrooms, in order to replace a piece of drain pipe. The pipe is deteriorating and will eventually leak water under the foundation (causing bigger problems). We have decided to replace the carpet in that and three other rooms following the plumbing work. We also wish to get some new furniture in those rooms in order to have it all done at once. We have been aggressively paying off debt throughout our five years of marriage, and incurring further debt is a LAST resort for us to fund the project. But we decided that if we have to get a loan to pay for the plumbing repair, we might as well do everything on the list all at once. We have good incomes and we pay our bills reliably. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	32
Revolving Credit Balance:	$5,634.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480307	$17,400	$17,400	7.88%	1.00%	February 12, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480307. Member loan 480307 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Wakely Consulting Group, Inc.	Debt-to-income ratio:	8.12%
Length of employment:	< 1 year	Location:	Prior Lake, MN

Home town:
Current & past employers:	Wakely Consulting Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > I recently quit my old job and started a new one in the same field. My employment has been continuous and my new job will pay more. I need to pay off the balance on a 401(k) loan from my old employer. Borrower added on 01/29/10 > Current debt ratio = 32% (mortgage + 2 car payments); no revolving credit debt.

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,062.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Wakely Consulting Group? Can you list your work history? These answers will definitely help lenders lend.	I added more information to the loan profile. Please see that.
Your profile shows 8K revolving credit balance. Do you pay this off in a lump sum monthly? If your loan is issued, are you planning to pay it off early? Thanks for your answers.	In the past, I have tended to pay off credit cards in large lump sums (e.g. I recently paid off a large bill). This was due to up & down cash flows with my old employer (e.g. 10% of biweekly income withheld for employee stock purchase plan, then twice a year big payout). Note both old & new employer pay on a straight salary basis with possible bonus. Salary submitted to Lending Club represents guaranteed salary only. My plan is not to pay off this loan early. I am in the process of selling my house and need to preserve as much cash in hand as possible.

Member Payment Dependent Notes Series 480308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480308	$25,000	$25,000	19.04%	1.00%	February 10, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480308. Member loan 480308 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Ryzen Solutions	Debt-to-income ratio:	16.03%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Ryzen Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > I plan to pay off my 2 credit card accounts with over 25K in liabilities. I have a good credit rating. Heading into my 4th year at my current job, my expected salary is 110K+ for this year. The company's revenues have increased by at least 25% during the past 5 years. Projected revenue increase for 2010 is 31%. Borrower added on 02/01/10 > I was recently promoted to Lead Recruiter 3 months ago. Borrower added on 02/01/10 > My gross income for last 4 paychecks (paid bi-weekly): $5114.74, $4491.19, $5919.38 and $4106.90. Borrower added on 02/03/10 > How did I get into a situation where I owe more than 25K in CC debt? Four years ago I quit a full-time to start an e-commerce business. For a little over a year, I tapped all my resources (savings and credit cards) to make the business work and get by. Unfortunately, it didn't work out like I had planned. Now I'm in a situation where I can take on a loan and starting paying off the high debt amount. Borrower added on 02/03/10 > Current Experian score from freecreditreport.com: 744

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,894.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan: Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ Ryzen Solutions is? (2)-$7,917 reported monthly gross income is- 1 (yourself) or 2 (yourself and another's) combined incomes? (3)-TransUnion Credit Report reflects $33,894 revolving credit balance; CC payments paid per month are $? (Total CC payments PAID per month; NOT minimums DUE per month.) Advance thanks for answers to ALL T-H-R-E-E questions. Member 505570 (Retired-USMC-Investor) sends Monday, 02.01.2010 @ 5:26 AM Eastern Time.	1. Lead Recruiter going into my 4th year. Engineering staffing company with annual revenue increasing by at least 25% for past 5 years. 2. Reported monthly gross income is mine and not combined. 3. Currently owe 29K (standard purchase APR 29%) and 4K (standard purchase APR 24%). I pay at least 1800/mo toward the CC liabilities.
How did you accumulate the debt, and what actions have you taken to reduce the debt other than requesting this loan? What actions will you be taking, moving foward, to stabilize your debt level? Thank you in advance.	Four years ago I quit a full-time job to start an e-commerce business. After a year I realized I couldn't sustain the business. At the same time, I was eating into money I had saved up as well as running up my CC bills. I quickly changed gear and went into Engineering Recruiting for a staffing company. I've been working there for 3 years (going on my 4th). I made President's Club in my 2nd and 3rd years and am projecting to earn 120K gross this year. I've come to the realization that my current CC liabilities are too high to really make a dent in the next 1-2 yrs. Paying $1000/mo for a 3-yr loan would make it much easier for me to reduce my liabilities in a responsible manner while maintaining my good credit score. Moving forward my main financial objective is to pay off my CC liabilities as quickly as possible. The recession hit Silicon Valley hard last year but I did well in spite of it. This year I expect our clients to rebound with new business. Whatever potential bonuses earned will go into paying off the CC liabilities even further.
What is Ryzen Solutions and what is your position there?	Engineering staffing firm that works with Silicon Valley companies. Going on my 4th year. Recently promoted to Lead Recruiter.
Please break down your debt and the rates your paying. Is 19% (the rate of this LC loan you're applying for) the best loan you can find?	Credit card 1: 29K with standard purchase APR 29% Credit card 2: 4K with standard purchase APR 24% This is first option I've looked at for a loan. I'm satisfied with the terms.
1. What is the debt you are trying to consolidate? 2. What are your current interest rates on said debts? 3. What are you monthly expenses? Thank you and good luck.	Consolidating my CC bills. Standard purchase APR for 2 accounts: 29% and 24%. Monthly expense is $2000.
Convince me that you will not accumulate additional debt once you have paid off your credit cards, and I will fund part of your loan.	Four years ago I quit a comfortable full-time job to start an e-commerce business. It didn't work out as I hoped it would. In the process I ate into my savings and relied a lot on my credit cards. Certainly I didn't expect my financial situation to be where it is now. However, I'm back in a comfortable full-time role and my only goal is to wipe away the liabilities as soon as possible. Life leads you in a certain direction, for better or worse, and now I'm in a position where I can handle my financial obligations and learn from past mistakes.
What actions have you taken, moving forward, to stabilize your debt level? Thank you in advance.	I've set aside a certain amount every month to cover my expenses and liabilities. After that, I only spend whatever is in my checking account. In addition, I'm working really hard to earn quarterly bonuses and use them to pay down my liabilities even further. I'm looking into a loan to stabilize my payments into manageable terms.
Me again. Loan currently 25 percent funded. Question: Has Lending Club Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence Employment/Income Verification process? For $25,000 unsecured personal loan this definitely requirement to protect investors (lenders) financial interests. If not contacted, refer to "CONTACT US" at bottom Home Page for Home Office Member Support email address and Toll Free telephone numbers. After verification process completed on-screen application available to investors (lenders) will reflect "updated" status; consequently loan will attract investors that are currently "sitting-on-the-sidelines" waiting. Lending Club recently experienced increased substantial growth in lending and also relocated Home Office to more spacious offices in Redwood City, CA. Sometimes loan "dot-the-I's-and-cross-the-T's" requirements are "put-on-hold" until very end of funding process. "Nothing ventured; Nothing gained". Member 505570 ReitredUSMCInvestor sends 02.03.2010 @ 2:50 PM ET.	Yes. Requested documents submitted.
It looks as though you could, with your current level of CC payments, pay this loan off in 1.5 years. Is that your intent, or are you planning on taking the whole three years to pay the loan?	I will pay off the loan in 3 years.
One thing for sure, you are certainly in the right field in the heart of silicon valley/SF ventures...Good luck in receiving your funding.	Thank you. We're certainly optimistic at work with what we've seen in the last few months regarding engineering-related jobs around here.
Could you please reach out to Lending Club to have your income verified? This is an extra step that borrowers take to make lenders more confident in making their loans. When income is verified, there is an asterisk that gets added to the income amount to show that it has been verified. Thanks!	I sent my W2s and pay stubs already but I'll ask.

Member Payment Dependent Notes Series 480319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480319	$23,975	$23,975	17.93%	1.00%	February 16, 2010	February 10, 2013	February 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480319. Member loan 480319 was requested on January 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Wellsfargo Home Mortgage	Debt-to-income ratio:	23.44%
Length of employment:	3 years	Location:	Buford, GA

Home town:
Current & past employers:	Wellsfargo Home Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/27/10 > Just had twins.. Needing to consolidate debt

A credit bureau reported the following information about this borrower member on January 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	43
Revolving Credit Balance:	$92,965.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings! Re: $25,000 Debt Consolidation loan: (1)-Position (J-O-B/ROLE) @ Wells-Fargo Home Mortgage is? (2)-Application reflects $12,500 per month income. Is income 1 wage-earner? Or combination 2 wage earmers? (3)-TransUnion Credit Report reflectes $92,965 revolving credit debt. Is any HELOC? If yes- HELOC $ amount is? (4)-Total $ monthly payments on revolving debt is? (Total actually PAID per month and NOT minimum paymebts DUE.) Thanks in advance for answers to all F-O-U-R questions. Looking forward to helping fund your requested loan. Member 505570 RetiredUSMCInvestor sends 01.28.2010 @ 5:33 AM ET.	1. I am a sales manager with Wellsfargo. I originate loans along with manager a staff of 8. 2. I am base, plus commission plus bonus.. I did a very conservative estimate on the $12,500...This would be the least amount in the last 8 years. 3. My HELOC is $69,500 or so. 4. I would have to get back on this one as we were paying all credit card debt in full until babies arrived.
Me again. $23,975 Debt Consolidation loan now 28 percent funded. Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then will attract investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker. Member 505570 RetiredUSMCInvestor sends 02.01.2010 @ 6:41 AM ET.	No but i can do that today. My personal income has ranged from $152,574 to $402,000 the last 5 years. I went with the lowest of the group to be conservative.
You said "This would be the least amount in the last 8 years" but you've been at wells fargo 3 years. What were your positions before then? How secure is your position? Do you have a contingency plan to pay the loan if you were to lose your job? How did you get into 92,965.00 of debt? Thank you.	First i have been in the same line of work for 13 years. I have been back at Wells Fargo for 3 years. I was with Wells Fargo from 2002-2005, then left and went to Suntrust for 2005-2007, then came back to Wells Fargo in 2007. As far as 92,965 in revolving debt, $70,000 is a line of credit attached to my house. Finally, how secure is my position? I rank 1st in Georgia in personal production out of 400 loan officers within Wells Fargo, 4th in the SE, and in the top 300 nationally. In Georgia, i am in the top 5 for entire state for ALL companies. I feel very confident if Wells Fargo decided to close all the mortgage offices in Georgia, i could either re locate or go to another company within 1 or 2 days.
What was the reasoning for leaving Wells Fargo in 2005 to go to suntrust, and then leaving suntrust to go back to Wells Fargo in 2007?	I went and opened a mortgage branch for Suntrust. They were more of a local lender and not national. When i left Wells Fargo the first time, i was not a manager but came back as a manager. Also, my client and database is all over from Texas to California to Georgia to New York. Suntrust did not allow me to close loans loans in all 50 states. Finally, I always had fear that Suntrust will or would be bought by a Wells Fargo or Bank of America, so decided to go back to Wells Fargo.

Member Payment Dependent Notes Series 480493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480493	$11,200	$11,200	11.14%	1.00%	February 11, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480493. Member loan 480493 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:		Debt-to-income ratio:	7.13%
Length of employment:	< 1 year	Location:	Hampton Bays, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Consolidated my credit card debt and get a better rate.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,766.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your credit rate now?	I believe its 745
What is the source of your income of $12,500 per month?	I'm a constructor. I work with high-end house out in Long Island, primarily focusing in the Hamptons.
How long have you been building homes in the Hamptons?	About 14 years. I started in 1996 as a painter and then moved to carpenter and now I have a company that does both.
I think the first question was meant to be what is the interest rate(s) you are currently paying on your credit cards.	18.94%, 15.99 and 14.71%
Other than requesting this loan, what actions have you taken to reduce/control your debt? Thank you in advance.	I have stop using my credit card as much and paying in cash. I also pay more than my minimal payments require to payoff the debt faster, and I'm spending less in general. I'm also moving to a cheaper house to decrease my rent.

Member Payment Dependent Notes Series 480512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480512	$8,000	$8,000	11.36%	1.00%	February 11, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480512. Member loan 480512 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,279 / month
Current employer:	CHEP	Debt-to-income ratio:	15.04%
Length of employment:	3 years	Location:	OCOEE, FL

Home town:
Current & past employers:	CHEP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/28/10 > The fund will be used to consolidate debt.

A credit bureau reported the following information about this borrower member on January 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,850.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CHEP and what do you do there? Thank you in advance.	CHEP USA is a subsidiary of Brambles enterprise, the company makes pallets. They rent and lease these pallets. I'm the senior fixed asset accountant, March 29th I will be with the company for 4 years.
Please describe your position at CHEP Please list your monthly expenses Please list your credit card balances/interest rates Do you have an emergency fund? Do you have savings to fall back on? Your revolving credit balance shows you owe $21K. What did you spend this money on to accumulate this debt? (general description) Do you plan on paying this loan off sooner than 3 years? We ask these questions to build our confidence in your ability to re-pay the loan. The more confidence lenders feel, the faster your loan will be fully funded. Thank you!	My credit score should be enough information that you need. I work at CHEP as the senior fixed asset accountant, I ahve never fall back or not paid a debt.
A credit score does not tell the complete story. Knowing what one's current obligations are make a big difference. You wouldn't want to loan someone 25K even with an 800 credit score if you know they are already spending every penny they make on other debt obligations. While it is your right to choose not to answer the questions, please understand that it can turn potential investors off.	Understood, the $8K loan is to consolidate higher credit card debt for a lower interest rate. As I mentioned I never default on any loans and not planning to default on this or any future loans. As it is my right to not answer the question, it is your right not invest your hard earn money. I???m a senior accountant at CHEP USA, March 29th will be four years with the company, and I???m in the process of obtaining my CPA license, which in long run means my income will increase dramatically. I will not provide answers to previous questions mainly because the loan amount is too small. Thanks

Member Payment Dependent Notes Series 480530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480530	$5,000	$5,000	10.62%	1.00%	February 11, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480530. Member loan 480530 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Plaza Gifts and Jewelry	Debt-to-income ratio:	7.06%
Length of employment:	8 years	Location:	Orlando, FL

Home town:
Current & past employers:	Plaza Gifts and Jewelry
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$3,780.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how about telling us what the loan is for? also it looks like you were late 55 months ago? any comment?	I had a Citiflex line of credit loan. I was supposed to make monthly covering some principal plus 11% supposedly FIXED interest rate. November last year when I tried to log on my citiflex account to pay, I was not able to. Because took it off themselves. All citiflex debtors where completely at the mercy of the postal sysytem during he holidays, if they wanted to pay their bills on time. So it happened ,bills got lost in the mail, the telephones were answered by answering machines paying the bill on time suddenly became very difficult. Late december I got a bill from citi. But this time they wanted me to pay 29.99% interest on my loan because I was not able to pay my november bill on its due date. Combined bill for december and november was $201 plus $50 late payment fee. Citi deliberately cut the internet so that more people would not make the due date aand then they will be able to charge big fees. I decided to to pay citi as agressively as possible. This month I wil be able to pay off the remaining $426 I owe them. while I was doing that. I had to treat my main credit card company CHASE. I also bank with them. Last week I paid $100 on a 1,900 loan. I have never done that since I have been banking with them when they were still washington mutual. AS for the late payment 55 months ago, I will need your help on that. I have searched the 3 top rating agencies but I cannot find a delinquency anywhere. I tried to paste a copy of the report here but it would not go through. I will try again later.

Member Payment Dependent Notes Series 480589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480589	$19,000	$19,000	18.43%	1.00%	February 10, 2010	February 11, 2013	February 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480589. Member loan 480589 was requested on January 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Johnson Mathey	Debt-to-income ratio:	20.12%
Length of employment:	9 years	Location:	philadelphia, PA

Home town:
Current & past employers:	Johnson Mathey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/10 > I have a reliable job , steady income .my wife is also started working full time, i want to pay off my credit cards before my rates go up in Jan2010, also with this money I can payoff my car loan (i will be relieved another $350 per month), Also I can pay off all these store credit cards with this money , please help me.

A credit bureau reported the following information about this borrower member on January 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	22	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,890.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan originaly listed and funded. Outcome (result) was? Reason why relisted now? Member 505570 RetiredUSMCInvestor sends 05:32 AM ET.	lending club send me an email for more documents , but i didn't receive it, so they withdrawn the listing as member request, I talked to them and they let me relisted the loan again.
Please explain the last 4 delinquencies. Thank you in advance.	medical bills and my wife was out off job for almost 6 month( now working full time) , 2 credit card payments
Breakdown of debt you are consolidating?	5 Creditcard, 1 car payment
Your profile shows less than 2K revolving credit balance. Please provide details of all your credit card debt. Thanks.	credit card 7000,2500,5000,4000(CAR LOAN)
What is your job at Johnson Mathey? Why is it secure? Do you have a contingency plan to pay the loan if you were to lose your position? Thank you.	i am working as QC chemist , we never had any laid of in last 50 years , http://www.matthey.com/
What is your job at Johnson Mathey? Why is it secure? Do you have a contingency plan to pay the loan if you were to lose your position? Thank you.	i am working as QC chemist , we never had any laid of in last 50 years , http://www.matthey.com/
Me again. Have you started Employment-Income Verification process with Lending Club Home Office, Redwwod City, CA? If not, suggest you contact them. Refer to "CONTACT US" @ bottom Home Page. Once one-screen application indicates employment-income verification process completed your loan will attract currently "sitting-on-the-fence" investors and consequently will fully-fund 100 percent much faster. "Nothing ventured; nothing gained". Member 505570 RetiredUSMCInvestor sends 05:27 AM ET 02.02.2010.	I already submitted my w2 , and pay check details to lending club. Thanks for the info

Member Payment Dependent Notes Series 480762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480762	$3,500	$3,500	7.88%	1.00%	February 16, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480762. Member loan 480762 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	JAK PIZZA CO. INC.	Debt-to-income ratio:	24.32%
Length of employment:	4 years	Location:	SALEM, OR

Home town:
Current & past employers:	JAK PIZZA CO. INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1977	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,357.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will obtaining another loan improve your debt to income ratio?	This loan is going to be used to pay off my car and dirt bike, consolidating a $195/mo payment and a $95/mo payment down to approximately a $110/mo minimum payment. This will improve my debt to imcome ratio by 10% or so.

Member Payment Dependent Notes Series 480788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480788	$12,000	$12,000	10.99%	1.00%	February 10, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480788. Member loan 480788 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:		Debt-to-income ratio:	19.25%
Length of employment:	10+ years	Location:	Plainfield, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I will use these funds toward Buisness improvements I have very good credit and have never been late or denied credit. I am in Construction Transportation. I Haul equipment and aggrigate. Have been in Buisness for ever. 25+ yrs

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$143,499.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What items has this $143,000 bought?	Hi, 96000.00 of that is a home equity loan. its one you can pay on and draw on. It was used to build a 30x40 2 story garage. thanks

Member Payment Dependent Notes Series 480843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480843	$1,000	$1,000	10.25%	1.00%	February 11, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480843. Member loan 480843 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$875 / month
Current employer:		Debt-to-income ratio:	21.37%
Length of employment:	< 1 year	Location:	Cerritos, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/29/10 > I simply need a temporary loan to get my school books and pay for some other school expenses while I wait for scholarship money I'm supposed to receive to come in. Unfortunately, I don't get the scholarship money until the middle of March and school starts February 1st.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,430.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480855	$20,000	$20,000	10.62%	1.00%	February 12, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480855. Member loan 480855 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	Village Dermatology	Debt-to-income ratio:	12.58%
Length of employment:	1 year	Location:	BIRMINGHAM, AL

Home town:
Current & past employers:	Village Dermatology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,011.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 480860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480860	$25,000	$25,000	10.99%	1.00%	February 12, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480860. Member loan 480860 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	PrimeLending	Debt-to-income ratio:	19.90%
Length of employment:	6 years	Location:	Flower Mound, TX

Home town:
Current & past employers:	PrimeLending
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,392.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Shelly what are your financial goals? You only show $8.4k in RCB What is the rest of the $25 K for? What is the amount and the rate on the rest of the debt? What are your monthly expenses? What is you back up plan to pay off the loan? Thank You	My current credit card debt is about $25K - I am tired of dealing with revolving debt and the amount of interest I pay each month. I am very interested in an installment loan with a 3 year term - then in 36 months, I will be debt free. I am currently paying over $700 per month in credit card bills - and paying on time has never been an issue. The payment of $800 per month will not be a problem. My loan request was for $25K, at 10.99 interest for 36 months. The only debt I currently have is a mortgage payment of $1000 per month and my credit card payments of around $700 - the credit cards will be paid off with the new loan. Thank you for your question and interest.
Please list the debts (type/balance/APR) that you plan on paying off with this loan. Thank you in advance.	I have two credit cards a Chase Card with $18K and a Bank Of America Card with $12K - If I get the loan, my plan is to pay off the remaining $5K with my tax return. My Bank of America Card is already closed and once I pay off my Chase card it will be closed as well. When these cards were opened, they had zero % interest and now interest on both is 8.99. 1/2 of my current monthly payment goes to interest. I am very driven through financial classes and teachings to not have credit card debt. I am so excited about the thought of being debt free at the end of 36 months. At this time, I will begin packing away savings for both of my son's college funds. Thank you for your interest!
Could you please itemize each of your card accounts, outstanding balances and interest rates? Also, if this loan is funded and you move all of your revolving debt to a fixed rate repayment plan, what do intend to do to assure lenders that you will not pile on another $25K of revolving debt?	I only have two credit cards a Chase Card with $18K and a Bank Of America Card with $12K - If I get the loan, my plan is to pay off the remaining $5K with my tax return. My Bank of America Card is already closed and once I pay off my Chase card it will be closed as well. When these cards were opened, they had zero % interest and now interest on both is 8.99. 1/2 of my current monthly payment goes to interest. I am very driven through financial classes and teachings to not have credit card debt. I am so excited about the thought of being debt free at the end of 36 months. Once this loan is paid in full I will begin packing away savings for both of my son's college funds. Thank you for your interest!
If your interest rate on the cards is only 8.99%, why are you borrowing money at a higher interest rate of 10.99%?	ecause of the difference in revolving debt interest and installment interest. Per my truth in lending for the new loan, I will pay $4,448 in interest over the 3 year term. Based on the current interest I pay monthly, this is 1/2 the interest I would pay in 3 years on my revolving debt.
Why are you taking out a loan at 10.99% intrest to pay off debt that is at 8.99%?	ecause of the difference in revolving debt interest and installment interest. Per my truth in lending for the new loan, I will pay $4,448 in interest over the 3 year term. Based on the current interest I pay monthly, this is 1/2 the interest I would pay in 3 years on my revolving debt.
Greetings from Dallas - Happy to help a fellow Texan.	Thanks so much!!! Greetings to you too!! Shelly
Greetings from New York. I'll take the Bull By the Horns too. All the Best.	Greetings!! Thanks so much New York!
Hi Shelly, The only question I have is... what can you tell me about yourself that would make me believe you will pay back the entire loan? Oh, yeah... congrats on getting to be debt free.	I am a responsible person. I really love what I know about Lending Club and truly feel like my peers are helping me achieve my goals for me as well as my family. I could never default on that! I hope that helps. Let me know if you have any other questions. Thanks so much! Shelly
IM IN AS WELL, WITH A NAME LIKE SHELLY YOU WILL SUCEED. WIFES NAME IS SHELLY. WHAT IS YOUR GIVEN NAME	Michelle. Thanks so much!!
My Wife is from Texas but now we live in Coeur d' Alene, Idaho (Northern ID) and I have a good feeling about you so I'm in! PTL	Thank you! I am so close to being 100% funded! 1 more day to go. I appreciate it! How is the weather in ID?

Member Payment Dependent Notes Series 480862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480862	$12,250	$12,250	11.36%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480862. Member loan 480862 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Uncommon Ground	Debt-to-income ratio:	21.68%
Length of employment:	1 year	Location:	MOLINE, IL

Home town:
Current & past employers:	Uncommon Ground
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > This loan is to help pay off my high interest (29.99%) credit cards.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	15
Revolving Credit Balance:	$15,079.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/phone/car/insurance/etc) Thank you in advance.	Monthly living expenses: Mortgage: $650 Utilities: $125 Phone/Cable: $100 Car: $215 Insurance: $60
How much are your credit card payments now? How much will this loan save you? What is your monthly net income (after taxes and deductions)? Thanks.	My current monthly minimum payments are about $450, but with my high interest rates that only decreases my debt by about $100 every month. With this loan I can save about $40 per month and pay off my debt in three years instead of ten or twenty. My monthly take home pay is between $1800 and $2800 depending on the hours I work.
What do you do for a living? What were you doing before Uncommon Ground? Thank you!	I am currently an Irrigation Foreman for Uncommon Ground. Before I started there I was an Irrigation Foreman for another company for about five years.

Member Payment Dependent Notes Series 480903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480903	$25,000	$25,000	19.47%	1.00%	February 10, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480903. Member loan 480903 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	HOLLY HUNT Enterprises, Inc.	Debt-to-income ratio:	19.81%
Length of employment:	2 years	Location:	Geneva, IL

Home town:
Current & past employers:	HOLLY HUNT Enterprises, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/10 > An experienced executive with extremely stable fiancial and career background. I have never been laid off and am working for a stable company. I have excellent payment history and am only looking to consolidate credit cards because they have recently raised their interest rates due to new 2010 government regulations. I can also include my wife on the loan if needed and she has over 700 credit score. Borrower added on 01/30/10 > Hi Everyone: This is a re-listing due to a huge screw up from Lending Club (LC). The previous listing was fully funded so in order to complete the process, LC asked for 2 years tax returns and gave the option to either email or fax the required documents. I emailed (in today's world, who wouldn't?) everything within 24 hours and asked them to send me an email stating that all documents had been received. Instead, four days later, I received an email from LC stating that the loan had been denied due to incomplete paperwork. I was shocked so I contacted them and fortunately got in touch with the person who denied my loan. I asked him that how come they didn't contact me when they were unable to obtain completed paperwork from me even after I had sent them everything via emails (I have the records to prove it). Their response was that the matter will be investigated and I would be contacted within 24 hours. A few days ago, I received another email requesting the paperwork. This time I sent PDF files and also faxed the documents. I spoke to them last night and they said that I needed to re-list the loan. They confirmed that for the re-listed loan, they have already verified all information including employment, salary, and federal tax returns and if the loan is funded again, things would go smoothly. It???s very disappointing but I guess it is what it is???

A credit bureau reported the following information about this borrower member on January 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	44
Revolving Credit Balance:	$20,622.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000CC REFI loan: (1)-Prior loan was fully-funded but canceled and removed from consideration. WHY? (2)-Position (J-O-B) @ Holly Hunt Enterprises is? Thanks again. Member 505570 RetiredUSMCInvestor sends 08.25 AM ET 01.30.2010.	(1): A huge screw up from Lending Club. They asked for the last 2 years tax returns and provided the option to either email or fax the required documents. I emailed (in today's world who wouldn't?) everything within 24 hours and asked them to send me an email stating that all documents had been received. Instead, four days later, I received an email from LC stating that the loan had been denied due to incomplete paperwork. I was shocked so I contacted them and fortunately got in touch with the person who denied my loan. I asked him that how come they didn't contact me when they were unable to obtain completed paperwork from me...he had nothing to say and said that he would look into it. Then I received another email requesting the paperwork. This time I sent PDF files and also faxed the documents. I spoke to them last night and they said that I needed to re-list the loan. They confirmed that for this loan, they have already verified all information including employment, salary, and federal tax returns. It???s very disappointing but I guess it is what it is???(2): I am the Director of Logistics & Distribution. This is the only position of its kind in the company. (3): HOLLY HUNT is a designer and high-end home goods furnishing company. The brand is internationally recognized and the company has seen substantial domestic and global growth within last six years.
Why was the loan re-listed? I remember investing in the last version of it and I am curious what has changed.	(1): A huge screw up from Lending Club. They asked for 2 years tax returns and gave the option to either email or fax the required documents. I emailed everything within 24 hours and asked them to send me an email stating that all documents had been received. Instead, four days later, I received an email from LC stating that the loan had been denied due to incomplete paperwork. I was shocked so I contacted them and fortunately got in touch with the person who denied my loan. I asked him that how come they didn't contact me when they were unable to obtain completed paperwork from me...he had nothing to say and said that he would look into it. Then I received another email requesting the paperwork. This time I sent PDF files and also faxed the documents. I spoke to them last night and they said that I needed to re-list the loan. They confirmed that for this loan, they have already verified all information including employment, salary, and federal tax returns. It???s very disappointing but I guess it is what it is???
Did any of the 5 recent inquiries result in new credit cards, credit lines, or loans? Thank you in advance.	Yes, two inquiries were related to requesting lower interest rates from the existing creditors. One inquiry was for a car loan because we traded two cars for one to reduce monthly expenses. We successfully reduced our car payments by $400/month.
I fully understand about the Lending Club screw up. I had invested in your first listing and was disappointed when it was withdrawn. I'll be investing again once my latest transfer becomes available. Unfortunately, I believe Lending Club is going through growing pains and things are falling through the cracks. On several occasions, I've e-mailed them as an investor only to get no response at all. I've had to call them directly to get answers. I've also raised my concerns to higher levels and they assure me that they're trying harder to handle the ever increasing demand. Hang in there - and I'm glad you relisted. Good luck with your funding.	Thanks for the encouraging and kind words...at least now I know that there are others who feel my pain!
Me again. Your on-screen loan application Review Status now reflects "Approved" for issuance AFTER full funding (100 percent) or expiration of listing time- which ever comes first. "Approved" status for ultimate issuance will attract more investors (lenders). Like Member 310778 I too will be investing as soon as my account ACH deposit posts 02.02.2010. Good luck with quick 100 percent funding. Member 505570 RetiredUSMCInvestor sends 06:30 AM 02.01.2010.	Thanks much!
What are the rates on your current cards that you're hoping to refinance. Since you've been at your current employer for 2 years can you give us a bit more information on previous employment? Do you have a contingency plan to pay off the loan if you were to lose your position? Thank you.	1): The current rates are between 25-28%. 2): I was previously employed at Pier 1 (2 year) and FedEx (five years) in management positions. 3): We have a car and some land that can be sold during tough times.
You mentioned that LC has verified your income. FYI it still shows as unverified as of 02/02/2009 @ 11:15 pm. Would you follow up on this with LC?	Hi - I don't have visibility over it but I stated based on what they had told me over the phone. Additionally, I would guess that "Approved" status would mean that all documentation has been completed and they have varified all needed info.
I can understand your frustration with the email to LC. As another investor, I also have had several emails to them without any response and have taken matters to their staff and management...let's call it "growing pains" as the previous lender expressed. In good faith for what you've already submitted I will join in to help with a small amount to help you get funding. (it all adds up) As you get this loan paid off, let's hope your rate will improve significantly.	Thank you. It's great to see everyone's support on this matter.

Member Payment Dependent Notes Series 480956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480956	$20,000	$20,000	13.85%	1.00%	February 10, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480956. Member loan 480956 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	U.S. MARINE CORPS	Debt-to-income ratio:	13.15%
Length of employment:	8 years	Location:	BLACKSBURG, VA

Home town:
Current & past employers:	U.S. MARINE CORPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > Loan is to be used to consilidate other debt and for personal use. I receive guaranteed pay twice a month along with additional income from my spouse. All of my bills are paid on time since most of them are on automatic payment. I am guaranteed to be employed for another 6 years.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,230.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $20,000 "Major Purchase" loan: (1)-USMC Current Pay Grade is? (2)-Expiration Current Contract Date (ECCD) is when? (3)-Application reflects 8 years service. Extending? Or reenlistin? (4)-TransUnion Credit Report reflect $8,230 revolving credit balance. Extra $11,770 is to be used to do what? (BE SPECIFIC.) (5)-"Major Purpose" insufficient description. SPECIFIC PURPOSES EBTIRE $20,000 IS TO BE USED FOR ARE WHAT? Semper Fi, Member 505570 Retired-USMC-INvestor (Master Sergeant - Disbursing) sends 08:19 AM ET 01.30.2010.	1) SSGT 2) 2015 3) REENLISTED, CURRENTLY MECEP MARINE 4) EXTRA FUND IS HONEYMOON AND SPOUSE COLLEGE LOAN REPAYMENT
Can you explain why you say "I am guaranteed to be employed for another 6 years"? Thank you.	I have signed a 6 year reenlistment contract with the military.

Member Payment Dependent Notes Series 480957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480957	$24,000	$24,000	15.70%	1.00%	February 16, 2010	February 12, 2013	February 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480957. Member loan 480957 was requested on January 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,250 / month
Current employer:	Emergency Public Safety Communication	Debt-to-income ratio:	11.42%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Emergency Public Safety Communication
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > I am self employed but have been in the same business for the past 24 years. I currently have a 3 year consulting contract worth $200,000 per year with the opportunity to extend it for another 2 years.

A credit bureau reported the following information about this borrower member on January 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	64	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,524.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 "OTHER" loan: (1)-Application reflects Length of Employment @ Emergency Public Safety Communication as < 1 year (less than 1 year). 3 years PRIOR work history (or school) is? (2)- TransUnion Credit Repoort reflects $79,524 revolving credit balance. Is amy a HELOC (Home Equity Line of Credit)? (3)-Total monthly payments on $79,534 credit balance are $? (Total actually PAID and not minimums DUE.) (4)-Reported $16,250 monthly gross income is 1 income earner? Or combination of 2 income earners?(5)-SPECIFIC PURPOSES of loan are for intended what? Member 505570 RetiredUSMCInvestor sends 08:10 AM ET 01.30.2010	(1) Prior work history for the past 24 years I have been in the same line of business which is 9-1-1 emergency communications. My last employer was Intrado for 7 years. (2) no none of the $79,534 is a HELOC (3) total monthly payments on the debt are about $4-5k, minimums are $1,400 per month (4)1 income (5)taxes
Please explain exactly what you do for work. Also, please break down your 80K of debt. thanks.	credit card debt
What does the $79,524 consist of? Thank you in advance.	credit card debt
Please provide a breakdown of the credit card debt, including the balances and APRs for each. Thank you in advance.	CitiBank MC $29,299 -20.99% BOA Visa $23,790 - 13.99% Chase Visa $9,035 - 14.24% Chase MC $11,687 - 5.24%
Will you be paying the 24K from this loan entirely towards tax debt? Thank you in advance.	no, $12k towards taxes and the remainder to pay down the high interest rate credit cards
Me again. Your $24,000 "OTHER" (Debt Consolidation-Pay Taxes Due) loan experiencing s-l-o-w funding (i.e., currently just 5.52 percent). Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors Review Status and/or Income Verified will reflect updated status. Result is loan then will attract more investors (lenders) who are currently "sitting-on-the-fence" and requested loan will 100 percent fund much quicker. Member 505570 RetiredUSMCInvestor sends 02.01.2010 @ 6:51 AM ET.	My status shows they still need to verify my bank account. I am guessing since it was the weekend, they could not do either one of these things.

Member Payment Dependent Notes Series 480965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480965	$7,000	$7,000	10.62%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480965. Member loan 480965 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,107 / month
Current employer:	Genesis	Debt-to-income ratio:	17.58%
Length of employment:	4 years	Location:	PITTSFIELD, MA

Home town:
Current & past employers:	Genesis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > personal Borrower added on 02/03/10 > I'm just trying to obtain the loan so that I can catch up on a few bills and take care of a few minor home repairs. My income, from a very stable job, will more than provide the needed revenue to pay the monthly payment. I usually can meet my monthly expenses, but, as I said I'm just in need, at the moment, for a cash infusion to take care of some unexpected bills.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,805.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what about bills are unexpected?	These are not normal bills, such as the need to replace refrig. and service and/ or replacement of furnace. These are the unexpeected bills I'm refering to.

Member Payment Dependent Notes Series 480970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480970	$13,750	$13,750	12.73%	1.00%	February 11, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480970. Member loan 480970 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	22.23%
Length of employment:	1 year	Location:	West Hartford, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > Thank you for freeing up capital!

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	40
Revolving Credit Balance:	$17,053.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I do financial advisory consulting (mergers & acquisitions and valuation assistance) for two firms. I also have a part time massage therapy career. Thanks!
Please list your monthly living expenses (rent/util/cable/phone/insurance/everything else). Thank you in advance.	Total $1565/month. Rent is inclusive of util/cable at $650. Mobile phone $60. Insurance is $205 (professional liability, medical and auto). I have a personal loan at $350/month, and am currently paying $300/month on credit cards (normally I carry a $0 balance on those). Part of this loan will eliminate that $300. Thank you!

Member Payment Dependent Notes Series 480999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480999	$10,000	$10,000	13.85%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 480999. Member loan 480999 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,060 / month
Current employer:		Debt-to-income ratio:	16.50%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	6
Revolving Credit Balance:	$20,800.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APR's) as well as your monthly living expenses so we can see how the loan payments will fit into your budget. What is your source of income? Thank you in advance.	You dont have to sent me the money Just the payment, the money can go to 1-Chase A/C 5409790600784492($4,567.61 2-Wachovia-4312439409665952($4288.80 3-HSBC-4405610077469418($4288.80 4-Raymour&Flanigan A/C5774421091154303($2981.87 Income ss 16,600 Pention 28.000 My Promblem came about due to Medican Operation ..call if you need more infor

Member Payment Dependent Notes Series 481015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481015	$20,000	$20,000	13.11%	1.00%	February 10, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481015. Member loan 481015 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sol Meli???? Vacation Club	Debt-to-income ratio:	14.29%
Length of employment:	1 year	Location:	orlando, FL

Home town:
Current & past employers:	Sol Meli???? Vacation Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > With this loan, I plan to pay-off and close all high interest credit accounts. Then immediately begin to payoff Lending Club amount as soon as possible. Thank you for assistance in advance.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$21,231.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list all credit card debts with their balance and rate. Also can you list your monthly expenses mortgage, utility, student loan etc. Your postition at Sol Melia Aj Vacation. the amount on your emergency fund. What steps have you taken not to get in to further debt. What was the reason for your current dept. I will fund after receiving these questions.	Thanks for inquiring. My marketing position was created as a cost saving move by the company. I was brought on board to handle services that were sent to outside vendors. The reason for my debts was to help pay for medical expenses for a family member. I'm taking this initial step to consolidate all the debt into one lower interest account that I can pay off in three years or sooner. I suppose my second step will be to close these credit accounts unless they will hurt my credit by doing so. Emergency funds: $4,300.00 savings Monthly expenses are as follows: Mortgage: $698.00 Auto: paid for All utilities 375.00 Credit balances and rates: Card #1 rate: 23.99%, balance: $5368 Card #2 rate: 19.24%, balance: $6587 Card #3 rate: 18.8%, balance: $6318 Card #4 rate: 12.74%, balance: $2000
Were you aware that closing credit lines can hurt your credit score? If you're serious about not using these credit cards again, pay them down to zero, cut up the cards, but leave them open. Closing them will definitely hurt your score!	Thank you for your advice. I was not aware of that until I read a comment on another post as well. I will gladly shred the cards :)
What is the current monthly payment (you pay not minimum) on your CC debt?	It varies but usually between $550-825 monthly. I also freelance and can put a little extra towards an account from time to time.
It sounds like you intend to pay this loan off before the three year term. Can you give us an idea as to how early you think you pay it off? Early payoffs reduce lenders' returns, as you know. Thank you and good luck with your loan.	I hope to pay off the loan a month early. It's simply a goal I've set for myself.
Do you recall what your delinquency was about 2 1/2 years ago?	I was away on vacation and missed the payment, my mistake.

Member Payment Dependent Notes Series 481034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481034	$25,000	$25,000	11.36%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481034. Member loan 481034 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	The Kramer Group	Debt-to-income ratio:	11.11%
Length of employment:	< 1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	The Kramer Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > This loan is consolidate all our debt into one payment and allow us to close unneeded accounts.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	12
Revolving Credit Balance:	$7,462.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, Forgive me for asking but your revolving credit balance reflects less than $7,500.00. Why are you asking for $25,000.00? I look forward to hearing back from you. Thanks much!	It's a consolidation loan of my debt as well as my wife's which is not reflected in the revolving credit balance.
Please provide some info on the debt you are consolidating - amount, rate and current monthly payment MADE not minimum due? What are your other $ monthly expenses (rent, car, utilities etc)?	I'll be honest with you, I'm not sure what that is. I plan to research that myself.
Me again. Thanks for the response. The info for your loan that we lenders see shows a delinquency from 12 months ago. Can you explain what this was from? Thanks	I'll be honest with you, I'm not sure what that is. I plan to research that myself.

Member Payment Dependent Notes Series 481040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481040	$25,000	$25,000	14.59%	1.00%	February 12, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481040. Member loan 481040 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	One-Eighty Optics	Debt-to-income ratio:	14.64%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	One-Eighty Optics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > Good morning. I wanted to provide some additional information regarding the purpose of the loan that I have requested.... A divorce left me with a $17k debt on a credit card that is jointly held between me and my ex-wife. Per the decree, I am responsible for this amount and need to move this into an account that under my name. I currently do not have available funds to make this happen. I pay approximately $850 a month on bills owed. I have asked for $25k so that I can consolidate most of the debt owed by me, while keeping my future payments close to their existing amount. This loan request will do just that. I realize that some lenders are concerned about consolidation loans because the recipient will simply use it to free up space on currently held credit cards, thereby running the risk of even more debt in the future. In my case, I am asking for credit so that I can close existing credit accounts held jointly with my ex-wife. No additional credit lines will be available to me to create more debt as a result of the loan requested here. I hope this additional information helps potential lenders with their decision to make funds available to me. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,675.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 D C loan: (1)-Position (J-O-B/ROLE)@ One-Eighty Optic is ? 2-TransUnion Credit Report reflects $31,678 revolving credit balance. Total $ payments per month are? (Total actualy PAID and not minimum payments DUE per month.) (3)- Application reflects Length of Employment current employer < 1 year (less than 1 year). Provide 3 years PRIOR work history (or school if applicable). Answers required for all T-H-R-E-E questions. Member 505570 RetiredUSMCInvestor sends 01.31.2010 @ 9:45 AM ET.	1. One-Eighty is my own company. It's in start-up phase. Manufactures motorcycle apparel with focus on sunglasses. 2. Total amount paid per month for all debt is $800. $17k of what I am requesting is from a divorce that is tied up jointly and I need to put in my name only. Other $6k is to simply maintain a payment close to current. Rest is in an account that does not need consolidating. 3. Prior employment as CEO of Realtor Association of the Sioux Empire in Sioux Falls, SD. Was for 4 years.
Is your $6,250 / month income solely from the business you just started? Thank you in advance.	I do some consulting on the side. This includes working with a friend's marketing company, which specializes in online and offline marketing to the Hispanic community. Also, I am in negotiations with a Multiple Listing Service provider to help them increase market share in Mexico and South America. This is not a done deal yet; however, I expect to have something settled with them i February. The later would include a fixed fee, plus commission. Again, my purpose here is to consolidate some bills, most of which remain from a divorce. The corresponding accounts where the divorce laden bills are will be closed. I mention this because I currently pay these bills. I am therefore not looking for more available credit per se, but rather to get credit in the approximate amount that is anticipated to be closed. Thanks for your questions.
Have the credit card companies agreed to close the joint accounts? I ask this only because I am aware of similar situations in which the cc companies refused to close the joint accounts despite the divorce decree, based on the fact that the joint credit agreement took legal precedence since it was signed prior to the divorce. Of course if both joint card holders agree to close the accounts, then the cc companies did close the accounts. I am not an attorney - I suggest that you consult one to be sure that you will be able to close the cc accounts, preventing any further charges from being made on the accounts.	Yes. Everything has been agreed upon and the bank is aware of the account being closed. This is not going to be a problem. Thank you for your question.
Hi there, What is your backup plan for repaying this loan if your business does not take off or produce the level of income needed to get by? Do you have any other assets such as 401ks or investments that you would dip into if necessary? Thank you in advance for your answers and I do wish you the best on your new business venture.	Thank you for your question, as well as the warm wishes for future success. Already things are moving forward in very positive ways. In the meantime, I have begun working as a marketing consultant for a company called Hub Marketing. I am a 1099 independent contractor charged with growing the business into areas not already being tapped. Hub Marketing works with companies to help them plan and effectively market to the growing Hispanic community. Tapping mostly into connections that I have made from the Association management world, we are targeting the MidWest as a geographical area that is largely under-served, yet in need of these services. As a point of reference, my last eight professional years have been spent as the chief lobbyist for the Ohio Hotel industry and the CEO of the REALTOR Association in Sioux Falls South Dakota. I have made a considerable amount of contacts during that time and am successfully working that angle as a marketing consultant. I hope this answers your question. Thanks again.

Member Payment Dependent Notes Series 481049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481049	$3,000	$3,000	10.62%	1.00%	February 16, 2010	February 13, 2013	February 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481049. Member loan 481049 was requested on January 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	target	Debt-to-income ratio:	10.60%
Length of employment:	1 year	Location:	strongsville, OH

Home town:
Current & past employers:	target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/30/10 > My goal is to obtain a BSN degree, with a primary focus on pediatric nursing. I enjoy working with people, especially children, and helping them resolve their problems if I can. I currently work full time. I really feel this is my calling, so I want to pursue it if I can.

A credit bureau reported the following information about this borrower member on January 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,154.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you continue to work full-time while you are in school?	Yes.

Member Payment Dependent Notes Series 481236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481236	$12,000	$12,000	14.22%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481236. Member loan 481236 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	scientel wireless	Debt-to-income ratio:	16.06%
Length of employment:	2 years	Location:	richardson, TX

Home town:
Current & past employers:	scientel wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > Consolidation of two credit cards. I have good credit and a stable job

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,548.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please list your current minimum payments and APR for each CC you are trying to consolidate? thanks	$7800 on a Chase card @ 18.3% APR - Min payment is $201 $4000 on a Citi Card @ 13%. Min Payment is $105
Are there school loans that would effect your DTI? What are your other financial responsibilities?	I am reimbursed for all educational expenses through my company. I have a car payment, but thats the only other recurring expense I have aside from utilities and rent.
Hello, Could you please list what your car payment and rent is? Thank you.	Rent is $875, my Car payment is $410.
How did your CC debt get so high? Having you changes your spending habits moving forward?	It was laid off 18 months ago and ran up a bunch of debit, then through a move and spending on credit I managed to dig myself in hole. I've thus cut all the cards up, as so I can pay off all my accounts to save my credit. I've learned the hard way, but in the end, we all have to live on cash.
what type of engineering degree do you have? How many layoffs have there been in your company and in your division?	I work for a company that has doubled in size in the past year. I do Network Engineering for a Wireless Company. I am in school currently for my BSEE
How soon will you graduate? Thank you in advance.	I'm about halfway done with my degree. I attend school at night as I work full time so it takes me a little longer to finish my degree. Another 3 years and I should be all done.

Member Payment Dependent Notes Series 481266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481266	$15,000	$15,000	10.25%	1.00%	February 10, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481266. Member loan 481266 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Credit Agricole Structured Asset Mgmt	Debt-to-income ratio:	23.85%
Length of employment:	1 year	Location:	new york, NY

Home town:
Current & past employers:	Credit Agricole Structured Asset Mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I've been gainfully employed since May of 1999 and have never gone more than 1 month unemployed. My current job outlook is very stable (1 year 10 months). I want to reduce credit card interest rates about to reset by using my lower Lending Club APR. My incentive to reduce/eliminate my debt is so I can get engaged this year and married next year. Many thanks for your consideration.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,801.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Credit Agricole Structured Asset Mgmt? Thank you in advance.	I work in middle office and am responsible for all operational/administrative functions that one would find at a fund of hedge funds.
It says you have about $28k in debt. What does that entail? How many credit lines is that from? And what are the APRs? Thanks.	The $28K debt is spread across 3 credit card accounts. Two of the three are either low APRs (3% or less) and one about to expire (will go from 3.5% to probably 18%+).
Please verify your income by contacting Lending Club @ 1-866-754-4094. This will help assure 100% funding of your loan.	Yes, I am waiting on Lending Club to contact me (I tried contacting them without success) and then I will verify my income asap.
Hello, Could you please list your monthly expenses? Thank you.	Monthly expenses are: Coop maintenance is $753 - I have one room mate and her rent to me is $800. $82 dollars per month for the subway. $90 for gas/electric bill. $110 for cable/internet. $75 for cell phone/home phone line. $450 per month for food. Total monthly expenses = $1560 and yearly = $18,720 Total net yearly income = $48,000 Thank you for your consideration.
Total monthly expenses 1560 - leaves ~2500/mo if I figured it right. Are you paying 2500/mo on your credit cards? Did I miss something? Thank you in advance.	I'm paying approximately $1,850 in monthly credit cards. Thanks
Congratulations on your upcoming wedding! I don't want to sound intrusive but I have a few questions: 1. Are wedding expensed paid for (counted for)? 2. Is your future spouse employed? If so, how much would your combined monthly income be? Thank you!	Wedding expenses are not accounted for. The main goal is to enter the wedding without any debts on my part. Total wedding expenses will be about $5,000 and the wedding is slated towards the end of 2011. My future spouse is gainfully employed by the State of New York and our combined net income is between $80,000 and $90,000.

Member Payment Dependent Notes Series 481306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481306	$20,000	$20,000	13.85%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481306. Member loan 481306 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	Mitchell International	Debt-to-income ratio:	23.45%
Length of employment:	3 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Mitchell International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Looking for a great way to consolidate debts. This is a great way. I have always paid my debts (never defaulted) and make 6 figure income.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,642.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your income, I have to ask how you accumulated all the debt? Thank you in advance.	I had some unexpected minor medical issues that weren't covered by insurance and a some poor spending choices (nothing that happend in last year+). Taking care of the debt was no problem until CC companies decided to up rates to crazy level even for very good long-term customers. Just looking to redirect debt to fixed loans and get away from credit cards. Thanks!
I have the following questions: 1. Position at Mitchell International? 2. Glad to hear you make +100K! Can you please, verify your income with LendingClub? Call them for details! 3. List of recurring monthly expenses (mortgage, utilities, insurance, car payments, et al) 4. Balances and rates on the debt you are trying to pay off? 5. What does your +37K revolving debt balance consist of? You seem a responsible borrower, but the amount of money your are requesting and the high revolving credit utilization is very unnerving. I will only consider investing in your loan, once you have thoroughly answered these questions. Thank you!	1. Position at Mitchell International: Senior IT Project Manager 2. Income verification in process. I have provided last check stub for 2009 (with YTD totals) plus first 2 bi-weekly checks for 2010. They confirmed this morning they received my information. 3. List of recurring monthly expenses (mortgage, utilities, insurance, car payments) Rent: 750 (incredible deal) Utilities\cable\cell: 350 Insurance: 125 Car payments: 0 (paid off in '09) 5. What does your +37K revolving debt balance consist of: Consists mainly of medical expenses from the last year (parts not covered by insurance) and some household purchases (living\bed furninture) from '08 that I didn't get paid off becuase of '09. High revolving utilization is because I closed a couple of open\unused cards as I wasn't expecting to apply for credit until other stuff was paid off. But CC companies, thought I have a great track record, raised rates (perhaps becuase of my closing accounts). I want to put this debt into fixed rate to avoid future increases. I expect to pay this loan off early, if its funded, but just don't want future interest surprises associated to credit card companies and their current practices. Please let me know if there are any other questions I can answer.

Member Payment Dependent Notes Series 481316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481316	$12,000	$12,000	12.73%	1.00%	February 10, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481316. Member loan 481316 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,197 / month
Current employer:	County of Santa Clara	Debt-to-income ratio:	18.35%
Length of employment:	8 years	Location:	Campbell, CA

Home town:
Current & past employers:	County of Santa Clara
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Hello, I want to combine my three credit card balances into one loan. Besides only paying one payment per month I am also interested in the low interest rate offered. My current interest rates: 1) Discover: 16.74% 2) Amex: 15.21% 3) Sccfcu: 12.96% I've been employed with the same public agency for 8 years and am finally seeing the fruits of my labor. I would like to get my personal finances to run parallel with my career. I hope to pay off my balances soon. The monthly payment for this loan is very close to what I already pay in minimum payments for my current credit card balances. I didn't apply earlier because I didn't know this type of program existed. I appreciate your investment in me and I hope we all come out ahead.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	5
Revolving Credit Balance:	$12,006.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the recent delinquency? Thank you in advance.	I know there is no excuse, but I opened a Sears account (15% discount) and had a balance of $58 and a minimum payment of $10. Since it was a small payment, I had put it in the back burner pile. And I didn't get to it in time. I went ahead and paid it in full.

Member Payment Dependent Notes Series 481324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481324	$16,000	$16,000	13.11%	1.00%	February 11, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481324. Member loan 481324 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,233 / month
Current employer:	Brigham and Women's Hospital	Debt-to-income ratio:	20.96%
Length of employment:	3 years	Location:	AUBURNDALE, MA

Home town:
Current & past employers:	Brigham and Women's Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Consolidating payments to free up income to seed a small business venture and eventually buy a home. Borrower added on 02/02/10 > I have a very secure job, with lots of opportunities for overtime. I generally make more than is shown above. I grossed $74000 for 2009-single, no children. Most of this debt is credit card debt that accumulated through my less than financially secure and organized 20's, but I have been cash-mostly for 2 years now. I have started on John Cummuta's debt-elimination program, and have starteda small e-business, just getting started there. My goal is to consolidate to one payment, so that my 600/month is actually making a noticeable dent in the balance. My only other debt is a car loan of $400/month and a school loan at $100/month. My rent is $700/month, and my roommates and I are hunting for a cheaper place, which isn't too easy in Boston. My overall expenses run at about $600 for all utilities, car ins, phone, etc. I put $400/month into an emergency savings account and may use some of that to pay this bill when I have a comfortable emergency fund established. I also have a small investment account that I'm using as a house down-payment account. I'm very reliable with my bills, and am a scrupulously honest person. If I borrow something, I will give it back. I'd rather give this money to other people who are helping me out, as opposed to the bank, and especially rather than the credit card companies. I'm getting rid of all but one low-interest Upromise credit card that pays a percentage of my card purchases toward my school loan payments. All this blabbering is my long-winded way of saying that I'm ready to move on from poor planning and choices in my past and move forward so that I can start making my money work for me, instead of the other way around!

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	95
Revolving Credit Balance:	$16,327.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the debt consist of, and how did you accumlate it? Thank you in advance.	Mostly credit card debt. I'm canceling most of my accounts and simplifying my finances all around. I've gotten much better at living on a cash-only (or mostly) system Most of it accumulated when I was out of work for several months on disability and was in an expensive rental lease.
Mint.com or yodlee.com are free sites that you may find useful in achieving your goal. I use yodlee and it has made my life much easier. FYI - Keep an eye on all the mail you get from the CC because they have been adding on additional fees, some of which are called "inactivity fees." What is your position at Brigham and Women's Hospital? Thank you in advance.	Thanks for the tip! I might try mint.com. It looks like it's in a format that would work well for me. The add-on fees is one of the major reasons I'm consolidating debt and closing my high-interest accounts. Only going to keep a couple of my good rate cards for emergencies and small purchases to keep them active. I'm an x-ray tech at the Brigham. Are you from the area?
What is the monthly payment you are currently making (paid not minimum due) on your CC debt?	typically between 600 and 700/month, so the payment amount on this loan will actually be less than what I'm already spending, so I'll be able to make larger payments most of the time
Can you please, list the balances and rates on the credit card debt you are trying to pay off? Thank you!	MC $1000 19.99%; MC $1000 19.99%; Visa $1500 14.24%; Visa $3900 9.24% (only acct leaving open) MC $2300 10.99% (acct already closed) LineofCredit $6500 18.99% (acct already closed)

Member Payment Dependent Notes Series 481360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481360	$5,000	$5,000	10.99%	1.00%	February 12, 2010	February 14, 2013	February 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481360. Member loan 481360 was requested on January 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,524 / month
Current employer:	Timothy Gallagher	Debt-to-income ratio:	9.53%
Length of employment:	2 years	Location:	Cupertino, CA

Home town:
Current & past employers:	Timothy Gallagher
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/31/10 > I am a manager at a dental office. I want to consolidate high interest debt into one payment. I want to get out of debt in 3 years so I have better control of all my money. I just start my career and most of the debt I got into from while I am going to college.

A credit bureau reported the following information about this borrower member on January 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,184.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all the debts (type/balance/APR). Thank you in advance.	Bank of America (APR 23%) Balance $5,000 America Express (APR 27.23%) Balance $2,000 Discover (APR 17.24%) Balance $1,500 Macy's (APR 29%?) Balance $ 5,000 Keypoint Balance $10,000
Thank you. How much are you currently paying each month towards those debts? (actual amount being paid, not the minimum payments) Thank you in advance.	I pay $200 to each card, but the high interest is killing.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	Bank of America (23.00%), Balance $5,000.00, paid $200.00 monthly; America Express (27.23%), Balance $2,000.00, paid $200.00 monthly; Discover (17.24%); Balance $1,200.00, paid $200.00 monthly; Macy's (VISA) (23.00%), Blance $5,000.00; paid $200.00 monthly; Keypoint (car payment) Balance $10,000.00; paid $350.00 monthly; Rent $800.00; Car insurance $100.00; Food $200.00; Dog $50.00; Other $100.00 Saving = $100; Emergency fund = zero; Investment = zero I graduated 4 years ago. My first job was at Scribbles Montessori in Fremont, CA as a preschool teacher for 2 years. Because of the everyday commute and family problem, I left my job to move closer to my parents to help them out. Now, I am work as a front office manager at a dental office in Sunnyvale, CA. I plan to pay off my credit card debt ASAP, then go back the college to get my teaching credential. I live with my brother, and we divide the rent into half. As of today, I try to pay $200 fro each credit card, I have no emergency funding save aside. I want to pay off the credit card debt ASAP so I can be in control of my money and invest.
Just some advice from me about paying off your cards: Once you get this loan, dump it all onto the highest interest card and pay it 100% off. Any left over, use on the next highest interest entirely. Don't split it up between all of them. Then, after make only minimum payments on all credit cards except the highest interest card. Dump all of your payoff money to that next highest interest card until it too is payed off. Then move on down the line - always paying minium payings on the lower interest cards, using all your credit card pay off funds on only the highest interest card. Keep this cycle up until they are all payed off. This will minimize the interest that you pay over the life of the bills. Needless to say, close the accounts on the high interest cards after you pay them off to prevent yourself form getting into the same situation again.	Thank you for the advice. I will follow it through.

Member Payment Dependent Notes Series 481416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481416	$16,000	$16,000	14.22%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481416. Member loan 481416 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Keller Williams Premier Realty	Debt-to-income ratio:	12.41%
Length of employment:	< 1 year	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Keller Williams Premier Realty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > This is a saftey net loan. While I sold 22 homes last year, I also had some unexpected money bombs that could not be predicted and won't be repeated (sewer line to home collapsed, broken bones from a freak accident with a high deductible insurance plan, etc.). So now, in the midst of the slow months in real estate, money is tight. However, the year projects to be incredible. I've teamed up with one of the highest producing agents in the Twin Cities, and I'm already on pace to sell at least 60 homes this year (5 listings in the month of January, and an aggressive, low-overhead plan to get more). So I'm looking for a safety net to ensure a little breathing room for the time being. I'm working mainly with Sellers in distress, and these sales can take more time - but the market is abundant with people who need help. And after all, that's why I got into this business. I appreciate your investing in me. I'm very grateful for a service like this. Borrower added on 02/01/10 > Note that I have been a Realtor for over 4 years; coming off my best year ever. Unfortunately, it was a year with a lot of unexpected and not repeatable personal financial surprises (personal injury; freak home repairs). However, I've teamed up with one of the highest producing agents in the Twin Cities, and I have an aggressive, low-overhead plan which is starting me on pace to sell over 60 homes this year. I'm working with Sellers in distress, and they take longer than usual to close ... so I'm hoping for some breathing room while I continue to get homes listed and wait for the closings. I really appreciate this service.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,113.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many homes do you personaly have listed at this time? Any under contract? How many are short sales?	I currently have 4 listed, with another coming on today and another Listing contract signed ... just trying to work some things out with the lender. Those listings were all in the month of January, so I anticipate an average of 5 or more listings a month this year. I have very strong indications from two additional people that we will be listing this month. 5 of these are short sales, and 1 is not. My team specializes in short sales and has an over 85% close rate. We employ a full time negotiator to handle things with the bank, while I work with the clients. Of my listings, one has received multiple offers (the non-short sale), and we will be deciding on which one to choose in the next few days, and one of the short sales has an accepted offer with one of the two mortgages - just waiting to work things out with the 2nd. We're very experienced and aggressive with short sales - not like a lot of these agents that wait around and think about what might happen. We help the client make it happen! Let me know if you have any other questions.

Member Payment Dependent Notes Series 481423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481423	$13,000	$13,000	10.99%	1.00%	February 10, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481423. Member loan 481423 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Purnell Furniture Services, Inc	Debt-to-income ratio:	16.36%
Length of employment:	7 years	Location:	Stanley, VA

Home town:
Current & past employers:	Purnell Furniture Services, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > With the death of my father and getting son lap top for college, my expenses went up a great deal for a short period. All problems are paid for and son is paying his way through school. So I need to get an interest rate that makes sense to pay off my bed, discover card and HSBC mastercard. This will do the trick. My job is extremely stable, we are expanding in a poor economy as we help business save money. And it appears in addition to my income we will be ripe for some nice additional bonus income this year to help. Also I receive a $385.00 car allowance monthly.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,354.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
R U BORROWING ENUF ?	yes
Please call Lending Club at 1-866-754-4094 to verify your income in order to assure 100% funding of your loan.	I will, but as we already faxed both pay stubs for January you already have that information......

Member Payment Dependent Notes Series 481451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481451	$24,000	$24,000	12.73%	1.00%	February 11, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481451. Member loan 481451 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,208 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	15.27%
Length of employment:	10+ years	Location:	maylene, AL

Home town:
Current & past employers:	The Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Consolidating 3 car loans and my one and only credit card. Borrower added on 02/03/10 > . Borrower added on 02/04/10 > I don't know if this help, hurts or is indifferent but I would like to pay this off well before the 3yr term specified in the details.....additional money over the loan minimum will be paid each month....

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	31
Revolving Credit Balance:	$9,138.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency a while back? Thank you in advance.	Would you please be a little more specific? Thanks.
As Lenders we see only a condensed version of the information Lending Club has. I see a delinquency 31 months ago. I was also wondering what your position is with Boeing? Thank you in advance.	I can't honestly think/remember what it was 31 months ago....it might have been a mix up that was surely rectified immediatley....but I can't think of what it was......I am a Senior Level Mechanical Engineer on Boeing KC-135 aircraft in Birmingham, AL.....I have been with the company 19 1/2 years.....the last 8 years in the Birmingham, AL area
I think "Just_me" is referring to the "Months Since Last Delinquency 31" in your profile...	OK.....I understand...
No worries, that one old delinquency is the only negative thing I see. I will be funding part of your loan shortly. Good luck on 100% funding quickly.	OK...Thanks...
Credit delinquencies often cause hesitation on the part of potential lenders. Although your funding appears to be progressing satisfactorily, you might want to order a credit report from all of the 3 three major credit rating agencies...that way you will be able to see for yourself who reported the credit delinquency. Once you determine the source, it will be much easier to address the questions and possibly have any misinformation corrected. It is a good practice to request a credit report annually if you are actively using credit. Hope this helps you.	Great idea....I'll look at that....Thanks!

Member Payment Dependent Notes Series 481467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481467	$10,000	$10,000	9.88%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481467. Member loan 481467 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,969 / month
Current employer:	Gap Inc.	Debt-to-income ratio:	19.61%
Length of employment:	6 years	Location:	Carlsbad, CA

Home town:
Current & past employers:	Gap Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > I am currently paying $391.00 in interest each month on three credit cards. This loan will allow me to consolidate all of my debt and cut my interest rate in half. Not only will my monthly payment be lower, but I will be on a clear path to becoming debt free. I never miss payments and I intend to pay this loan off well before it's scheduled completion.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,652.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your plan is sound. How did you accumulate so much debt in the first place? Are you working at avoiding running up additional debt? Given your current income, it is difficult to see how you can afford the payments on this loan. It would help to know how much money you have left after expenses (not including payments on your credit card debt). Your credit history shows a recent inquiry by someone into your credit, do you know what this is about? Your answers are appreciated. Have a wonderful day.	A few years ago I was in a situation where I had to use credit cards just to make ends meet. That's where the bulk of my debt came from. I also purchased a new computer setup for school and freelance graphic design projects, and paid off the balance on my vehicle. My monthly expenses are fairly minimal as my rent is low, my vehicles are paid off, and other than credit cards I only have insurance and phone bills. I generally have a few hundred dollars extra each month. I have discontinued using credit cards completely and I won't be opening any new ones. I'm assuming the recent credit inquiry was by lendingtree in my search for a debt consolidation loan.

Member Payment Dependent Notes Series 481475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481475	$17,500	$17,500	13.85%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481475. Member loan 481475 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Masa Management Group dba: Bella Bronze	Debt-to-income ratio:	22.18%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Masa Management Group dba: Bella Bronze
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > We are a fast growing salon and spa. Recently voted as the best in the city by several publications and readers. Due to our popularity and growth, we have exceed the amount of customers we can support at one time with the current equipment we have. We need to add additional equipment to support our rapid growth which will allow us to generate additional revenue. We have a solid business and ability to pay back.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	79
Revolving Credit Balance:	$38,537.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please indicate the new equipment to be purchased and how many similar pieces of equipment already exist. what city are you in? how many other spas are there in the area and from an economic standpoint why do you think people will continue to pay for spa services with impact that "discretionary" spenders are showing... thanx for your responses...	We are purchasing 3 additional units. We currently have 7. The units we are purchasing are pre-owned 2008 models, with very little time on them, close to new. They were used as demo units by the distributor. I would regularly finance these through the regular channels but lenders who cater to our industry do not finance pre-owned equipment. And if they do the rates are obscene. We are purchasing these units for 40% less off what their current market value is, as the distributor needs to move them to make room for the new models. There are currently two similar business within a 5 mile radius with outdate equipment that is more than 10 yrs old and lack of the loyal customer following we have.. Regarding ???discretionary spending??? our core customers who are primarily young professional women are actually spending more on spas & spa related services. Taking vacation time from work these days puts you on the endanger list. These types of customers are rethinking the weekend get away to the expensive spa resort and are choosing to pamper themselves for a fraction of the cost 2 blocks away from their home. While they are also cutting back on $300 shoes & bags, having flawless hair, beautiful skin, and being pampered is something that some women and man can???t live without.

Member Payment Dependent Notes Series 481494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481494	$25,000	$25,000	12.73%	1.00%	February 11, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481494. Member loan 481494 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	New York State Unified Court System	Debt-to-income ratio:	21.63%
Length of employment:	10+ years	Location:	VOORHEESVILLE, NY

Home town:
Current & past employers:	New York State Unified Court System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > My wife and I built a large addition on our house in 2008. Unfortunately, the Credit Union we were using was told by their Board of Directors that they reached their funding cap and we had to go ahead and finance an unfinished product. As a result, we had to finish the house with credit cards. We make plenty of money to pay this loan and really appreciate any help you can lend us. If you'd like to stretch this out to a 5 year note to lower our payment and make more interest, we'd do that as well. If not, the 3 year term works as it's less then we are paying now and we've never been late on our bills. Thank you very much.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,833.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 Debt Consolidation loan: (1)-Position (JOB/ROLE) @ NY State Unified Court System is? (2)-Reported $10,083 pm gross income is 1 wage-earner? Or combination 2 wage-earners? Thanks for answers to B-O-T-H questions. FYI: Lending Club maximum term limit for unsecured personal loans is 3 years (36 months). There is NO early payoff penalty involved if balance is paid off early. Member 505570 RetiredUSMCINvestor sends 02.02.2010 @ 6:38 AM ET	My title is Chief Clerk. $10,083 is just for wage earner one. Wage earner two adds another $4250. Thank you.

Member Payment Dependent Notes Series 481500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481500	$15,000	$15,000	7.88%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481500. Member loan 481500 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Fiserv	Debt-to-income ratio:	3.41%
Length of employment:	4 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Fiserv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > purpose of loan is simply to replace existing loan (for requested amount) at a lower apr.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,048.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a list of your monthly expenses.It would be useful to know what your other obligations are. Please include housing, utilities, other loan payments,etc. Thanks in advance for your help.	Type your answer here. monthly expenses identified on application
As Lenders we see only a condensed version of your application, and then obtain whatever specific information we need to base or decision on which loans to invest in, by asking the Borrowers questions. We do not know who you are, and do not want to know your name or anything that would compromise your identity. I would also like to know the answer to the question posed by "612037" Thank you in advance.	Type your answer here. Mortgage and escorw apporx 2000 per month - only other loans are a student loan and heloc. All cc bal pif each month
Congratulations on your excellent credit score! From your previous answers, I understand you are hesitant answering some of the questions in full. We lenders, aren't after your personal life, but need to get a clearer picture in our mind of your ability to pay off this loan. So please, bear with us! I have the following questions: 1. Position at Fiserv? 2. Your recurring monthly expenses in $$ (you have only listed your 2k in mortgage and escrow) 3. What are the balances and rates on the CC debt you are trying to pay off? Thank you!	Type your answer here cc balances are all pif each month - loan is not for them
We can't see your application. I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Fiserv? If you pay your cc's in full each month, what is the debt for? School? This will shed some light and should help lenders lend you the $$ you are asking for.	Type your answer here. Income including spouse is $130K Monthly expenses are approx $3500 revolving credit is HELOC Savings (IRAs, 401K, Broker accts, online savings) >$200K Occupation - Analyst Spouse - Designer

Member Payment Dependent Notes Series 481585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481585	$11,500	$11,500	7.51%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481585. Member loan 481585 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Prince William COunty Govt.	Debt-to-income ratio:	9.82%
Length of employment:	9 years	Location:	Bristow, VA

Home town:
Current & past employers:	Prince William COunty Govt.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > I have worked hard at building excellent credit and want to consolidate two remaining credit lines and reduce my monthly bills. This will also allow me to be out from under that debt in three years.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,944.00	Public Records On File:	0
Revolving Line Utilization:	13.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Prince William COunty Govt.? Thank you in advance.	Police Officer

Member Payment Dependent Notes Series 481615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481615	$11,600	$11,600	13.48%	1.00%	February 11, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481615. Member loan 481615 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Eclipsys Corporation	Debt-to-income ratio:	10.90%
Length of employment:	2 years	Location:	O Fallon, MO

Home town:
Current & past employers:	Eclipsys Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	28
Revolving Credit Balance:	$3,715.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (type/balance/APR) Thank you in advance.	Timeshare/$7,150/16.99% Credit Card/$1,000/18.25% (will be paid off by april) Credit Card/$2,200/23.90%
What are the balances and interest rates of the cards you're refinancing? Also--your credit utilization is about $1000 according to the credit report--why are you requesting $12k?	I am not sure the date on the credit report you are referring to... I have a timeshare mortgage for which I am currently making more-than-minimum payments. The balance there is $7,150 with an interest rate of 16.99%. My primary reason for considering this loan is to reduce the interest rate. I also have two credit cards that I have been paying on (balances of $1,000 and $2,200 with interest rates of 18.25% and 23.90% respectively), which I thought I might use this opportunity to refinance as well. I do not need 12K, but the available amounts to select from in the application were such that 12K seemed the most appropriate option.
Please describe the delinquency 28 months ago on your credit profile.	In the summer and fall of 2007, I was working in a relatively low-paying job and struggling to make ends meet. I had a couple unexpected expenses that made it necessary for me to miss a couple credit card payments. The impacted accounts were brought back to current and subsequently paid off, but there was a rough patch.
Hello, Could you list your other monthly expenses (mortgage, car, etc.)? Thank you.	Housing (mortgage, insurance, taxes, maintenance, etc.): $1,385 Car Payment (last payment is Mar. 2010): $350 Living Expenses (utilities, groceries, gasoline, childcare etc.): $1,313 Debt Service (to be refinanced with proceeds from lendingclub.com): $427

Member Payment Dependent Notes Series 481621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481621	$9,600	$9,600	13.85%	1.00%	February 12, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481621. Member loan 481621 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Citadel Environmental Services, Inc.	Debt-to-income ratio:	4.95%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Citadel Environmental Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/01/10 > Hello! This will be my second loan consolidation through Lending Tree - to which I was never late in my previous payments, and paid off the loan over a year early! Thank you so much for your assistance!

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	47
Revolving Credit Balance:	$16,733.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position/responsibilities at Citadel Environmental? REA registration? The loan you plan to consolidate? APR? Thanks in advance for your response.	I am Vice President, responsible for development and implementation of internal policy/procedure, as well as Sales. We have two REA's on staff. Consolidating two credit cards at 25% and 28% APR (rate was recently increased due to new credit card regulations). Please let me know if you have any other ?'s.
Please describe the delinquency 47 months ago on your credit profile.As well, your current payments on each of the credit cards.	The payments on my current credit cards are nominal, that is not the issue. It is the high interest rate that I am looking to reduce. If 47 months of good payment history is not enough for you, I respect your decision not to contribute to my loan.
Avoiding the question tells me enough. Good luck.	I am a solid investment. I have already mentioned I have one Lending Club loan that was paid in full last year (1 year early!) in the amount of $15,000. Those monthly payments were $450, so I can afford this monthly payment easily. My rent is $900 / month, my car is paid in full(!) and car insurance is $122 / month. The other debt not consolidated on this loan is at 9% interest rate - and I pay $150/month on that. Other than these payments, I have no financial responsibilities. I am a 31 year old woman, building her career, and trying to get out of the debt I put myself in during college and in my 20's. I have been working since the age of 15, and on my own since the age of 18 - completely financially independent of my parents. I lived on credit cards in college, and when I was out of college. I believe the 47 month delinquent was from a Banana Republic credit card that I forgot to pay, but honestly when I saw that question I was a little taken aback. I was never asked these questions on my last Lending Club loan. I know I've worked very hard over the last 4 years to get myself to half of the debt I was in originally. So, avoiding the question really didn't tell you anything. I would hope in the future instead of making an assumption, you simply ask for more clarification. Otherwise - just don't invest your money in that person. Your comment makes you appear really rude, but I won't assume that about you. I wish you luck as well.
You answered the question in your own way and I like that. I will invest in you again!	Thank you, kindly!
I like the way you handled yourself with poise and grace. Your answers address any outstanding concerns. I will invest in you too!	THANK YOU SO MUCH!!!
I'm not sure if borrowers can browse other current loan request postings; the mismatch in expectations might be from a change in practice over time. I have hundreds of notes, and while several of them list past delinquencies, I've never seen such a listing without a follow up post asking "Please explain the delinquency X months ago". Asking for current payments is common. I think neither the investor nor the borrower is in the wrong here; I'll invest.	Thank you!

Member Payment Dependent Notes Series 481657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481657	$9,600	$9,600	7.51%	1.00%	February 11, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481657. Member loan 481657 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	NYC TRANSIT	Debt-to-income ratio:	9.89%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	NYC TRANSIT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,592.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you selected a particular car to purchase yet? Thank you in advance.	YES I DO
what is your occupation with NYC transit?	I AM A CAR INSPECTOR
What kind of car are you going to buy?	2005 LEXUS GX 470
Are you putting any of your own money down on this car	YES I AM
How much are you putting down?	$5000
Please provide your employment history prior to NYC Transit. Thanks.	DO YOU WANT MY PAYSTUB OR W2.
what type of property do you own? How much money are you putting into your car deal?	HOME

Member Payment Dependent Notes Series 481689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481689	$4,000	$4,000	13.11%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481689. Member loan 481689 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	St. Joseph Hospital	Debt-to-income ratio:	20.88%
Length of employment:	2 years	Location:	TUSTIN, CA

Home town:
Current & past employers:	St. Joseph Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Need to consolidate some payments to get a fresh start before entering Nursing School. Borrower added on 02/04/10 > Need to consolidate before starting Nursing School

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$9,418.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at St. Joseph Hospital? Thank you in advance.	I am a Patient Care Tech (EMT-B) in the Emergency Room.

Member Payment Dependent Notes Series 481715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481715	$10,000	$10,000	15.70%	1.00%	February 10, 2010	February 15, 2013	February 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481715. Member loan 481715 was requested on February 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,075 / month
Current employer:	Kastle Systems	Debt-to-income ratio:	3.29%
Length of employment:	3 years	Location:	Ashburn, VA

Home town:
Current & past employers:	Kastle Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	64
Revolving Credit Balance:	$4,322.00	Public Records On File:	4
Revolving Line Utilization:	86.40%	Months Since Last Record:	13
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 "Major Purchase" loan: Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ Kastle Systems is? (2)-"Major Purchase" category: Too non-descriptive. Please accurately describe intended purposes that investors $10,000 will be spent for your benefit, i.e., what to consolidate, develope, eliminate, improve, purchase or refinance? (3)-TransUnion Credit Report reflects FOUR Public Records on File, most recently 13 months ago; court judgment, taxes or wages lien? If bankruptcy; Chaprer 7 personal assets liquidation? Or Chapter 11 modified installment payment reorganization? Or Chapter 13 business assets liquidation? Explain all Public Records final dispositions. Advance thanks for answers to ALL THREE questions. Member 505570 (Retired-USMC-Investor) sends Tuesday, 02.02.2010 @ 5:45 AM Eastern Time.	1-My position with Kastle Systems is Revenue Manager. I am an accountant responsible for fairly ordinary monthly accounting tasks as well as managing a team of 4 in the billing department. Kastle is a provider of commercial building security. www.kastle.com. 2-By major purchase, I mean I would like to consolidate existing credit card bills and pay for repairing my existing car enough for it to be reliable for another year. Once my debt is consolidated I will be able to pay it off more efficiently in anticipation of buying a new car next year 2011. My current car is 7 years old with 160K miles and regularly requires repairs. I would rather work toward buing a new one. 3-The debt relating to the public records has been fully satisfied. These were related to HOA and condo fees. I was involved in a dispute with my condo association, but in most cases they have the upper hand. These monthly obligations are now paid by auto-pay through my checking account. Please let me know if I have answered your questions satisfactorily. Thanks.
What are you planning to purchase? Can you explain your 4 public records?	I would like to consolidate existing credit card bills and pay for repairing my existing car enough for it to be reliable for another year. Once my debt is consolidated I will be able to pay it off more efficiently in anticipation of buying a new car next year, 2011. My current car is 7 years old with 160K miles and regularly requires repairs. I would rather work toward buying a new one. The debt relating to the public records has been fully satisfied. These were related to HOA and condo fees. I was involved in a dispute with my condo association, but in most cases they have the upper hand. These monthly obligations are now paid by auto-pay through my checking account. Please let me know if I have answered your questions satisfactorily. Thanks.
Please explain each of the Public Records. Thank you in advance.	The debt relating to the public records has been fully satisfied. These were related to HOA and condo fees. I was involved in a dispute with my condo association, but in most cases they have the upper hand. These monthly obligations are now paid by auto-pay through my checking account. Please let me know if I have answered your questions satisfactorily. Thanks.
What is your job at Kastle Systems? How secure is your position? What is the purpose of your loan? Thank you.	My position with Kastle Systems is Revenue Manager. I am an accountant responsible for fairly ordinary monthly accounting tasks as well as managing a team of 4 in the billing department. Kastle is a provider of commercial building security. www.kastle.com. My position is pretty stable, as far as I know. The company has gone through several rifs and I have survived. The accounting department is skeletal, at best. I can't imagine them functioning without me. ;-) I would like to consolidate existing credit card bills and pay for repairing my existing car enough for it to be reliable for another year. Once my debt is consolidated I will be able to pay it off more efficiently in anticipation of buying a new car next year, 2011. My current car is 7 years old with 160K miles and regularly requires repairs. I would rather work toward buying a new one. Please let me know if I have answered your questions satisfactorily. Thanks.
Please let us know what the 4 public records on file refer to (the last one was 13 months ago, according to your profile). Thanks.	The debt relating to the public records has been fully satisfied. These were related to HOA and condo fees. I was involved in a dispute with my condo association, but in most cases they have the upper hand. These monthly obligations are now paid by auto-pay through my checking account. Please let me know if I have answered your questions satisfactorily. Thanks.
Me again. Best possible scenario when battleing HOA Boards is "Phyrric Victory- you win battle but lose war. Virginia statutes are "stacked against" individual homeowners in favor of HOA Boards which usually are self-serving crowd of same members continuously reelected, or in case where I live, reappointed in lieu of necessay quorum of owners to hold an actual Board member election. Result is same "Gestapo"-like mrntality small group controling everything. Only change every year is who in same selg-reappointed group occupies Chairman and Vice-Chairman positions this calendar year. I'll be investing in your $10,000 loan. Member 505570 RetiredUSMCInvestor 02.03.2010 @ 2:28 PM ET.	Thank you for investing in my loan. All I can say is that I have learned very valuable lessons concerning purchasing real estate (asking the right questions up front) and dealing with the HOA. Yes, Phyrric Victory is very accurate.
Re: $10,000 loan currently 70 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process? If not, refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department that is open Monday - Friday. Note that verification of one item is entirely independent of verification the other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed result is that your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines"; consequently funding pace will quicken. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.07.2010 @ 9:15 AM ET.	Thank you for the information. I have emailed them the information they requested - 2 recent pay stubs, 1 utility bill, and employer contact information. I will follow up on Monday to make sure they received everything and all is in order.

Member Payment Dependent Notes Series 481775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481775	$10,000	$10,000	10.99%	1.00%	February 10, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481775. Member loan 481775 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	Creative Electronics	Debt-to-income ratio:	24.67%
Length of employment:	10+ years	Location:	Crystal Lake, IL

Home town:
Current & past employers:	Creative Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > pay off high interest credit cards

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,287.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what actions have you take to reduce/manage your debt, moving forward? Thank you in advance.	The debt that I have is due to hospital bills not covered by my insurance. My wife have back surgery last year. One credit card with $4500 on it has a 5.9 interest rate so I am not using this loan to pay this off, but the 3 other credit cards have been had there interest rate rise from 11.9 to 23, and 13.9 to 23.9. I have been able to pay more that minimum on all the cards. Do not have any installments loans, and keep $2500 in an emergency fund. I will have these cards payed off in three years at the credit cards current rate but getting better interest rate would save myself alot of money.

Member Payment Dependent Notes Series 481823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481823	$10,000	$10,000	12.73%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481823. Member loan 481823 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	SMITH DRUG	Debt-to-income ratio:	19.05%
Length of employment:	5 years	Location:	PARAGOULD, AR

Home town:
Current & past employers:	SMITH DRUG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	59
Revolving Credit Balance:	$8,853.00	Public Records On File:	1
Revolving Line Utilization:	37.50%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency, the Public Record, and the recent credit inquiries. Thank you in advance.	I divorced in early 2000. He filed for bankruptcy and i had no choice but to sign it. Anything else I do not know about.
PLEASE GIVE US A BREAKDOWN ON MONTHLY BILLS WITH PAYMENTS AND APR THANKYOU IN ADVANCE	CAPITAL ONE CREDIT CARD = BALANCE $ 6709 APR %11.81 , DISCOVER CARD BALANCE $ 1836 APR % 18.99 AND ARVEST BANK BALANCE $ 1242 APR % 16.90 TOTAL OWED $ 9787. DOES THAT ANSWER ALL YOUR QUESTIONS ? I WISH TO CONSOLIDATE MY BILLS AND GET PAID FASTER!

Member Payment Dependent Notes Series 481831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481831	$15,000	$15,000	7.88%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481831. Member loan 481831 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	advanced fabrication	Debt-to-income ratio:	4.05%
Length of employment:	5 years	Location:	bakersfield, CA

Home town:
Current & past employers:	advanced fabrication
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > putting in back yard in new my house have $25,000.00 need $15,000.00 to complete loan will be payed off early with my bonuses my job is going very well

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,213.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have $8,213 in revolving credit balance. Are you have difficulties paying off your credit cards fully each month? How secure is your job over the next three years? Your answers are appreciated as I would like to invest in your loan. With best wishes.	no $8,213 is a new loan that has been payed down to $4,500.00 that is all apart of putting in my back yard in my new house that i have had for two years my back yard will cost some where between $35,000.00 to $40,000.00 i have $25,000.00 in cash need $15,000.00 to complete should have payed off in 1 1/2 to 2 yrs my job is very secure bussiness is going very well thanks for the question
Please contact Lending Club at 1-866-754-4094 to verify your income to assure 100% funding of your loan.	I called lending club they said i have been approved and will get 100% funding

Member Payment Dependent Notes Series 481834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481834	$12,000	$12,000	14.59%	1.00%	February 10, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481834. Member loan 481834 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	T Rowe Price	Debt-to-income ratio:	16.53%
Length of employment:	4 years	Location:	OWINGS MILLS, MD

Home town:
Current & past employers:	T Rowe Price
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > I'm applying for this loan in order to consolidate some credit card debt. The monthly payments of this loan are roughly equal to the payments I'm making on my cards now, so I'm not adding any additional monthly expenses. With the loan, I will be making one monthly payment, rather than several, and the interest rate on the loan is much better than that of the cards. Being able to take out this loan will help me eliminate my debt much faster than working on paying off the credit cards individually. I have never missed a payment, a minimum, or been late on a credit payment. I take my finances very seriously, and am planning to use this loan to eliminate debt faster than I have been.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,114.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at T Rowe Price? Thank you in advance.	I work in the equity division supporting a portfolio management team with data analysis/research.
What are the current interest rates that you are paying on your cards? How much is your monthly rent?	2 of my cards are in the 24% range, and 2 are in the 14% range - I'm rather young and didnt have much credit history, plus that coupled with economic conditions and credit conditions over the past year, the credit card companies weren't willing to do balance transfers or lower rates. My rent is $1,100 per month - actually pretty reasonable for the Baltimore area unfortunately.
Could you please reach out to Lending Club to have your income verified? This is an extra step that borrowers take to make lenders more confident in making their loans. When income is verified, there is an asterisk that gets added to the income amount to show that it has been verified. Thanks!	Yes, I will try to contact Lending Club for this verification. I understand the importance and reassurance it would provide lenders such as yourself.

Member Payment Dependent Notes Series 481853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481853	$24,000	$24,000	10.99%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481853. Member loan 481853 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Walgreens	Debt-to-income ratio:	15.69%
Length of employment:	6 years	Location:	Chicago, IL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I need a loan to purchase fitness equipment. Precor cardio equipment and Hammer plate loaded machines. These machines will go into our gym. Check out the website - www.convictionfitness.com

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,065.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What happened to the first listing? Did it not get funded? Why?	I got funded but didn't turn in my tax returns in time so they removed the loan listing and said I have to start over again. I had to get my tax returns from accountant and that took longer than expected. It's fine now. Thanks
Are there businesses similar to yours, near your location?	Our business is in Chicago's Lincoln Square area and happens to be the only gym within a 2 mile radius. We have a great location and are right across from a big park.
Lets make it happen this time! :) Kind Regards	I agree :) Thanks!
Question: Has LC Home Office (Redwood City, CA) Employment-Income Verification Team contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page. After employment-income verification process completed on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) "sitting-on-the-fence" and loan will 100 percent fund quicker.	Yes they contacted me and I provided all the documentation they requested. I also provided them with my employer's phone number so they can verify employment and income. Thanks for the advise.
If you can get your income verified, I (and likely others) will contribute to your loan. Can you call the LC office to try and get this expedited?	I had provided tax returns, pay stubs, signed 4506 tax form and my employer's HR number for them to verify income on 2/4. I have not heard back from them so I assumed everything was fine and verified - my status does say credit review approved. I will call them just to make sure. Thanks
Thanks for your quick response. Yes, your credit status is approved but they have not verified your income.	I called LC and they said everything was fine - including my income verification.
Isn't there a gym just on the other side of the park?	There is a gym about a mile east of here that opened up 2 weeks ago. It's very small about 2000 sq ft. Our gym is 14000 sq ft.
I don't mean Ravenswood Gym, I mean Curves. Both of them are within a mile or so from yours?	Curves is not considered a gym. There is a Curves 3 blocks from here. Curves is geared toward women's group fitness classes that are around 30 minutes in duration. Curves is only open when they have classes which is about 2-3 times a day. Check out our website and you will see we are a complete gym with alot to offer.

Member Payment Dependent Notes Series 481863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481863	$12,000	$12,000	7.88%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481863. Member loan 481863 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	LPL Financial	Debt-to-income ratio:	14.79%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	LPL Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I work in financial services and have been with my current employer for over 2 years. I am pursuing professional certificates in accounting, corporate finance, and financial analysis offered through UCSD's extionsion program which will allow me to advance my career.

A credit bureau reported the following information about this borrower member on February 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,357.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 481900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481900	$25,000	$25,000	10.62%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481900. Member loan 481900 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	V&F Transformer Corporation	Debt-to-income ratio:	12.32%
Length of employment:	1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	V&F Transformer Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > Looking to pay off some high interest debt. Borrower added on 02/03/10 > I plan on doing everything possible to save enough money to pay this off faster than the 3 years. Thank you for helping. Borrower added on 02/05/10 > I have not used a credit card in the last 12 months without paying off whatever was charged the same month. I have been paying as much as two times the minimum payment. They keep raising the interest rates. I just want out. Borrower added on 02/15/10 > Thank you everyone who has invested in me. I plan on doing the same as soon as I am back on track.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,413.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at V&F Transformer Corporation? Thank you in advance.	I am a Transformer Design Engineer for the company. I have worked as a Design Engineer in the Transformer industry for over 8 years with my former employer Sola/Hevi-Duty. I am one of three engineers working for the company.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? How was the debt acquired? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Using this loan to pay off credit cards that have had rates go up to near 30% interest rate. Have never been delinquent on any of the acounts. I live alone. No savings account. Working on getting ING online accounts set up for emergency funds. Just need help getting this CC debt gone. 25% of my income goes to my apartment (a small one bedroom). 25% now goes to pay the minimum payments on the CC accounts (it makes very little dent in the balances). I do have cable with internet and a cell phone (no land-line). The rest seems to go to expenses like car insurance, gas, repairs (when needed), tolls, student loan, utilities. I put a little away every week but using this to try and establish emergency funds so I don't need to ever use my CC again. Hope this helps. I really do not want to do this but I am at my wits end on how to make this situation better. I got in over my head and now trying to dig my way out. Thank you for helping.
Ok. Everything sounds good. I'm in. Good luck fellow Chicagoan!	Thank you. I appreciate all the help everyone can give. I do not plan to give any less than all I can.
What plan do you have for not incurring additional debt while you are paying off this loan?	I have started to take small amounts each week and put into online banking accounts to prepare for emergencies like car repairs, etc. I have evaluated where I can cut spending to maximize my ability to save what I make and pay off this loan while putting money away for emergencies.
Why are you asking for $25k when your credit report shows you have $12.5k in revolving debt?	Not sure how they are coming up with that number. I have 4 accounts with balances. Two are Chase and Two are Citibank. The Chase total around $14700. The Citibank total around $9700. I just checked the balances online.

Member Payment Dependent Notes Series 481901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481901	$13,000	$13,000	15.33%	1.00%	February 12, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481901. Member loan 481901 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Colorado Springs Police Dept.	Debt-to-income ratio:	22.76%
Length of employment:	10+ years	Location:	Divide, CO

Home town:
Current & past employers:	Colorado Springs Police Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I plan to pay off credit cards. I pay my bills on time, and my job is very stable and I plan to retire in this job.

A credit bureau reported the following information about this borrower member on January 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	31
Revolving Credit Balance:	$24,648.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate the debt, and what actions have you taken other than requesting this loan, to reduce/stabilize your debt load moving forward? Thank you in advance.	Had a Daughter, did not realize how much day care would cost and other kid cost. I do not have day care cost anymore, because the Grandparents are watching her. Getting rid of the credit card and having this loan paid off in three years.
Re: $13,000 DC loan: Position (JOB) @ Colorado Springs Police Department is? (Patrol?, Administrative? Support? Or what?) Member 505570 RetiredUSMCInvestor sends 08:05 ET 02.03.2010.	I'm the Marshal Unit, it is a Patrol Unit that takes care of the City Court of Colorado Springs. We serve Arrest Warrants, Subpoena, Transports from the County Jail to Court, and Court Security.
Me again. $13,000 loan currently 34 percent funded. QUESTION: Has LC Employment-Income Verification Team (Home Office, Redwood City, CA) contacted you to commence employment-income verification process? If not, refer to "CONTACT US" @ bottom Home Page for Member Support email address and Toll Free telephone number. Member Support only open Monday - Friday. After verificaction process completed loan's Credit Review status and/or Income Verified status will reflect updated information. Credit Review and Income Verified are processes independent of the other. After verification process completed loan will attract investors (lenders) currently "sitting-on-the-fence" waiting to invest. Member 505570 Retired-USMC-Investor 02.05.2010 @ 3:08 PM ET.	No they have not.
I have a couple of questions: 1. Are there any income-producing members in your household? If so what is the combined income? 2. Recurring monthly expenses (mortgage, utilities, insurance, car payments, et al) Thank you!	No, mortgage 1088.00, utilities 150.00, no car payments.

Member Payment Dependent Notes Series 481912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481912	$25,000	$25,000	15.33%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481912. Member loan 481912 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	American University	Debt-to-income ratio:	23.82%
Length of employment:	8 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	American University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > To consolidate high-interest credit card debt at a lower rate and improve my credit score. Borrower added on 02/04/10 > Totally clean debt repayment record since arriving in the USA more than 13 years ago and 35 years in the UK. High income earner hamstrung by high interest credit cards. Borrower added on 02/05/10 > I will use the monthly repayment funds saved on the high interest cards to open a savings account with the aim of eliminating those cards within three years. I have reduced the monthly expenditure budget, specifically car insurance, cable, food and transportation. I have also reduced the utility bills by insulating the house, using the fireplace, and repairing old water faucets. I have a secure job and the ability to boost my earnings through a private consultancy I also run. Borrower added on 02/09/10 > Just to clarify - $220,000 of the revolving credit is a HELOC on my residence.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$259,128.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (types/balances/APRs) as well as your monthly living expenses (mortgage/util/HOA/ins/transportation/etc) so we can see how the loan payment will fit into your budget. Thank you in advance.	EXPENSES: Mortgage 3400 p.m. HELOC 1040 p.m. Credit Cards 1800 p.m. (2 cards at 29.9%) total balance $50,000 Utils $700 p.m. (Gas, elec, water, cable) Food etc $2000 p.m. Child Care $800 p.m. Transportation/Car Insurance $200 p.m. (work locally). INCOME: Primary Job: - $11,400 per month NET PART-TIME JOB: $1600 per month NET
Re: $25,000 DC loan. Lenders provided application "thumbnails" with limited details. My questions are: (1)-Position description (job title, role) @ American University is? (2)-$11,750 reported monthly gross income is- 1 (yourself) or 2 (yourself and another's) combined incomes? (3)-TransUnion Credit Report reflects $259,128 revolving credit balance; Is portion of revolving credit balance a Home Equity Line of Credit (HELOC)? If yes, amount is $? (4)-CC payments per month are $? (Total actually PAID per month and not minimum payments DUE.) Advance thanks for answers to ALL FOUR questions. Member 505570 (Retired-USMC-Investor) sends Wednesday, 02.03.2010 @ 8:38 AM Eastern Time.	1. Program Director, WAMU (3rd largest US public radio station) owned by American University (http://www.wamu.org) or (http://www.american.edu) 2. That's my monthly gross income. My wife's is approximately $12,000 per month gross. 3. We have a home equity line with Suntrust $220,000 ($1040 per month) and a mortgage with Chase ($570,000 remaining, $3400 per month) house value is $910,000. Credit Card payments approximately $1800 per month (That's the problem - they've hiked the interest rates on us) Happy to respond further if necessary. Mark.
Let me ask you this - given the high interest rates, and *variable* rates of credit cards nowadays, what adjustments have you taken or will you be taking, moving forward, to keep your debt level manageable? (other than requesting this loan) Thank you in advance.	I want to use the difference between the credit interest rate charges and the loan repayments (approx $300 per month I'm hoping) to put into a short-term savings account so I can continue to reduce the number of credit cards and get the balances to 30% going forward.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? If not, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Thank you for the question. All the Employment-Income verification documents were faxed Friday, so hopefully they will be confirming tomorrow. Best, Mark.

Member Payment Dependent Notes Series 481924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481924	$15,000	$15,000	10.25%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481924. Member loan 481924 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Tri City Medical Center	Debt-to-income ratio:	3.66%
Length of employment:	3 years	Location:	Oceanside, CA

Home town:
Current & past employers:	Tri City Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > Need to purchase a handicapped vehicle

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,508.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. What is this loan specifically for? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Tri City Medical Center? Can you list your work history? These answers will definitely help lenders lend.	This loan is for a handicapped vehicle. My only monthly expense right now is rent of $500. I owe about $3000 on credit cards right now. My savings account balance is right around $11,000 and I have about $5,000 in other emergency funds, I currently do not have any investments other than standard mutual funds. My husband also receives social security disability of about $1300/mo. I work in accounting at Tri City medical Center, I previously worked as a nanny and as the assistant to the CFO for a fitness company. Hope that helps.
I am considering funding part of your loan. Have you contacted any resources, such as the Centers for Independent Living (www.virtualcil.net), or the Oceanside Access CIL (619) 630-7626 about assistance with purchasing the vehicle?	No I have not. I was not aware of those companies. Thank you for letting me know about those and I will look for information on them.
Please call Lending Club at 1-866-754-4094 to have your income and employment verified to assure 100% funding of your loan.	I already received a call to verify my contact and employment info and they said it was all verified.

Member Payment Dependent Notes Series 481933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481933	$19,000	$19,000	11.36%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481933. Member loan 481933 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Roux Associates, Inc.	Debt-to-income ratio:	8.95%
Length of employment:	< 1 year	Location:	Hudson, NH

Home town:
Current & past employers:	Roux Associates, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I'm looking to consolidate my credit card debt into one monthly payment at a lower rate.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,995.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Roux Associates, Inc.? Will this loan pay off your entire debt? What actions have you taken to keep your debt level stabilized moving forward? Thank you in advance.	My position at Roux Associates is Project Engineer, the loan will take care of my credit card debt. I've stopped using my credit cards and only use my debit cards for purchases.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? How was the debt acquired? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	My monthly expenses are as follows: Mortgage (including heat and electrical, t.v. internet) - $1,550 Cell Phone - $65 Car Insurance - $60 Credit card dept - ~$1,700 @ 29.99%; ~$1,230 @ 19.99%; ~$8,800 @16.99%; and ~$7,100 @16.99% The debt was aquired in college and shortly after college and has been slowly paid off. Emergency funds/savings $3,000 (will be more with tax return - first time home buyer) Investments (not including 401k) $550 - stocks have lost 90% of value. I'm not the sole wage earner in my household. Combined income is around $120,000. No kids, two cats.
Member_612980, One last question: Can you list you work history before Roux? Thx.	Prior to Roux, I worked for a different environmental consulting firm for five years. I've been in the field of environmental consulting for what will be 6 years in May of 2010.
I'm in, good luck fellow NH resident!	Thank you.

Member Payment Dependent Notes Series 481943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
481943	$7,000	$7,000	7.88%	1.00%	February 10, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 481943. Member loan 481943 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Central Michigan University	Debt-to-income ratio:	21.84%
Length of employment:	1 year	Location:	MOUNT PLEASANT, MI

Home town:
Current & past employers:	Central Michigan University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > College professor looking to make some purchases.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,302.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	2008-Present, Assistant Professor, Central Michigan University 2006-2008, Post-Doctoral Research, UCLA 2006, Received Ph.D. from Indiana University
Is any of the loan going to pay off your $23K revolving debt? What is your current monthly payment on this debt (Paid not minimum)? Can you itemize your other monthly expenses (rent, car, utilities, student loans etc?	The loan will pay for luxury items and not the debt. As you can see from my credit report, I have not been delinquent and manage to maintain a high credit score. Because of good credit, the average APR of my credit cards is 10%. I like the Lending Club because the APR of the loan is so low. Monthly Expenses After taxes, I bring home $3450 per month. $827 Rent $200 Student Loans $550 Credit Cards $500 Utilities $400 Individual Retirement Account Thank you to those who have invested!

Member Payment Dependent Notes Series 482019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482019	$19,000	$19,000	10.99%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482019. Member loan 482019 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	U.S. Marshals Service	Debt-to-income ratio:	24.53%
Length of employment:	2 years	Location:	Fresno, CA

Home town:
Current & past employers:	U.S. Marshals Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,371.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be paying off all of your debt with this loan? How did you accumlate the debt? Thank you in advance.	Yes all of it will be paid off. Accumulated through helping my ex-gf and her family in financial troubles/losing their house/paying storage fees and my living expenses on top of it. Just couldn't do it all by myself. NEver fall into that trap again. Emotions took over i guess. Have a great job but credit card APR are killing me in interest. Thanks
Emotions and numbers, especially $ numbers, don't mix well. That is a good lesson to learn while you are young, and have time to get back on track. Lending Club helps with that. What do you do for your job?	I work for the federal government, and yes am still very young especially by the agency and co-workers standards.
I have the following questions: 1. Position at U.S. Marshals Service? 2. Recurring monthly expenses (mortgage, utilities, insurance, car payments, et al) 3. Credit Card balances and rates you are trying to pay off Thank you!	1) Deputy (like Tommy Lee Jones in movie). 2) about $950/month, 3) balances are total of loan requested. Interest on main balance card just jacked up to 30% APR, was making more than min monthly payments and been with the same bank for over 8 years.
What is the typically $ monthly payment you have been making on the CC debt?	Right now i make payments between $400 and $550/month. I am getting a promotion, later this month at work, so i will be able to put down more then.

Member Payment Dependent Notes Series 482049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482049	$15,000	$15,000	15.33%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482049. Member loan 482049 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	PRECISION FUNDING GROUP LLC	Debt-to-income ratio:	22.63%
Length of employment:	3 years	Location:	ALDAN, PA

Home town:
Current & past employers:	PRECISION FUNDING GROUP LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > previous question asked about interest rates on the credit cards that i'm paying off, they are 29.99%, 29.99%, 24.99% and 24.99%. that's why i'm trying to get this loan to consolidate these cards, so i'm not tredding water with these high % rate cards.. - Jackie Borrower added on 02/10/10 > what makes me a good borrower is my job stablity. I have my own office and I'm the Branch Manager for a mortgage company. I always pay my bills on time. I want to pay off or pay down the high interest credit cards that I have with this loan. thank you

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,180.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at PRECISION FUNDING GROUP? Thank you in advance.	Branch Manager www.mainstreetPFG.com
Purpose of the loan is?	pay off some credit card debt.
Can you please list all the credit cards you plan to pay off with this loan, the current interest rates, balances, and minimum payments. Thank you in advance for your response.	Wamucards.com balance 7k paying 3500.00 Wamucards.com balance 8k paying 4000.00 discovercard.com balance 1k paying 500.00 americanexpress.com balance 3k paying 1500.00 dellfinancialservices balance 1500 paying 1500
Let me ask you this. Other than requesting this loan, what actions have you taken to reduce/control your debt and maintain it at a zero or low level, going forward? Thank you in advance.	this is my first option. i am doing my best to pay down my debt, but consolidating it would make the most sense for me.
I have a couple of questions: 1. Are there any income-producing members in your household? If so what is the combined income? 2. Recurring monthly expenses (mortgage, utilities, insurance, car payments, et al) Thank you!	yes. my husband. combined income roughly 140-145k. recurring monthly is no mortgage payments, the mortgage i have is paid by my tenants, utilities and insurance paid by my husband, car payments paid by my company
With your answers to the past questions, I am baffled by your debt situation. Your income together with your husband is great, and you have no mortgage payment and no car payment!! Can you give me any insight into how the debt was accumulated? What can you tell me to assure me that you won't dig yourself into a deeper hole? Will the credit cards be cancelled or left open? I find that often times people want to get out of debt, but they don't have the self discipline to avoid that impulse purchase or that nice high dollar pampering vacation. Forgive my prying, but I am dealing with my first default on here and it is making me more cautious. You look like a good candidate to fund, but I want to be sure. Thank you and good luck!	My husband was out of work for all of 2009 so that is how i accumulated the debts. the car loan is paid by my company, the mortgage payment is paid by my tenants. My income will be 85kish this year, my husband is back to work now, he should make 40k-45k this year.
It may make more sense to pay off the highest rate cards or the cards with the highest balances instead of leaving them all open and half paid. Leaving all them all open (minus Dell) will not be as effective as cutting entire cards out of the picture.	that's what i will do then. i will pay off the highest interest rates first. i would like to pay them off and close them, especially Dell. i would like to keep my Amex open though since i've had it for a long time now.

Member Payment Dependent Notes Series 482076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482076	$12,000	$12,000	12.73%	1.00%	February 11, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482076. Member loan 482076 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Con Edison	Debt-to-income ratio:	22.75%
Length of employment:	5 years	Location:	KEANSBURG, NJ

Home town:
Current & past employers:	Con Edison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > Please note that this loan is a joint loan for my wife and me. I make $90,000 annually and she makes $30,000. I dont't believe in this ads to lower bills and wipe debt away. I did it, I will own up and pay it off. The reason for the consolidation loan was my wife was out of work for awhile, but has been working in a great new position now since August 2009. I would like to eliminate the high credit card interests and then close those accts.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,632.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your debt consist of? (types/balances/APRs) Thank you in advance.	Between my mastercard and AMEX, I owe close to $12,000 and am getting killed with interest. I would like to pay them off, get rid of them, and then just pay off one amount each month, knowing that in 36 months, it will be all gone. It may even be paid off sooner.
What is your occupation?	I am a supervisor with Con Edison. I've been a supervisor now for 4 years and with the company for 5 years. Con Edison is the electric, gas, and steam utility provider for NYC.
Other than requesting this loan, what actions have you taken to reduce/manage your debt, moving forward, given the current state of the economy/credit cards/banking/etc.? Thank you in advance.	I always pay more than the minimum. Even if the minimum is $40 for example, I will still pay $100 or better to always stay ahead and not fall behind. I also use my debit card now for purchases rather than credit cards so I can only spend what I have. I also try to work overtime, when available at work and my wife stays an extra hour or so at work for the extra money.
That is very wise. You may find mint.com or yodlee.com very helpful. I use yodlee.com myself. They are both free, and yodlee saves me *so* much time and effort. I am funding part of your loan, and wish you luck on 100% funding quickly.	Thank you for that info. I will be sure to look at those sites.
What is the total monthly payment are you currently making on your CC debt? WHat are your other monthly expenses?	I am paying approx $600 a month to both cards, but with this loan, it would knock it down to approx $400 for only 3 years. It's the interest that is killing me. I have a wedding loan of approx $700 a month, the rest is just my mortgage and utilities, plus 2 cars at approx $500. I have the money to make payments for everything, but want to knock the cc bills down as much as possible.
To clarify - does the $500 include the mortgage and utilities? If no, what is this this monthly cost?	Thr $500 is just the cars. My mortgage is $2200 (includes taxes) and my utilities are less than $200 a month.
your revolving balance is listed at $42,000. can you list the lenders/balances/interest/payments? thanks	The biggest one of all is my wedding loan, through Bank of America. I currently pay $711 a month. The total balance owed is approx $26,000. This plus my CC brings it to approx $38,000. The others are no payments no interest for 6 months. I am expecting a federal refund of $8,000 (first time home buyers tax credit) and will use this money to pay off those remaining balance before I start to acrue any interest and put the rest into savings.

Member Payment Dependent Notes Series 482101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482101	$10,000	$10,000	10.25%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482101. Member loan 482101 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Bru Mar Farm	Debt-to-income ratio:	15.45%
Length of employment:	9 years	Location:	fort plain, NY

Home town:
Current & past employers:	Bru Mar Farm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I recently graduated college and got a job. Now I am trying to pay back a friend that helped me get through by lending money. I have been making payments to him every month, but now he is moving and changing jobs and I would like to relieve him of this financial burdon by paying him back quickly. Thanks to anyone that may be a help!

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,429.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? Thank you in advance.	My girlfriend and I both graduated college about a year ago, and during that time we both borrowed money from a friend of ours to get through some tight times. This friend is moving this spring and will not be in the area anymore and I was hoping to get this loan to pay him back so it was one less stress on him financially. I have never paid a bill late in my life, and hope that someone out there will help me. Thanks
Thank you for explaining. It helps Lenders such as myself to understand Borrowers' situations. I am pleased to see someone as young as you are, addressing financial issues before they become unmanageable. FYI, you may find a free site called mint.com helpful in handling your budget. Am I understanding correctly that you owe your friend $10000? Thank you in advance.	Yes I currently owe him $10000, finishing up with school cost us both quite a bit. My friend offered the money to us and at the time it seemed better to use that then to rack up a bunch of credit card debt. Now with his move and job change I would like to be able to pay him back quicker than the payments I am making to him now, so he is not financially stressed. Thanks again.
Hello, Just to make sure I understand -- you mention that you just graduated college and have received a job; however, your description notes you've had a job for 9 years. What is the descrepancy?	I have worked at the same company for 9 years. I started while in high school and worked part time during college. After college I returned to the company, and have currently been employed since.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	Someone called me a few days ago and asked me a few questions about my income and told me that they were going to contact my employer. If I have to do anything more please let me know. Thanks

Member Payment Dependent Notes Series 482132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482132	$16,800	$16,800	10.99%	1.00%	February 16, 2010	February 16, 2013	February 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482132. Member loan 482132 was requested on February 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,902 / month
Current employer:	Cox Health	Debt-to-income ratio:	20.13%
Length of employment:	2 years	Location:	SPRINGFIELD, MO

Home town:
Current & past employers:	Cox Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/02/10 > I am using my loan to consolidate my high interest credit cards. I work in the medical field. I have a steady income as I work in a salary position. I live on a carefully planned budget with a main goal of paying off debt as fast as possible. I always pay my bills on time and keep an "emergency fund" for those unexpected expenses. I hope you will consider lending to me. Thank you

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,887.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (rent/util/car/other expenses). Thank you in advance	Rent: $400 my share-utilities included (I split this with my finance) Car Payment: $215 Student Loan: $100 Car Insurance: $75 Student Loan: $100 Cell Phone: $30- my share of family plan Cable/Internet: $50- my share My minimum payments on my credit cards total around $275, however I have been paying much more than that recently in efforts to get them paid off Thank you very much for the question and consideration for the loan, if there are any other questions that you have, let me know.
What are the balances/rates on the credit cards you are trying to pay off? Also, your credit line utilization shows only 11K in credit - why are you requesting +16K?	Chase: $901.57 18.24% Citi: $2,143 23.36% Bank of America #1: $6,601 18.24% Bank of America #2: $1,464 12.24% Total: $11,109 My Bank of America #1 was at ~$11,000 (from school expenses mostly) and my finance transferred ~$5000 of that balance to one of her credit cards (promotional balance transfer offer for 12 months) to help save us some money on interest. I would use $5000 of the loan to pay back the money that I owe her that is currently on one of her credit cards. Thanks for the question, and thank you for considering loaning to me
What is you job at Cox Health?	Clinical Dietitian

Member Payment Dependent Notes Series 482205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482205	$10,000	$10,000	10.99%	1.00%	February 11, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482205. Member loan 482205 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Newtown Savings Bank	Debt-to-income ratio:	6.69%
Length of employment:	2 years	Location:	SHELTON, CT

Home town:
Current & past employers:	Newtown Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > pay off creit cards Borrower added on 02/04/10 > I need to consolidate my credit card debt into one payment. My job is secure and I make a very good salary. My credit cards are my only debt.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,529.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job? Is there a second income in your household? What are the balances and interest rates on the cards you plan to pay off? Thanks in advance.	I am a manager in the banking industry. Prefer not to obtain a loan from my employer for privacy reasons. There is a second income in my household (spouse). My CC rate(s) recently increased to 21-28%. I would like to cut my rates in half and pay off. I am otherwise debt free (as is my spouse).

Member Payment Dependent Notes Series 482297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482297	$9,500	$9,500	14.59%	1.00%	February 16, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482297. Member loan 482297 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,825 / month
Current employer:		Debt-to-income ratio:	11.41%
Length of employment:	< 1 year	Location:	Green River, WY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I live alone and I plan to use the funds to faciliate my use of my home. Borrower added on 02/03/10 > I will purchase the mobile home in which I have lived for the last eight years. Borrower added on 02/04/10 > The monthly repayment amount for this loan is substantially less than my current monthly rent payment and would not exceed my current monthly rent payment when added to the monthly lot rent in the mobile home park where I reside. There would be an actual reduction of about 10%. Borrower added on 02/06/10 > My gross income is my net income because my sources of income are not subject to income tax.

A credit bureau reported the following information about this borrower member on January 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	My income derives from both pension and social security benefit. I also do occasional, on-call driving for Hertz.
What are your monthly recurring expenses (rent, utilities, car, food, et al)? Thank you!	My monthly expenses are: Rents: Home and storage units: $763.40 Utilities: $280.00 Car: $280.00 Credit accounts: $150.00 Life Insurance: $95.50 Food, entertainment and misc.: approx. $200.00 My home rent is a combination of my physical home rent plus my mobile home park Lot rent. Provided I receive this loan, my home rent will reduce to $220.00, which is just the Lot rent. The loan payment will take the place of my physical home rent.
Do you have any insurance? What do you spend on gas for your car each month (roughly). Thank you in advance.	I spend about $20.00 on gasoline for my vehicle. My driving is normally limited to a distance of not more than 20 miles one way and I only make the trip once a week. As to my insurance, yes I carry two life insurance policies as well as the required automobile insurance.
No health insurance? Will you have to pay property insurance on your mobile home? Will you have to pay property taxes on it? Thank you in advance.	My health insurance is Medicare, administered by UnitedHealth in a Medicare Part B coverage. I will buy insurance on the mobile home when I purchase it. I've already made arrangements with my local State Farm office since they also carry my auto insurance. I will not have to pay property taxes on the mobile home but will have an annual registration fee. If you have further questions please feel free to ask them. I will try to answer them to your satisfaction with nothing but truthful statements which can be verified.
My concern is that it seems your budget seems awfully tight. Often insurance for mobile homes is more expensive than it is for other homes, in some parts of the country. In some cases the insurance companies won't cover mobile homes at all. Have you gotten a quote for the insurance yet? Thank you in advance.	I've been advised that the cost will be approximately $200 per year for my mobile home.

Member Payment Dependent Notes Series 482319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482319	$10,750	$10,750	14.22%	1.00%	February 11, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482319. Member loan 482319 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	usps	Debt-to-income ratio:	11.38%
Length of employment:	2 years	Location:	Dundee, NY

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > The loan will be used to purchase a house from a family member. We are only owe $15,000 so a mortgage doesn't really make sense. I have never missed or even been late on any payments and I work for the US postal service so my job is very secure. My current monthly expenses total around $1000.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,634.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list all of your current monthly expenses.	Car insurance, cell phone, dish network, internet, american express, capital one, yamaha, electric, and a student loan.
I appoligize if I wasn't specific enough in my previous question. Please list each expense WITH the amount it costs you each month. -Thank you again.	Car insurance $75, cell phone $160, dish network $65, internet $40, american express $100, capital one $50, yamaha $85, electric $50- $70, trash removal $50 and a student loan $82.
do you owe yamaha for a motorcycle? does your spouse/partner have any income and will that go to pay this loan? seems like with your income after tax things could get pretty tight. can you give us the address of the purchase so we can look it up online?	I owe yamaha for a 4 wheeler that I purchased to plow snow with. My spouse makes around $20,000 and yes she will be helping to pay for this loan. The house was never on the market since we are buying it from family, therefore it is not online.
What is your occupation with the USPS?	I am a rural carrier.

Member Payment Dependent Notes Series 482362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482362	$25,000	$25,000	16.07%	1.00%	February 16, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482362. Member loan 482362 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:	SAVVIS	Debt-to-income ratio:	19.62%
Length of employment:	10+ years	Location:	Antioch, CA

Home town:
Current & past employers:	SAVVIS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > I am a great borrower with no late payments. I am just trying to consolidate some credit card debt, since none of the banks seem to negotiate on lowering the current rates. Borrower added on 02/06/10 > I own my home, married 27 years, I am a Director of Telecommunications wit a stable company. Thanks!

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,165.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re; $25,000 Debt Consolidation loan questions: (1)-Position (JOB/ROLE) @ SAVVIS is what? (2)-Reported $10,833 pm income is 1 income earner? Or combination 2 income earners? (3) TransUnion Credit Report reflects $61,165 revolving credit debt balance. Total CC payments per month are $$? (Total actually PAID per month and not minimum payments DUE.) Member 505570 RetiredUSMCInvestor sends 02.04.2010 @ 7:36 AM ET.	Director, Internet Company, 1 earner-self, average 29.9% on current cards
Since you are in California, please provide us lenders a few details on your house: 1. What is your monthly payment? 2. What is the interest rate? 3. What type (fixed, interest only, ARM) of mortgage do you hold and how long remaining on the note? Thanks.	1450 PI, 5.75%, Fixed, 10 years remain
Would you please list your debts (types/balances/APR's) ? Thank you in advance.	credit cards primarily at 29.99%. I have been trying to negotiate lower rates with the card holders but they are not accommodating on this. Balances over 25,000.
You didn't fully answer the question, please list payments your currently make each month on your credit cards.	250 350 150 90 300 100
Is all of the $61K revolving debt CCs? Since you are only borrowing $25,000 - can you tell us which monthly payments will be replaced by this loan and which will remain? Thank you...	The new 879 monthly payment will replace 1,300 payments on CC, it it will be a fixed rate which is great- Thanks,

Member Payment Dependent Notes Series 482398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482398	$15,000	$15,000	10.25%	1.00%	February 16, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482398. Member loan 482398 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	Cherokee County Gov	Debt-to-income ratio:	15.34%
Length of employment:	5 years	Location:	Canton, GA

Home town:
Current & past employers:	Cherokee County Gov
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > loan to consoldate credit cards Borrower added on 02/03/10 > consoldate credit cards

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,705.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with Cherokee County Gov? Thank you in advance.	Clerk of Courts
What is your occupation?	Clerk of Courts
What is the current monthly payment you are making on the CC debt you will pay off with this loan? What are your other monthly expenses?	Aprox. 550.00 in monthly cc payments Mortgage/utilities/car
Please call Lending Club at 1-866-754-4094 to have your income and employment verified to assure 100% funding of your loan.	Zha from Lending Club has already called me .

Member Payment Dependent Notes Series 482550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482550	$2,000	$2,000	13.11%	1.00%	February 16, 2010	February 17, 2013	February 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482550. Member loan 482550 was requested on February 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Pless Security, Inc.	Debt-to-income ratio:	6.19%
Length of employment:	9 years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Pless Security, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/03/10 > -Planning to borrow this money and pay it back within short period of time to keep Credit strong for buying a house in future. -$8,500 Cash in Bank(so paying this back should not be a problem. -$1150 Prosper Debt(Just sold off a Stock,and will pay off with this. - No Debt other than that. -Car is paid off, Am single and moved back in to Parent's basement to cut expenses. (Pay $300 to them monthly, but if emergency arises this rent money can be used for it).

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	67
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are paying off a Prosper loan with this loan, or with the sale of your stocks? Please clarify. Thank you in advance.	Thank You for question. Am paying off Prosper Loan with the sale of stock. This will leave me with $8500(net worth 8500) in bank to deal with whatever may arise.

Member Payment Dependent Notes Series 482615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482615	$7,000	$7,000	14.96%	1.00%	February 10, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482615. Member loan 482615 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	Wachovia Bank	Debt-to-income ratio:	9.18%
Length of employment:	3 years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	Wachovia Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Some more details, the funding is for a 2006 Yamaha YZF-R6 motorcycle. I have virtually great debt to income as i was blessed to have my parents purchase a condo for me to live it so i have no rent due. I have excellent payment history and i have always paid all my bills/loans on time. Thanks

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What was the recent delinquency? Thank you in advance.	The one delinquency was with HSBC, i had bought a new guitar through Guitar Center with their 0% for one year financing and the tried to tell me that i paid the last of the balance one day late and charged me all the interest on the guitar for one year. I am currently disputing the item with Guitar Center because on the back of my check online its clearly time stamped the date that the payment was due.
Greetings - What do you plan to use this loan for? Also, can you explain your delinquency from 6 months ago? Regards; Art	The delinquency was from HSBC (Guitar Center) I purchased a new guitar through Guitar Center with the 0% financing for one year deal and the claim i paid my last installment late. I am currently disputing that with them because on my online banking, i have a copy of the back of my check that was time stamped the actual due date by them. They are trying to make me pay the interest since they claim i was one day late. I plan on purchasing a 2006 Yamaha YZF R6 Motorcycle with the funds.
Thank you. What is this loan for? A motorcycle?	Yes, i am trying to purchase a 2006 Yamaha YZF R6 with the funds.
What is your position at Wachovia?	New account rep 1 and customer service and sale specialist is my possition title
Would you please list your debts (types/balances/APR's), as well as your monthly living expenses (rent/util/phone/all other) so we can see how the loan payment will fit into your budget? Thank you in advance.	I believe if you click on the link where the title says "Satin Black R6" there is a link that says "view details" and that lists all my debits credits and income. If that doesnt work let me know and i can answer you specifically. Thanks
The page that you see is not the same one that Lender's see - our link says "Invest in..." As Lenders we see only a condensed version of your application.	Oh alright, well here it is for you. My debits are only $6021 at Technology Credit Union on my truck, and $2000 out of $5000 limit at Chase credit card. Like i said in my description i was blessed and have my parents that bought me and my sister a condo to live in rent free. So my only bills are the two i described above and of course my cell phone. My income is a steady gross of about $3500 a month at my job at Wachovia Bank. I hope that answers everything
Wow.. a free place to live is nice! Do your parents pay for your utilities and cable and internet and food and gas for your truck too?	No just rent, we cover the rest, so i guess i should have added that i pay about $100 (we split) for utilies and $100 for food and $150 for gas!

Member Payment Dependent Notes Series 482640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482640	$3,000	$3,000	7.51%	1.00%	February 11, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482640. Member loan 482640 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Gabriel Brothers	Debt-to-income ratio:	5.55%
Length of employment:	8 years	Location:	uniontown, PA

Home town:
Current & past employers:	Gabriel Brothers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,296.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with Gabriel Brothers? Thank you in advance.	Dept. Manager

Member Payment Dependent Notes Series 482644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482644	$10,000	$10,000	10.99%	1.00%	February 16, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482644. Member loan 482644 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	McTish, Kunkel & Associates	Debt-to-income ratio:	17.04%
Length of employment:	1 year	Location:	Monroeville, PA

Home town:
Current & past employers:	McTish, Kunkel & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Purchased a foreclosed home $40K under the assesed value. Great investment, would like to make cosmetic improvements to two bathrooms, kitchen and living room. Loan amount would take care of two credit cards for the sum of $2500 and the rest would be spent on the quality upgrade of my home. Very excited, really appreciate your help. Any questions, please do not hesitate. Thank you.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,578.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at McTish, Kunkel & Associates? Thank you in advance.	Structural/Bridge Design Engineer
I have the following questions: 1. Since you have been with the current employer for less than a year, what were you doing before joining them? 2. Are there any other income-producing members at your household? If so, what is the combined monthly income? 3. What are the rates on the CC you are paying off with this loan? 4. What are your monthly recurring expenses (rent, utilities, car, food, et al)? Thank you!	I have been the current employer for more than 1 year, 1 year and 3 months to be exact. I am the only income producing member of the household. The rates on those credit cards are 18%. Expenses: Car: $553 Mortgage: $882 Utilities: $200 Student loans: $230 Living expenses: $800 I hope I answered your questions.
What specifically do you do at McTish, Kunkel & Associates? What was your prior position or were you in school?	I am structural/bridge design engineer. I have worked as a design engineer for a year after finishing my undergraduate, went back to get my masters where I was a graduate research assistant for 2.5 years. Hope I answered your questions.
WHAT R U GOING TO DO WITH HOME ONCE U BUY IT	Already bought it, will live in it, fix it up and couple years later will consider my options. thank you for funding my loan request.
WHAT R U GOING TO DO WITH HOME ONCE U BUY IT	Already bought it, will live in it, fix it up and couple years later will consider my options. thank you for funding my loan request.

Member Payment Dependent Notes Series 482672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482672	$1,200	$1,200	10.25%	1.00%	February 12, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482672. Member loan 482672 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,323 / month
Current employer:	Telos Corporation	Debt-to-income ratio:	13.36%
Length of employment:	6 years	Location:	falls church, VA

Home town:
Current & past employers:	Telos Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	24
Revolving Credit Balance:	$6,101.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Telos Corporation? Thank you in advance.	Senior Graphic Designer

Member Payment Dependent Notes Series 482673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482673	$8,000	$8,000	12.73%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482673. Member loan 482673 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	Carrabba's Italian Grill	Debt-to-income ratio:	15.43%
Length of employment:	1 year	Location:	Troutville, VA

Home town:
Current & past employers:	Carrabba's Italian Grill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Hello. I am in the process of trying to consolidate and reduce my credit card debt. I graduated from college a few years ago and started Graduate school but am currently taking a break from school to save money. I would like the opportunity to go back to Graduate school and receiving this loan will allow me to pay off all of my credit cards and will reduce my payments into one, lower monthly bill. Thank you!

A credit bureau reported the following information about this borrower member on January 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,359.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Carrabba's Italian Grill? Thank you in advance.	I work full time as a bartender. Also serve as headwait and as a trainer to new employees.

Member Payment Dependent Notes Series 482681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482681	$10,000	$10,000	14.96%	1.00%	February 16, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482681. Member loan 482681 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Brett Twitty Insurance Agency	Debt-to-income ratio:	18.65%
Length of employment:	2 years	Location:	Lake in the Hills, IL

Home town:
Current & past employers:	Brett Twitty Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Very Stable job. No current car payment. This will serve as that. I plan to use the funds to pay off high interest credit cards. Borrower added on 02/04/10 > I also want to add that Bank of America is currently charging me 27.99%. If I can get that down to 15%, I will be able to catch up on the debt, as opposed to just paying monthly payments. I'm only 29 years old, and expect to be getting a nice promotion soon as well with my current company. This loan will help me get ahead in the meantime, and achieve my number one goal of getting engaged within the next year or so. I could really use the help. Thanks.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$22,680.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Brett Twitty Insurance Agency? Thank you in advance.	It's a State Farm office. I'm the one bringing in new business. I manage 2 other sales people in the office as well. The monthly figure is my low end. If I have a good month, I would say 4-5k is the high end.
What are your monthly recurring expenses (rent, utilities, car, food, et al)? Thank you!	I live with my girlfriend and I pay her $600 per month for rent & utilities. She owns a townhome. $200 month for all insurance (auto, renters, health, and life). I put $200 into a Roth Ira every month. My car payment just ended. This loan replaces that payment. I probably spend another $300 or so on food/gas. A little every month on entertainment and what not. In total that's about 1500. The rest goes to my cc bills. After taxes, I'm left w enough to pay the interest. This loan will wipe out 9,500 at 27.99 percent, and give me breathing room & an end in sight. Your very welcome. Let me know if there is anything else.
Other than requesting this loan, what actions have you taken to lower your debt level and maintain it at a lower level? Thank you in advance.	I've called both credit card companies I'm with to try to get them to lower my rates. Neither one helped me out. I also moved in with my girlfriend. I was living in Chicago paying $950/month + utilities ~ $200/month. That's saved me over $500 a month. I've only lived there for about 3 months however, so I haven't reaped the benefits quite yet.
Thank you for your answer. I actually have another question. You seem to have +22K in revolving line credit. Can you please, break that down in balances/rates? I guess this 10K will go toward part of that 22K. Thank you again!	No problem. 9.5k - Bank of America CC - 27.99% (This is where loan is going) 3k - Credit Line w/ current bank - 14.99% 5k - Yamaha motor credit - selling bike this summer to pay off loan. KBB has my bike valued at $4,900 currently. (I think I can get slightly more than that from a buyer rather than a dealership) 4.5k - AT&T CC - 17.99% This loan replaces my car payment I used to have, and with selling my bike, my bills will go down to a little over 7k. I can catch up on that slowly with $250 monthly payments that are currently going towards interest only. A guarantee only goes as far as someone's word (something we don't have the luxury of over the internet), but I can promise that this loan gets paid... not much else I can say.
Are you still using your credit cards?	No. Since about 6 months ago, I began budgeting my money, giving myself only a certain amount to spend every month from my bank account. However, I will keep them open for 2 reasons. Emergency fund (medical/car breakdown) and credit scores. Since I don't have much of a savings, I will need an emergency fund of some sort, and it is horrible on one's credit to close the older accounts.
What was your delinquency 39 months ago?	It was on an old Best Buy account. I paid off the charges, and closed the account, but a small interest amount was added on unknowingly to me. (I thought it was clear that I was making the full payoff, including interest) I moved to a new apartment, and rather than forwarding all of my mail, I changed each address separately. I was not informed of the fees until about 3 months later via phone call, at which point I paid the interest, which was less than $50. I've since learned to use the post office forwarding service.

Member Payment Dependent Notes Series 482715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482715	$10,000	$10,000	15.70%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482715. Member loan 482715 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,533 / month
Current employer:	Bellevue Elementary School	Debt-to-income ratio:	21.00%
Length of employment:	2 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	Bellevue Elementary School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > My husband and I would like to use this as a tool to free ourselves from the credit card companies. The monthly payment will only add about $60 to our current monthly payments. I applied for this loan with only my income, but my husband will also be contributing. He is studying fire protection in college and gets paid by the VA through the GI Bill. He is also a part time valet. His gross monthly is approximate $2600.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,760.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a teacher? Thank you in advance.	No, I am the school Office Manager. Although I don't get paid quite as much, there is much more job security for me these days. Let me know if you have any other questions.
The requested loan amount is 10000.00 but the credit bureau reported your debt as less than 7000.00 What will you do with the extra money? Please pass along my sincere thanks to your husband for his service in our USA military.	The credit bureau only reported my debt. We will be usng the 'extra' money to pay off the majority of my husband's debt as well. We are looking to consolidate all of our debt into one payment. Please let me know if any other questions should arise, and thank you in advance for your help.

Member Payment Dependent Notes Series 482719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482719	$9,000	$9,000	7.88%	1.00%	February 16, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482719. Member loan 482719 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:		Debt-to-income ratio:	4.18%
Length of employment:	< 1 year	Location:	Glendale, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > Several investors have asked about the source of my income and my need for the loan. I became disabled in 2008 and had to leave my position as a partner in a large service company. At the same time, I was eligible to retire early. My combined benefits slightly exceed $16,000/ month and will stay at or above that amount through July, 2013. I don't have an active credit line at this time and certainly don't want to borrow from my credit cards. Finally, I went through a divorce last year and have a temporary cash crunch.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,663.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	I became disabled in 2008 and had to leave my position as a partner in a large service company. At the same time, I was eligible to retire early. My combined benefits slightly exceed $16,000/ month and will stay at or above that amount through July, 2013.
Can you confirm your income of 16k/month with Lending Club? What is your source of the income? With this high of an income and comparatively small revolving credit amount, why would you consider a loan instead of just paying the school costs up front?	I became disabled in 2008 and had to leave my position as a partner in a large service company. At the same time, I was eligible to retire early. My combined benefits slightly exceed $16,000/ month and will stay at or above that amount through July, 2013. I don't have an active credit line at this time and certainly don't want to borrow from my credit cards. Finally, I went through a divorce last year and have a temporary cash crunch. I hope that answers your questions.
What is your source of income (employer) and how long have you had it? Also could you please explain the delinquency that happened about 17 months ago (usually a late payment)? Thank you.	I became disabled in 2008 and had to leave my position as a partner in a large service company. At the same time, I was eligible to retire early. My combined benefits slightly exceed $16,000/ month and will stay at or above that amount through July, 2013. Can you send me information on the delinquency because I don't remember it? I can tell you that I was going through a divorce at that time so something may have fallen through the cracks. I hope that answers your questions.
The investors here don't get your full credit report just what is listed above, but I feel that I have enough information and will invest in your loan. Thanks.	Thank you
Need a bit more information regarding your source of income. Is the 16K per month a pension, legal settlement or what? Also, are you required to pay allimony? If so, how much per month?	I became disabled in 2008 and had to leave my position as a partner in a large service company. At the same time, I was eligible to retire early. My combined benefits slightly exceed $16,000/ month and will stay at or above that amount through July, 2013. I do pay my ex-wife $3500/month.
What will your income be after 7/13? I know the loan will have matured by then, but if your income goes well below what you have now, there might be the temptation to default on this loan in preparation for less affluent times.	There are a lot of assumptions in this answer but I'm confident it will exceed $10,000 per month.

Member Payment Dependent Notes Series 482728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482728	$7,000	$7,000	7.51%	1.00%	February 10, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482728. Member loan 482728 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,300 / month
Current employer:		Debt-to-income ratio:	11.38%
Length of employment:	< 1 year	Location:	Madison, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Dear Lending Club Community, I am graduating in May with my MBA in Entrepreneurial Management. I currently have a Project Assistantship with the Office of Corporate Relations at the Wisconsin School of Business. I am asking for a loan in the amount of $7000 to provide some float between graduation and when I begin my career in the fall. I always pay every bill on time and have a strict money management policy. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,291.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current source of income? Thank you in advance.	I have a full scholarship that covers tuition and in addition, I work for the University which pays $860 per month. I also coach volleyball which pays an additional $600 per month. I have a student loan too for any school expenses. I currently do not use any credit cards and am working to pay off my remaining balances. Thank you.
Do you have a job/offers for when you graduate? Thanks.	I will be working this summer in Raleigh and have interviews lined up as well as some offers for full-time employment beginning in August. Thank you for your consideration and please ask any further questions.

Member Payment Dependent Notes Series 482734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482734	$3,000	$3,000	10.25%	1.00%	February 10, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482734. Member loan 482734 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	0.44%
Length of employment:	4 years	Location:	hamden, CT

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I plan on purchasing furniture, a washer / dryer and a vehicle from a private seller. Borrower added on 02/05/10 > I would also like to clarify that I make a little over 36,000 / YEAR not per month. I did not notice when I reviewed the information and clicked submit. however I did contact Lending Club to correct the error. Borrower added on 02/05/10 > I have been with same company for over 4 years. In the past month I've gained more responsibility and I am rated as a leading in what I do at my company.

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	81
Revolving Credit Balance:	$3,752.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you plan to purchase for $10K? Also, can you please confirm that you are making $36,000/month? Regards; Art	Type your answer here. its 36,000 a year I did not notice that when I reveiwed what i had entered. I contacted lending club to change it but had not heard anything. I plan to purchase furniture, a washer and dryer and a vehicle from privite seller.

Member Payment Dependent Notes Series 482794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482794	$10,000	$10,000	15.70%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482794. Member loan 482794 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,276 / month
Current employer:	Sheward and Son and Sons	Debt-to-income ratio:	21.73%
Length of employment:	5 years	Location:	COSTA MESA, CA

Home town:
Current & past employers:	Sheward and Son and Sons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,421.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sheward and Son and Sons, and what do you do there? Thank you in advance.	Sheward & Son & Sons is a commercial subcontractor, we do flooring and window coverings in hotels, office buildings, condos, schools and even places like Disneyland! My title is Project Administrator, I handle reading contracts, sending out billing, doing collections, certified payroll and prevailing wage reporting, plus whatever else comes my way. I'm like a jack of all trades here since I've been with the company for almost 6 years now!
Position (J-O-B/ROLE) @ Sheward and Sons is? Member 505570 Retired_USMC-Investor 02.05.2010 @ 10:47 AM ET.	My title is Project Administrator, I handle reading contracts, sending out billing, doing collections, certified payroll and prevailing wage reporting, plus whatever else comes my way. I'm like a jack of all trades here since I've been with the company for almost 6 years now!
Please list all of the debts/credit cards you plan to pay off with this loan. Please include: Name of credit card/current interest rate/current balance/ and your average payment on each one. -Thank you in advance for your answers.	I plan to pay off the following: Bank of America Credit Card-Current Balance $5,500 average payment $210/month Chase Credit Card- Current Balance $1,400 average payment $100/month Barclay Bank Credit Card- Current Balance $2,500 average payment $100/month Best Buy Credit Card- Current Balance $1,500 average payment $100/month I do not know the current interest rate on them...just that its so high that even paying double the minimum payment each month is not making my debt go down, sorry.
Re: $10,000 loan currently 35 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification processeses? If not, refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department open Monday - Friday. Note that verification of one item is entirely independent of verification other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed beneficial result to borrower is that your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines"; consequently loan's funding pace will quicken. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.07.2010 @ 1:33 PM ET	I'm not sure what your question is, I'm sorry. They did contact me Friday and I've called the number they left and left a voicemail for them to call me back but their office is not open on the weekends.
The last question from "Retired-USMC-Investor" is asking you to verify your income with Lending Club. Can you please do so to encourage more lenders to fund your loan. Good luck, I got your back!	I'm not sure what you mean, I contacted them and they said there is nothing they are waiting on from me and that everything is approved. They let me know that on Monday.

Member Payment Dependent Notes Series 482840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482840	$12,000	$12,000	13.11%	1.00%	February 12, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482840. Member loan 482840 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Garland Independent School District	Debt-to-income ratio:	8.88%
Length of employment:	10+ years	Location:	Forney, TX

Home town:
Current & past employers:	Garland Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,502.00	Public Records On File:	1
Revolving Line Utilization:	57.40%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with Garland Independent School District? Thank you in advance.	Type your answer here. Teacher/Coach
Would you please list your debts (types/balances/APR's/minimum payments) and identify which ones you will be consolidating? Also please talk about the Public Record? Thank you in advance.	Type your answer here. *Chase Credit Card: balance $3,100.00, Minimum $61.00 monthly, 23.99% APR. *Citi Card: Balance $5,200.00, Minimum $115 monthly, 21.99% APR. Mortgage: $1,155.00 monthly (including taxes and isurance) 7.125% interest. *First State Bank: Loan: Balance $5,500.00, minimum $258.00 monthly, 9.5% APR. No autmobile payment Renter: $500.00 monthly. (Income) Utilities: $350 *bills I am wanting to consilidate
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	Type your answer here. 1. Savings Account: Primerica Moneymarket $350. 403B supplemental retirement fund $11,000. 2. I am the only dependent of my salary. 3. I am a high school teacher/coach. 4. I have a lifetime teaching certificate. This is my 16th year teaching. 5. Monthly Expenses: Home - $1,150.00 (includes insurance and taxes) Truck Insurance - $50.00 Utilities - $250 Phone - $90 Cable - $60 Internet - $25 Groceries & Household misc. - $300 Car Expenses (fuel & maintenance) - $250 Citi Credit Card - $150 Chase Credit Card - $100 First State Bank Loan - $258 Net Income after taxes & Deductions $3,100 I have a room renter that pays me $500 6. Debt to refinanace w/ loan Chase Credit Card: Balance $3,100, Minimum payment $65, Monthly Payment $100, 23.99 APR Citi Credit Card: Balance $5,130, Minimum payment $110, Monthly Payment $150, 21.99 APR First State Bank Loan: Balance $6,000, Minimum and Monthly Payment $258, 9.945 APR
Why are you re-financing the First State Bank Loan? That APR looks lower than you will get here.	Type your answer here. I originally was looking to just get rid of the high interest credit cards. My thought was if I qualified for enough money that it would be more convenient to have everything together in one monthly payment.
CriticalMiss asked before, and I'll ask now: Can you say something about the "public record" 98 months ago? Thanks.	Type your answer here. This subject would be on my filing of Chapter 7 bankruptcy. At the time I filed bankruptcy I owed more money each month on bills than what I was bringing home each month teaching. My biggest problem was the high interest credit cards that I had asssembled over the years. My salary was lower than what it is at this time. I got behind on several payments due to helping out an in need family member financially. Since I was barely making monthly payments on all that I owed to start with, I was unable to get caught up on my bills. When my creditors started calling, I sought out legal help. With his advice, I filed bankruptcy. The most embarrassing thing that I have done.
Other than requesting this loan, what actions have you taken, or changes have you made to stabilize your debt at zero or a low level so that you do not find yourself once again in the position you were then you had to file bankruptcy? Thank you in advance.	Type your answer here. Since filing, I have not been late or deliquent on any payment of any kind. I have worked hard to build up my credit score. I have made smarter decisions on my purchases. Since I filed bankruptcy, I am more responible with my money, and work extra jobs for income when incidental emergencies occur.

Member Payment Dependent Notes Series 482874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482874	$11,000	$11,000	13.11%	1.00%	February 10, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482874. Member loan 482874 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	UPS	Debt-to-income ratio:	4.50%
Length of employment:	10+ years	Location:	Cassadaga, NY

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/04/10 > Bought a tractor on Ebay: listing ID 390151960940 for description. Thought it would be easy to get a loan. Not so for this item, unless I apply for a home equity loan.

A credit bureau reported the following information about this borrower member on February 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,210.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you bought the tractor.. how long do you have before you have to actually pay for it? Thank you in advance.	Buyer gave me 7 days to pay in full. I have 4 days left to find the funds. I did not understand it would be this hard to get a loan for this item. Seller is not happy. He does not consider it sold yet until he has the money.
Yeah, unfortunately for you in this situation, is that sales are not done-deals until both parties to the sale have received what they both agreed they would receive. It looks like a nice tractor!	Yes I can get a lot done with it. Use it year round with the 4x4. I do not want to give up. That is why I am here.
Amplyfying on CriticalMiss (Member 365664) posting; you work for UPS; loan will d-e-f-i-n-i-t-e-l-y 100 percent fully-fund; but time-framme probably will take up to 2 weeks for entire process to complete (funding, note being issued, net proceeds deposited into your bank account). QUESTION: Is this acceptable? (Actually I don't see any other avenue since banks won't lend to you on this purchase.) QUESTION: Have you started employment/income verification process with Lending Club Home Office (Redwood City, CA) Employmnet-Income Verification Team?. If not, refer to "CONTACT US" @ bottom Home Page for Member Support email address and Toll Free phone number. Once employment-income verfication process completed funding pace will signicantly quicken because on-screen application available to investors (lenders) will show Credit Review Status and/or Income Verified Status updated; consequntly loan will attract investors (lenders) currently "sitting-on-the-sidelines" to actually invest their $$. I see sellers viewpoint; deal is NOT completed until $$ changes hands. "Nothing ventured; Nothing Gained". Advance thanks for answers to B-O-T-H questions that I asked. Member 505570 Retired-USMC-Investor 02.05.2010 @ 10:338 AM ET	I will do just that - tonight - verify my employment and income. I will also contact the seller and ask for more time. Thank you for your help.
have you tried going to a bank that does ag loans? if the tractor is worth it they are ok with the collateral.	Have not tried that - will look into that tomorrow. Thanks
If the seller is unwilling to negotiate a longer payment term, do you have any alternate plans for the money? I understand this many not have entered into your planning as you expected finding funds to be easier than it has been. Thanks, and good luck!	I have the money. Its just tied up in stocks, IRA, and a 401K. Would consider selling stock I have but will not touch my 401k or Roth IRA to make this deal. I may have to take a negative ebay feedback from the seller. I have to call him tonight to ask for more time. Thanks
I should have $150 - $200 available by Saturday evening - if you wait until then to reply to this, it will remind me to fund that much of your loan, or possibly more than that if I have more available at that time.	Thanks for your help.
Ok, I am doing it as soon as I finish typing this. Did you get an extension on the time, from the Seller?	Yes, seller has given me 14 days and I have contacted Lending Club customer service with info to verify my employment and income. Hope its posted by Monday night. Thanks again.

Member Payment Dependent Notes Series 482901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482901	$3,250	$3,250	16.07%	1.00%	February 11, 2010	February 18, 2013	February 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482901. Member loan 482901 was requested on February 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,516 / month
Current employer:		Debt-to-income ratio:	16.64%
Length of employment:	< 1 year	Location:	Audubon, MN

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	41
Revolving Credit Balance:	$11,854.00	Public Records On File:	1
Revolving Line Utilization:	71.90%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	VA Disability and SSD
Can you describe the purpose of the loan?	To pay off as much debt as possible.

Member Payment Dependent Notes Series 482937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482937	$7,000	$7,000	14.96%	1.00%	February 10, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482937. Member loan 482937 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,035 / month
Current employer:	Blue Cross Blue Shield of Massachusetts	Debt-to-income ratio:	9.65%
Length of employment:	7 years	Location:	RANDOLPH, MA

Home town:
Current & past employers:	Blue Cross Blue Shield of Massachusetts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > Paying down some debt and minor expenses. Thank you so much. This will be paid ontime every month. Thanks again Borrower added on 02/06/10 > Please note that i will be paying more than the amount owed per month. I have two employments so i will have no problems making any payments. Thanks. Borrower added on 02/08/10 > Please also not that i also have an auto loan which will be paid off in roughly 1 year and i have another personal loan which i used for educational purposes. Part of this loan is also going to be used for educational purposes. Both loans are with my bank. I have made all loan payments on time and this can be verified. Again i will have no problems making payments. Thanks again

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	75
Revolving Credit Balance:	$12,392.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Blue Cross Blue Shield of Massachusetts? Thank you in advance.	I am a Claims Processer. Let me know if you have any other questions. Thanks.
Please list names of current lenders, balances, interest, and payments. Also, what is your other job and how much income do you make there?	I have another personal loan with Tremont Credit Union which i used for school purposes. The balance is $ 8,782.07, not sure on the interest i think its around 18% or so. The payments per month are $ 218.60. I also have my auto loan thru the same bank. the balance on that is $ 7,410.31 and payments are $ 358.18. All payments have been made on time. My other employment is at Papa Ginos Inc. Tel# (781) 461-1200. I make 10.25 per hour and i work an average of 30 hours per week. I never go below 30 hours. I always work 30+ hours so basically average gross per week is $307.50/roughly $16,000 per year. Let me know if you need any additional information. Thanks so much!!

Member Payment Dependent Notes Series 482969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482969	$6,000	$6,000	17.19%	1.00%	February 11, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482969. Member loan 482969 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	SpawGlass Construction Corp	Debt-to-income ratio:	4.80%
Length of employment:	< 1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	SpawGlass Construction Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > I graduated May 2009 with a B.S. in Construction Science from Texas A&M. I began work in Houston in June as a project engineer. I don't have any other loans, auto/student etc. nor do I plan on applying for any more.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,451.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debts (type/balance/APRs) and identify which ones you will be paying off with this loan. Thank you in advance.	I have four credit cards with an average 25% APR. I carry roughly a $6000 balance across them. Also, I am paying back my parents $4000 for helping me through school. I was able to get 70% of my school funded with scholarships and I worked part time, but had to use credit cards for books, supplies etc. Thank you for your consideration CriticalMiss.
RE: $10,000 DC LOAN: TRANSUNION CREDIT REPORT REFLECTS ~ $6,451 REVOLVING DEBT BALANCE. LOAN FOR $10,000. ADDITIONAL ~ $3,600 CONSOLIDATING WHAT? MEMBER 505570 RETIRED-USMC-INVESTOR 02.06.2010 @ 8:27 AM ET.	I have been carrying roughly $6000 balance across my credit cards. I requested an additional $4000 to pay back my Dad for helping me through school. Thank you for your consideration RetiredUSMCInvestor.
Re: $10,000 loan currently 28 percent funded. QUESTION: Has Lending Club Home Office, Redwood City, CA, Employment-Income Verification Team contacted you to commence employment and/or income verification process? If not, refer to "CONTACT US" @ bottom Home Page. Listed therein is email address/toll free telephone number for Member Support Department that is open Monday - Friday. Note that verification of one item is entirely independent of verification other item. After verification process completed, on-screen application available to potential investors (lenders) will reflect Credit Review status and/or Income Verified status being updated. Verification process completed result is that your loan will attract investors (lenders) currently "Sitting-On-The-Sidelines"; consequently funding pace will quicken. Hope this information to be helpful. Member 505570 Retired-USMC-Investor sends 02.07.2010 @ 9:01 ET.	Thank you for the advice, they have not contacted me yet. I will be starting this process. Thanks again USMC.
What is the interest rate on your college loans?	I did not take out a college loan (looking back it would have been a much better idea). I had several scholarships and a job through school and used credit to finance the rest of school and getting settled in here in Houston. Thanks for your consideration Love_of_Life.

Member Payment Dependent Notes Series 482986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
482986	$4,800	$4,800	6.76%	1.00%	February 10, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 482986. Member loan 482986 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	suntrust	Debt-to-income ratio:	13.40%
Length of employment:	10+ years	Location:	flowery branch, GA

Home town:
Current & past employers:	suntrust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > using money for a HD sportster.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,723.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at suntrust? Thank you in advance.	I'm in IT.

Member Payment Dependent Notes Series 483058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483058	$7,500	$7,500	14.96%	1.00%	February 16, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483058. Member loan 483058 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Law Offices of Sandy Lipkin	Debt-to-income ratio:	17.60%
Length of employment:	3 years	Location:	VENTURA, CA

Home town:
Current & past employers:	Law Offices of Sandy Lipkin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,517.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
May I assume this loan is for a used station wagon? Thank you in advance.	Yes.
What is your position at the Law Offices? Thank you in advance.	I am the attorney/sole proprietor. It is an s-corporation so technically I am the president.
what are your 17 open credit lines? names of lenders, balances, payments, etc. what sort of car are you buying (model, year)?	17? That seems like more than I can think of. about 7 credit cards, a car loan about to be paid off by the insurance company after an accident, a student loan, one line of credit or my business...oh and an account with Dell...I count 11. I'm shopping or something like a 2002 or 2003 VW Passat or Subaru Outback.
go and get your free annual credit reports at annualcreditreport.com (DO NOT GO TO FREECREDITREPORT.COM). that will tell you why you have 17 open lines. if you're concerned about identity theft you should absolutely do this, someone could have cards in your name, but more likely they are accounts you have forgotten about. there you can see what the 17 open lines are. also please tell us the balances/interest/monthly charges on your existing cards. i know this may seem private at first, but realize that anytime you apply for credit lenders see this information, and much more. if we know this info its much easier to approve the loan.	I have a total of about $13,000 balance on my credit cards. I pay between 500-2000 per month, depending how much I can afford. The interest rates vary. Can't you get this information from my credit report?
no, we cannot see it. lending club gives a very abbreviated description which can be misleading (either for good or bad, depending on details). we see total open lines, total balance, and a few other things. this can make you look risky if you have a bunch of open lines or, not your situation, if a loans is misclassified as revolving debt but are really car loans, home equity, etc.	Bank of America, balance $6037.64, payment $217, APR 29.99 (ouch) Chase, balance 2735.26, payment $71, APR 19.24 Capital One, balance $1401.91, $45 payment, APR 22.9 HSBC Gold, balance $2005.97, payment $67, APR 27.74 HSBC Platinum, balance $2745.40, $79 payment, can't find APR on statement. Two other credit cards (Juniper and First Equity) are paid by my business, as is my car payment that is about to be paid off, the bank line of credit and the Dell account. My student loan is $74,665.59, payment $387.69, APR is 3.875 That should be it.
thanks for the info -- no need to respond to this one, i will fund. btw you should look into re-fi-ing all of those with APR > 16%. you could save $100 per month and will improve your credit rating. when i see people that are re-fi-ing credit cards with high rates it is usually an easy decision, since they are showing good financial sense. i'm not sure if its easy to do through lending club though.	Thank you.
Loan currently 33 percent funded. On-line application available to investors (lenders) reflects Credit Review Status "Approved" by LC Employment-Income Verification Team. Updated status very important for 2 reasons: (1)-loan will attract investor (lenders) currently "Sitting-On-The-Sidelines" waiting to invest and will quicken loan's funding pace A-N-D as soon as loan 100 percent fully-funded proceeds (net of LC management origination fees) will be IMMEDIATELY deposited into your bank account for car buying use. My only question is this: Are you self-employed practicing attorney with Sandy Lipkin Law Firm? Member 505570 Retired-USMC-Investor 02.09.2010 @ 07:50 AM ET.	Yes, technically I am self-employed, although there is a separation between me and the business legally as it is a corporation.
I have the following questions: 1. Position at Law Offices of Sandy Lipkin? 2. Are there any other income producing members in your household? If so what is your monthly household income? 3. Can you please verify your income with LendingClub? It involves sending them paystubs and such. This information is kept private by LendingCLub and they simply indicate to us lenders they have verified your income. Call them for details. 4. Can you please, list your recurring monthly expenses in $$ (mortgage, utilities, credit card payments, day care, car payments, insurance, food, et al)? 5. My final question has to do with your response to a previous question: Are you comfortable taking on additional debt, when it appears your current credit card debt has such high interest rates? I would recommend you look into paying off your high-interest-rates credit cards first. Thank you!	1. Attorney/president/owner. 2. no,my monthly income varies, but averaged $8400 per month last year. 3. Yes, I can verify income. Let me know what I need to do. 4. $2000 rent, $375 utilities, roughly $500 for credit card payments, again variable, no day care, no additional car debt, food $1000 month 5. I would rather not take on debt but I need a car. My business was paying for the car payment on my car that was just totalled. The payment was $383 so the payment on this loan will be even lower. My business will be paying for the loan payments.
What was your delinquency 46 months ago?	46 months ago...end of 05...I believe at that time I consolidated my credit card debt and the consolidation company was responsible for getting me behind in payments. I eventually paid all of those debts off at once by selling off some stocks to get rid of that delinquency.
Thank you fo answering my questions. Regarding verifying your income you need to call LendingClub. Lenders are a lot more likely to invest in your loan if there is independent verification of your income - especially as large as yours. You can call LendingClub and ask them for details. It involves you sending them your paystubs or income tax returns.	I have no problem doing this, but I just can't find a phone number anywhere...
866-754-4094 is the number	thank you.
(800) 964-7937	thank you

Member Payment Dependent Notes Series 483079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483079	$10,000	$10,000	13.85%	1.00%	February 16, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483079. Member loan 483079 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,998 / month
Current employer:	Chefjohns Fish & Chips	Debt-to-income ratio:	1.80%
Length of employment:	2 years	Location:	Concord, CA

Home town:
Current & past employers:	Chefjohns Fish & Chips
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/05/10 > Hello. My son is learning Graphic Design and I need this fund to buy him the System to learn more and better. Thank you.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,109.00	Public Records On File:	0
Revolving Line Utilization:	15.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 483092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483092	$7,125	$7,125	14.22%	1.00%	February 10, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483092. Member loan 483092 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	US Housing and Urban Development	Debt-to-income ratio:	0.70%
Length of employment:	10+ years	Location:	Lorton, VA

Home town:
Current & past employers:	US Housing and Urban Development
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > I have a stable job with the government and the vending business adds another $5k so the monthly payment will not pose any problem.

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	7
Revolving Credit Balance:	$505.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you really earn $148,000 / month at US Housing and Urban Development? What is your position there? Thank you in advance.	148000 per year
IS your gross income correct? Is that from your current job or are you including something else? Please explain the nature of the vending business and the intended use of the loan proceeds.	148000 per year. I have snacks and drinks machines in schools and hotels and they are doing fine. Loan is to pay off high intetst loan I used to set up my business.
$148,000 per M-O-N-T-H Gross Income? ? ? Member 505570 Retired_USMC-Investor 02.06.2010 @ 8:09 AM	148000 per year.
Greetings. You might consider correcting your gross income figure. Right now it reads $148,000 per MONTH. I know the gov't pays well, but not THAT well! Good luck with your loan.	148000 per year
What is your position at US Housing and Urban Development? Thank you in advance.	I am a program manager.
Please explain your last delinquency.	I cosigned a loan for my brother and he was late in paying and never told me about it. I have since been monitoring the payments and it should not be a problem again.

Member Payment Dependent Notes Series 483206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483206	$3,000	$3,000	14.22%	1.00%	February 11, 2010	February 19, 2013	February 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483206. Member loan 483206 was requested on February 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Bayside Solutions	Debt-to-income ratio:	0.60%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Bayside Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	43
Revolving Credit Balance:	$3,100.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bayside Solutions, and what is your position there? Thank you in advance.	It is a consulting company. I am employed there as a contract Scientific Programmer for Elan Pharmaceuticals, where I do my actual work. Thank you.
Thank you. Since you have been employed there for less than a year, would you tell us a bit about your previous employment? Thank you in advance.	did a six-month contract at sun microsystems, & prior worked for two years previous for an industrial automation firm - have been in engineering/it for over twenty years - had about 4 months unemployment in the last year, and this loan is to pay off some family debts now that i have a steady gig.

Member Payment Dependent Notes Series 483229

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483229	$5,000	$5,000	10.25%	1.00%	February 10, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483229. Member loan 483229 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	RBM of Atlanta	Debt-to-income ratio:	8.65%
Length of employment:	8 years	Location:	Sugar Hill, GA

Home town:
Current & past employers:	RBM of Atlanta
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > Reason for loan: To pay off truck loan before ex-gf (co borrower) declares bankruptcy. Tried to refinance through banks but January's payment put loan below minimum loan amount required. (great timing) Funds from loan in addition to tax refunds already received will payoff truck loan and last bit on credit card (31.99% APY)(ugh). might as well consolidate. RBM of Atlanta is the largest Mercedes-Benz dealership in the southeast, I have worked there over 8 years now, and am currently the Building Maintenance Manager. Estimated monthly bills: ~$1700. minus truck and cc (assuming loan is funded).

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	66
Revolving Credit Balance:	$1,158.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (mortgage/util/cable/vehicles/gas/phone/etc) so we can see how the loan payment will fit into your budget. Thank you in advance.	Mortgage - $1200 Phone/int - $60 Truck ins - $110 Water - $25 Gas - $100 Elect - $75 Trash - $30 Lendclub -$160 (assuming fully funded)(will replace truck payment of $400 and cc min required payment of $45) Credit card min is $45, but over last 12 months I have been paying $500 each month trying to get it paid off

Member Payment Dependent Notes Series 483262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483262	$5,000	$5,000	11.36%	1.00%	February 12, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483262. Member loan 483262 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Vanguard Printing	Debt-to-income ratio:	23.96%
Length of employment:	10+ years	Location:	Berkshire, NY

Home town:
Current & past employers:	Vanguard Printing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > Purchase of a Band Sawmill to expand my income potential Borrower added on 02/07/10 > The waste wood products created from sawing will be mixed with weed grasses and processed into biomass heating pellets. Borrower added on 02/09/10 > I believe that I am a secure financial risk. I have secure employment where I am hard working and make a decent wage. However, I am now learning how to spend money more wisely and pay down the unnecessary credit card debt. The purchase of the bandmill is part of a three step plan toward financial independence, or at the very least, supplementing my current income. Along with cutting lumber and selling pellets, my goal is to start processing biodiesel in the near future. These are environmentally friendly processes that are gaining momentum in our foreign oil dependent society. I was raised in a rural farm community where I grew up around sawmills and the proper harvesting of lumber.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,598.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Vanguard Printing? Thank you in advance.	I am a First Pressman, I operate and maintain a Heidelberg M-130 printing press, and lead a crew of 5 guys. This is a 4 color, double web press capable of 40,000 impressions per hour.
Who will use the biomass heating pellets? Consumers or business? Also, how will they be used?	Biomass heating pellets will be sold to consumers, anyone that is now currently burning wood pellets or corn for heating fuel can use them to replace wood pellets, of which the price has sky rocketed in recent years.
I have to admit, this is one of the more interesting uses for borrowed money that I have read recently....so to determine if I understand your needs, is this band sawmill a device that you will is use to create income, perhaps from taking on part-time woodworking projects, and the waste product you mention (sawdust) will be used to make the pellets with another process. If so, then a second device is required to create "pellets" utilizing what normally is considered as waste. Right? That leads me to ask if you already have the second device (the pelletizer) and if the main purpose of your loan is for your woodworking or is it to make sawdust out of scraps (like a mulcher) for your pelletizer? Either way, I'm with you on this small "business" loan but need to ask if you are monitoring your credit levels that are already at over $12K credit since many of the CC companies are busy jacking up their rates. Your response to this last item is requested.	The main purpose of the band (sawmill) will be to saw lumber for paying customers. Utilizing the scrap/waste for pellets is a secondary benefit to increase income and help the environment. Yes, I already purchased a small pellet mill capable of around 200 lbs. per hour. I am aggressively paying down down my cc debt. I am in much better financial shape than I was a few years ago. I do believe that I have a plan now, instead of just spending money to have 'stuff', I am spending money to help make money, which will in turn help to pay down those evil cc's. The new government legislation regulating cc companies has also helped.
Have you submitted the necessary paperwork to Lending Club to have your income verified? Also, in light of the economy how secure is your position at Vanguard Printing? As leader of the team, it sounds like you have some seniority that would likely mean you'd be more safe than some of the junior guys- is that right? This is one of those interesting loans that I'm willing to take a risk on if you can get your income verified.	As of yet, I have not been prompted to submit income verification. During the loan application stage, I agreed to the terms that stated I approve of income verification by Lending Club and I am more than willing to produce my income statements, however I can not find where on this site to do so on my own. My position at Vanguard is very secure. You are correct, First Pressman are a skilled commodity to a printing company, that are not easily replaced. The printing industry has been hit hard after 911 and the Wall Street crisis, but it is definitely on the up-swing. Last year was a record year for us, we specialize in small to medium run length, high quality, and a quick turn around, something the larger printers can not do, or choose not to do. With this in mind, Vanguard Printing operates out of a 100,000+ sq ft. building, with 100+ employees. Last year alone, we added 3 printing presses to our lineup, for a total of 7. Sorry for the length of my response and I hope this helps to answer your questions.

Member Payment Dependent Notes Series 483320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483320	$5,000	$5,000	11.36%	1.00%	February 16, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483320. Member loan 483320 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	kaiser permanente	Debt-to-income ratio:	6.51%
Length of employment:	9 years	Location:	lomita, CA

Home town:
Current & past employers:	kaiser permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > pay my debt

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,971.00	Public Records On File:	1
Revolving Line Utilization:	67.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
whats the public record....bankruptcy?	Yes it is a bankruptcy. My husband and father purchased a home together for my family. I was not working at the time. My father died unexpectedly and we found ourselves in a bind. At the time we felt that bankruptcy was our best option. I am now in the process of a divorce.
WHAT DO U PLAN TO PAY OFF	I would like to pay off my JcPenney account in the amount of $3,000 with a monthly payment of $150. Also I would like to pay off a dental bill for my daughter in the amount of $1,800 at $200 a month.
1. Whats your position in Kaiser? 2. Whats the purpose of the loan?	I am a lab clerk at Kaiser. I have been working at kaiser for 9 years. With this loan I would like to pay off 2 credit cards that I have with both balances totaling $5000. I have other credit cards. The balances on those are not very high and I'd like to concentrate on paying more towards those so I can eliminate them completely.

Member Payment Dependent Notes Series 483343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483343	$4,000	$4,000	15.33%	1.00%	February 11, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483343. Member loan 483343 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Color Spectrum Network	Debt-to-income ratio:	9.12%
Length of employment:	5 years	Location:	KENNESAW, GA

Home town:
Current & past employers:	Color Spectrum Network
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,653.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Color Spectrum Network and what do you do there? Thank you in advance.	Color Spectrum Network is a printing company and I am an assistant for Human Resources. Warm Regards.
Will you have a job when you relocate?	Yes, I will work from our corporate office. I will be timely with my payments and will be very appreciative. Thanks in advance. Warmest Regards.
Where are you relocating to? What are the services there you are trying to get? Are you saying corporate office is in the town you are moving to? Do you have a spouse/partner and does he/she have income that will help to repay this loan? Thanks	I am relocating to be close to Harbor UCLA where there is a cleft pallet team of doctors who performed my daughters first surgery. My family will also be able to help me with watching her while I am at work. My work will be about 45 minutes away from where I will be residing. I am a single mother.

Member Payment Dependent Notes Series 483352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483352	$11,000	$11,000	10.62%	1.00%	February 16, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483352. Member loan 483352 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,725 / month
Current employer:	Dept of Defense	Debt-to-income ratio:	10.48%
Length of employment:	10+ years	Location:	MAPLESVILLE, AL

Home town:
Current & past employers:	Dept of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Regards; Art	We are purchasing 10 acres of land with cash and are $11,000 short of having enough.
Hello. When you say "own", does this mean that you have fully paid off the mortgage on your home? It appears that you pay off your credit cards fully each month; is this correct? Do you have any major debts such as home equity line (Your DTI of 10.48% indicates that you do have some debts)? How is your job security over the next three years? Your answers to these questions are appreciated. Wishing you the best.	Yes, my house is fully paid for. I pay off my credit card each month and use it only because I get cash rewards for using it. I do not have any other major debts except a car loan that will be paid for next March. I work for the US government and have been at my job for 18 years. My job is very secure as I work with the schools that educate military officers.
What is your position with DOD? Thank you in advance.	I ma an instructional systems specialist.
Hello. Thank you for your answers to my questions. In your purchase of 10 acres how much of your own cash will you be using for the purchase?	$20,000.
Are you planning on developing on this parcel of land? If so have you obtained funds for that project?	This land adjoins the land we already live on, so we are just adding to our acerage. We do not plan to build on it.

Member Payment Dependent Notes Series 483386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483386	$5,000	$5,000	10.25%	1.00%	February 10, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483386. Member loan 483386 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	Majestic Industry Hills	Debt-to-income ratio:	18.61%
Length of employment:	10+ years	Location:	Corona, CA

Home town:
Current & past employers:	Majestic Industry Hills
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/07/10 > This loan is to eliminate a high interest credit card. I am a low risk investment. My wife and I are both execs, no kids, household is income is over $190K. Expenses represent 60% of our net per month which includes the mortgage. Along with investments and our 401k's, we have over $230K in security. I have good credit, never defaulted, never declared bankruptcy, etc. Please contact me if you need more information. Thank you. Borrower added on 02/08/10 > Per Member_590201, I have sent an email to Lending Club Support to expedite my Employment Verification.

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,229.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Majestic Industry Hills and what do you do there? Thank you in advance.	Majestic Industry Hills is a llc that does business as Pacific Palm Conference Center and Resort. I'm the Director of Information Technologies. I'm in charge of all networks, servers, audio visual, etc. I am also a member of the executive team which is responsible for all aspects of our business. I am also on the team that is trying to bring the NFL back to Los Angeles via the new Los Angeles Stadium project.
Please list your debts (types/balances/APR's) and indicate which ones on the list you will be paying off with this loan? Thank you in advance.	The credit card I want to pay off is a Chase card which has jumped in apr to 29.99% but not through deliquent payments. While I could pay this off myself over the next four months, I also have a Discover card with a 10K balance that I am paying off first. Overall, 60% of our household net income goes towards bills (mortgage, cc's, autos, food, etc). The rest goes toward paying down debt and investments.
I'm interested in funding your loan but need more information. I only invest if all of my questions are properly answered: 1) Do you have a saving account or an emergency savings fund? If yes, do you mind sharing the balance you have in it? 2) How many household members depend on your salary? 3) Please briefly describe your position an your current employer? 4) Are you at risk of losing your job in the next 3 years? Do you have a back-up plan for paying this loan in case you loose your job? 5) Please give us an idea about your monthly expenses and how you will allocate this loan in your budget (It's important that you fill in all the information requested here. I need to understand how well you manage your budget): - Housing (Rent, Mortgage): - Insurance: - Car expenses: - Utilities, Phone, Cable, Internet: - Food, entertainment: - Clothing, household expenses: - Credit card payments: - Other loans payments: - Other expenses: - Savings: ----------------------------------- - Total Expenses: - Net Income after taxes and deductions: ----------------------------------- 6) Could you please break-down the debt you are planing to refinance with this loan? a) Amounts b) Interest Rates c) Your monthly payments d) Min. required payments Thanks for answering all my questions and good luck with the funding!	1. I have 10K in stocks. Over the past 8 months I have been dedicating more funds toward credit card debt. 2. My wife and I both work, no kids. Gross household income is $197K. 3. As Dir of IT, I am responsible for 3 networks, all servers (21), telephone systems, and audio visual. 4. There is always a risk of losing a job, however, I am one of 8 executive members that run the company for our owners. I am also involved in the Los Angeles Stadium project. 5. 60% of our net income goes towards expenses (mortgage, cc's, utilities, food, gas, etc). The remainder goes towards paying down debt, investments, and casual spending. 6. I am currently pushing to pay off a 10K discover card. I am asking for $5K to pay off a $5000 Chase card. I am trying to eliminate my high interest cards which have jumped because of the banks reaction to the new cc regulations. My monthly payment will remain the same, but obviously more of the payment will go towards the principal.
Has the Employment-Income Verification Team contacted you to begin the employment-income verification process? IF NOT, refer to "CONTACT US" at the bottom of the home page. After employment-income verification process completed a on-screen application available to investors will reflect updated status. Result is then loan will attract more investors (lenders) and loan will fund quicker.	No they haven't. Thanks for the information. I will contact them immediately.
You accounted for a $10K cc and a $5K cc, but your profile shows that you have around $45K of revolving credit debt. What is the remaining $30K of your revolving credit balance? Thank you!	I only listed the high interest credit cards. I do have other cards, but they have interest rates below 10%. My goal is to first eliminate the high cards and then start attacking the remaining cards with my own resources. Since it will take me most of the year to pay off the 10K card, I wouldn't be able to address the 5K card for a year and that is a lot of interest I would like to avoid.

Member Payment Dependent Notes Series 483424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483424	$5,000	$5,000	7.88%	1.00%	February 10, 2010	February 20, 2013	February 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483424. Member loan 483424 was requested on February 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	pinellas county schools	Debt-to-income ratio:	14.84%
Length of employment:	10+ years	Location:	saint petersburg, FL

Home town:
Current & past employers:	pinellas county schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/06/10 > paying off high interest credit cards want to improve my credit cores

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,451.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with pinellas county schools? Thank you in advance.	I am a head plant operator. A supervisor of maint. and cleaning. I have been there since 1985.
Your credit history shows only $1451 revolving credit balance. Is this correct? Please provide details of all your current debt. Thanks.	I have an account with badcock furniture and some charges on credit cards that have not posted yet. My total debt is over 4000 with high interest rates. I plan to pay these off with this loan and get out of using the credit cards.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	rent is 600/ utilites are 400/ 550 for truck/ gas and insurance 200/no dependents.
I am confused. Is 4000 the total Badcock debt alone, or the total of all your debts? Thank you in advance.	4000 is total of all debts including badcock

Member Payment Dependent Notes Series 483645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483645	$6,000	$6,000	7.51%	1.00%	February 12, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483645. Member loan 483645 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,265 / month
Current employer:	AT&T	Debt-to-income ratio:	18.31%
Length of employment:	10+ years	Location:	Grayson, GA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,463.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of car are you purchasing? Thank you in advance.	'93 Mazda RX7 R1. Only 1666 total sold of this model that year. Thanks for considering my loan.
What is your occupation?	Network maintenance/Tier 1 support
Please call 1-866-754-4094 to have Lending Club verify your income to assure 100% funding of your loan.	Called Member Support/866-754-4094 and was updated that I would receive email from Lending Club if income verification would be needed. Thanks for heads up.
Your records show you have $26K in revolving credit debt. How will you be able to handle this loan adding an additional $6k in debt given the fact your income is only $6k/month? Do you have any other sources of income such as a working spouse?	Yes, my spouse also works(pharmacist) and we will be selling another car that is going toward credit card debt. I didn't want to miss opportunity to buy car. We also have yet to file taxes which we expect a decent return. Thanks

Member Payment Dependent Notes Series 483670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483670	$3,350	$3,350	6.76%	1.00%	February 10, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483670. Member loan 483670 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	Nestle	Debt-to-income ratio:	23.55%
Length of employment:	10+ years	Location:	Jonesville, SC

Home town:
Current & past employers:	Nestle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,350.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Nestle? Thank you in advance.	Maintenance Mechanic

Member Payment Dependent Notes Series 483682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483682	$12,000	$12,000	13.48%	1.00%	February 16, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483682. Member loan 483682 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,217 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	15.68%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > Hello I am software developer and I need this loan is to consolidate some CC rates which are 21% APR and also to buy furniture (need a new bed and sofa). I did my calculations and this loan is perfect because it will allow me to save money on interest. I have some saving, but I think getting a loan will be better because It will allow me to have some cash reserves for emergencies. Borrower added on 02/08/10 > This is a picture of my expenses and how this loan fits on my budget: Rent $960 Car $389 Utilities $120 Food $300 Internet + TV $100 This Loan $407. Gas + Miscellaneous: $100 Total:$2376 Income (After taxes, 401k contribution and medical insurance): $3350 Total for savings at month: $974

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,792.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been at HP for a relatively short period of time, please provide a bit of previous employment history. Thank you in advance.	Before HP, I was a research assistant (while in college) for 2 years making $1,500 to $2,000 a month plus other benefits.

Member Payment Dependent Notes Series 483747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483747	$7,000	$7,000	16.82%	1.00%	February 11, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483747. Member loan 483747 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	U.S. Fish and Wildlife Service	Debt-to-income ratio:	12.63%
Length of employment:	1 year	Location:	Bolton, MA

Home town:
Current & past employers:	U.S. Fish and Wildlife Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > With the new year came increased rates and the realization of LendingClub's advantages. Having been hired into a federal position, I am now in a comfortable position to consolidate the remaining credit card debt and repay assistance I received for living and automotive expenses during my last year at university. Borrower added on 02/08/10 > Details: 1 credit card at $5,000 from two large item purchases: a computer and professional camera used for independent work. At the beginning of 2010 the interest rate was increased from 16% to 24%. The remaining $2,000 is to repay personal assistance I received during the past year of intermittent employment.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,063.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $7,000 DC loan: (1)-Position (J-O-B) @ U S Fish and Wildlife Service is what? (2)-Reported gross income is $1,600 per MONTH for a U S Government position; that equates to $10 per hour per 80 hour pay period. Is this CORRECT? Please explain. Thanks for answers to BOTH questions. Member 505570 Retired-USMC-Investor 02.09.2010 @ 6:05 AM ET.	I apologize, I am a General Schedule Grade 4 Step 1. It is a 4 year appointment with promotional potential within the communications department regarding new media. It is closer to 2000 a month, I had accounted for automatic reductions I have for additional health, savings, and insurance leading me to input 1600. Thank you for your question, I hope this information helps.
Greetings - What grade and step are you? Is your position full time permanent or some other classification? Regards; Art	Hello, 4 year appointment beginning at General Schedule 4 Step 1.
Your position with U.S. Fish and Wildlife Service? Thank you in advance.	Thank you for your question. I am an entry level 4 year appointee to external affairs specializing in new media relations and multimedia production. It is a general schedule grade 4 step 1 position with potential for promotion.

Member Payment Dependent Notes Series 483748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483748	$2,000	$2,000	10.99%	1.00%	February 11, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483748. Member loan 483748 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:		Debt-to-income ratio:	23.42%
Length of employment:	4 years	Location:	Alpharetta, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I have a very successful Fashion Jewelry business on the internet. I've been running it for four years and now want to expand to Tungsten and Titanium rings and bracelets. I have never been behind on any of my payments but now need a small amount to expand. Thank You

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,809.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Thank you in advance.	We jointly collect $26000.00 in SS benefits. My business did and reported $37,071.00 in income last year. My wife is employed part time at a medical office and earns $19,000.00 each year. We also have a trust that pays us a nice sum at the end of each year. Thanks for you question.

Member Payment Dependent Notes Series 483785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483785	$3,000	$3,000	7.51%	1.00%	February 10, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483785. Member loan 483785 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	KCTCS	Debt-to-income ratio:	11.49%
Length of employment:	5 years	Location:	Morehead, KY

Home town:
Current & past employers:	KCTCS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I'm going to purchase an ATV for my daughter. I plan to pay this loan off within a year or two because right now I'm setting aside all of my extra money along with my taxes to pay off my current debt within this year also. Course I've set aside enough to pay this monthly payment. I've never been delinquent on anything or any loan in my life. I've had a credit line since 2001 and its perfect. I plan to be debt free after this year and will probably invest some of my money on lending club later on. I work in information technology in education so I have one of the best stable jobs out there. Again, this loan will probably be paid off in the first year or two and my credit score shows my perfect history. Thanks, I would like to have this funded as quickly as I can.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,574.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello from a fellow Kentuckian. How did you accumulate so much credit card debt in the first place? Do you have other major debts such as home equity loan and car loans? Your credit history shows 4 inquiries into your credit history in the past six months. Do you know who made those inquiries? Have you been able to stop accumulating additional credit card debt over the past few months? Isn't the ATV both dangerous for children and a luxury given your debts? I am not sure that I can support a loan that may lead to the injury or death of a child.	I got into a business venture that did not go well so I have the debt that I now have to pay off but I do not have any other credit card debt, I have a fairly new car that is paid off and another one that isn't paid off. Its not a major debt no, but its not paid off yet. I save enough each month to cover what I need and family needs. I do not know why there are 4 inquiries on my credit history and do not know who made them. I know of the one here and another one because I'm transferring the balance of my credit card to another one that has 0% interest so I can pay it off in a year. All of my tax money will be going to pay off this debt so it should almost diminish in the next few months then I will have the rest of the year to pay it off. Yes I have been able to stop accumulating credit card debt, I didn't have any until I took a risk on a business venture, we all take risks now I will pay it off. I am getting an ATV for my daughter because I have had one since I was 3 years old and she loves them. I raced them nationally when I was younger so I am more than qualified to teach her the proper riding techniques and safety. I can't tell you what to do but thats your choice if you think its going to lead to injury. I'm the parent and I make those choices and decisions. I have a excellent credit history and I plan to keep it that way. Thanks.
I notice several recent credit inquiries. What were they for and did any of them result in new credit cards or loans? thank you in advance.	Yes, there was one from here I think and I am transferring my balance over to a new credit card that has 0% interest so I can pay it off in a year. Most of it will be paid off when I receive tax money but I wanted to get it to a card where I didn't incur finance charges and gave me a year to pay it off which I will do. Thanks.
Thank you for your answers. Yes, you are the parent and I am glad that you have excellent skills with an ATV. I will invest in your loan and hope that you will keep your daughter safe. She is irreplaceable.	Thank you.

Member Payment Dependent Notes Series 483804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483804	$6,000	$6,000	12.73%	1.00%	February 16, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483804. Member loan 483804 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Restoration Management Company	Debt-to-income ratio:	7.73%
Length of employment:	2 years	Location:	UNION CITY, CA

Home town:
Current & past employers:	Restoration Management Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > Wedding loan to help pay for costs. Borrower added on 02/10/10 > I've been in my profession for 9 years. Funds will be used to pay wedding planner, remainder of fee to wedding site, and remaining costs of Honeymoon. I've already paid 7200$ of my own money and $3500 more. I'm looking to have this loan to cover the rest. Borrower added on 02/10/10 > I greatly appreciate every bit of help. I'm glad I found this website and look forward to working with everyone in the future. Preferably as an investor. Borrower added on 02/11/10 > I can't thank everybody enough who's invested so far. Thank you..

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$0.00	Public Records On File:	2
Revolving Line Utilization:	0.00%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Restoration Management Company? Thank you in advance.	Project Manager
You have 2 public records, the last one from 5 years ago. You also have a delinquency 2 years ago. Can you please, elaborate on those? Thank you!	The 2 public records were for a college financial aid. I was given a refund for living expenses and had used it to pay rent and utilities for the semester. Towards the end of the semester; The university I attended said it should not have been given to me and they called the total amount due. I did not have the means to pay them off at the time. It was reported onto my credit. I have since paid it off (5 years ago) and have record of it. The delinquency was for BMG music for roughly 100$. This has been paid and I also have record of that too. Over the past 3 years I have made every effort to improve my credit and clear up any issues with it. Please let me know if you have any other questions. Thank you for your consideration.

Member Payment Dependent Notes Series 483865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483865	$3,525	$3,525	14.59%	1.00%	February 11, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483865. Member loan 483865 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American Medic of Charlotte Co.	Debt-to-income ratio:	18.90%
Length of employment:	5 years	Location:	Port Charlotte, FL

Home town:
Current & past employers:	American Medic of Charlotte Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > loan is being used to purchase a car for my son to drive to and from work

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,968.00	Public Records On File:	1
Revolving Line Utilization:	60.10%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at American Medic of Charlotte Co.? Thank you in advance.	Licensed Practical Nurse
Please explain the Public Record? Thank you in advance.	Can you be more detailed on your question. This i believe is a acct that was turned over due to a divorce in which my ex did not pay the creditor. I was served with the papers and i took care of it. Is this the home loan or a credit card.?

Member Payment Dependent Notes Series 483880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483880	$3,500	$3,500	10.99%	1.00%	February 12, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483880. Member loan 483880 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	CITY OF RYE DEPT OF PUBLIC WORKS	Debt-to-income ratio:	0.63%
Length of employment:	4 years	Location:	WHITE PLAINS, NY

Home town:
Current & past employers:	CITY OF RYE DEPT OF PUBLIC WORKS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > LOOKIN TO GET RID OF HIGH INTREST RATES ON CREDIT CARDS

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	22
Revolving Credit Balance:	$11,279.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 483890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483890	$5,700	$5,700	13.11%	1.00%	February 16, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483890. Member loan 483890 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	University of San Francisco	Debt-to-income ratio:	5.72%
Length of employment:	< 1 year	Location:	Emeryville, CA

Home town:
Current & past employers:	University of San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I got into credit card debt when I was a student at UC Berkeley and ran out of funding for school. I have now had a dependable job for 4 years, with a substantial raise for the last year, allowing me to pay off most of my debt. I'm looking to consolidate the rest of my debt to lower the interest and payments.

A credit bureau reported the following information about this borrower member on February 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,077.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at University of San Francisco? Thank you in advance.	Hi CriticalMass, thank you for your question! I work as an assistant to an executive at the University.
What is your occupation? Please explain your last 3 delinquencies.	I work as an assistant to an executive at a university. I don't have great excuses for my delinquencies, but after graduation I didn't have a job for about 6 months, then I made ~2800 per month, then ~3500 per month for 2 years. With the escalating interest and late payments, it was hard to make all the ends meet. 2 of the late payments are because of that. In trying to keep the late payments down and not knowing what else to do, I enrolled in a debt management company. Payments have been no problem since enrollment. However, American Express (the third delinquency) has lost all record of me ever making a payment agreement with them, and thus has dinged my credit report pretty badly. I'm still in talks with them. Currently, the management company I enrolled with charges me $40 a month on top of the interest. By my calculation, this loan would save me a lot of money and help me become debt free. Thanks!!
Since you have been employed by the Univeristy for a relatively short time, would you please provide a bit of your previous employment history? Thank you in advance.	Sure. I worked for UC Berkeley as a student beginning in March 2003, increasing my hours upon graduation in May 2006. I began full-time employment at UC Berkeley in September 2006, receiving a promotion in April 2007, and stayed in that job until April 2009. I started this job in April 2009.
When did you graduate? Did you work before you went to college? Thank you in advance.	I graduated in May 2006 and have been working full time since September 2006. I had small jobs in high school. I worked for UC Berkeley as a student beginning in March 2003, increasing my hours upon graduation in May 2006. I began full-time employment at UC Berkeley in September 2006, receiving a promotion in April 2007, and stayed in that job until April 2009. I started this job in April 2009.
Can you provide info on the debt you are consolidating (interest and current monthly payment MADE not minimum due)? Also, your other monthly expenses (rent, car, utilities etc)? Thanks for answers to both Qs..	Thanks for the question. It's a variety of major credit cards (with balances ranging from 300-1700 dollars). Because I am on a payment plan the percentage rates range from 7.99-14% (BUT I have to $45 a month in fees to stay on the plan!)). The balance left is just about exactly what the loan amounts to after fees (~5400). I currently pay $317 per month on the cards. My rent varies depending on if I have a sub-tenant ($535-1075; which I know may seem like a lot, but I live just outside of San Francisco), no car payment, I estimated 215 per month on utilities (cell phone, home phone, cable/internet, electricity). I hope to pay the loan off in 2 years; the interest rate was the same on two to three years, so I chose three to give myself flexibility.
There are a couple oddities in your credit history: What is the credit line you opened in 1982? Sounds like you may be too young to have a credit card that long ago? Can you list your creditors/balances/interest/payments? You have some numbers in your response above but doesn't jibe with what I am seeing in the numbers (a $2000 total balance) Also, can you explain the 4 inquiries in the past 6 months? Thanks in advance	Sure. Thank you for your question! The numbers definitely do not jibe with the credit you see on the statement. TransUnion (which I think is where Lending Club gets its information) has never totaled my balances correctly, though they list them correctly under each individual lender... My total balance is $5400, which is about what I'll receive from this loan after fees. During college I was added to my parents account for emergencies, which was opened in 1982 (a few years before my birth). The inquiries were admittedly for credit cards, for which I was denied three and accepted by one. I have to be clear it was not to rack up more debt, but simply, after putting my accounts on payment plans, I didn't have a backup for emergencies. I hope to never use the card.

Member Payment Dependent Notes Series 483968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483968	$1,600	$1,600	11.36%	1.00%	February 11, 2010	February 22, 2013	February 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483968. Member loan 483968 was requested on February 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Wells Fargo Fanancial	Debt-to-income ratio:	0.96%
Length of employment:	4 years	Location:	Vancouver, WA

Home town:
Current & past employers:	Wells Fargo Fanancial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/08/10 > I am planning to go back to school to get my master's degree in education. This is the only loan I will be applying for, rest of the expenses will be paid in cash. Thank You.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$66.00	Public Records On File:	1
Revolving Line Utilization:	0.50%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Wells Fargo Fanancial?	I am a Collections Specialist. I also do loan ajustments and workout plans.

Member Payment Dependent Notes Series 483989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
483989	$4,000	$4,000	12.73%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 483989. Member loan 483989 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	kirkwood manor	Debt-to-income ratio:	9.36%
Length of employment:	< 1 year	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	kirkwood manor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > This will give us a consolidated loan to pay and get rid of our credit cards to get our financial life on track for the future.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	73
Revolving Credit Balance:	$4,498.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is kirkwood manor and what do you do there? Thank you in advance.	its a nursing home and im an LPN (licensed practical nurse). ive been there since moving to texas 10 or 11 months ago from NH where i worked at a nursing home as a LNA and then LPN for 4 years
Thank you! I notice some recent credit inquiries - what were they for, and did any of them result in new credit cards or loans? Thank you in advance.	got an amazon.com line of credit in past 6 months and applied for a personal loan at bank for the same reason as for this loan.
An amazon.com line of credit? I thought they sold books? They have lines of credit also?	It is an amazon.com online store credit card. But you're right, they do sell books on there.

Member Payment Dependent Notes Series 484007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484007	$5,000	$5,000	7.51%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484007. Member loan 484007 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,617 / month
Current employer:	LEON MEDICAL CENTERS	Debt-to-income ratio:	11.58%
Length of employment:	< 1 year	Location:	MIAMI, FL

Home town:
Current & past employers:	LEON MEDICAL CENTERS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/11/10 > This loan is to consolidate two credit card debts.

A credit bureau reported the following information about this borrower member on February 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,493.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at LEON MEDICAL CENTERS? Thank you in advance.	I work in the managment information systems department. We show the users how to use our medical systems and report errors generated by the system/technology support/provide the user with a better system expirience by enhancing the applications included with in the medical system. Thank you.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at LEON MEDICAL CENTERS? Can you list your work history?	I have a two student loans pay every month once a month. one is 181.04 and the other is for 119.00. I have a cell phone bill for about 89.00. I dont have to pay for car insurance or car and I live with my parents. That gives me an advantage ...extra cash. I am in enrolled in school I pay 59.00 a month. I am not a sole wager. My total house hold income is a little over 70,000 thousand a year. I work in the management information systems. I am trainer. I show the users on how to use our medical systems. I use to work for bank of america for 4 years previouse to this job. Thank you.

Member Payment Dependent Notes Series 484086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484086	$7,000	$7,000	13.11%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484086. Member loan 484086 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,325 / month
Current employer:	Computer Aid Inc.	Debt-to-income ratio:	13.11%
Length of employment:	3 years	Location:	QUAKERTOWN, PA

Home town:
Current & past employers:	Computer Aid Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	66
Revolving Credit Balance:	$8,076.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Computer Aid Inc.? Thank you in advance.	I am a Programmer Analyst.

Member Payment Dependent Notes Series 484114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484114	$8,000	$8,000	13.48%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484114. Member loan 484114 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Froedtert Hospital	Debt-to-income ratio:	12.44%
Length of employment:	5 years	Location:	West Bend, WI

Home town:
Current & past employers:	Froedtert Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I am a worthy candidate for this loan as I am extremely conscientious about my credit score, have a stable income, job security, and want to be debt FREE. My ultimate goal is to be credit card free, or at least have only one with no balance. The purpose of this loan is to payoff and eliminate two credit cards. They've already been cut up and the accounts closed. Now I just need to pay them off. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,706.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Froedtert Hospital? Thank you in advance.	I am a registered nurse.
What are the interest rates being charged on the Cards that you are looking to pay off?	One of them is 14.76% and the other is 9.99% I figure I can still get them paid off far quicker having them consolidated and having them with a fixed term as opposed to the never ending payment method now. Thank you for your question!
Since the interest rate on one card is only 10%, why are you applying for a loan at 13.5%? Are you certain you would not end up paying more?	Hi! Thank you for your question. While the percentage is higher, the balance on the 9.99% card is only $1400. At this time I am making minimum payments on this card and putting the money to the higher interest rate card. So in the long run, although I am paying 9.99%, I'd be paying it over a longer period of time, therefore ultimately paying more money in interest than I would by combining the higher interest rate and the lower interest rate and making it a cut and dry 36 month term. Also, the monthly payment for this loan is approximately $271.00/month and I have budgeted $300.00/month, so that too should decrease the total interest paid on both of the credit cards I am paying off with this loan. Thank you again for your question!

Member Payment Dependent Notes Series 484143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484143	$3,000	$3,000	14.96%	1.00%	February 12, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484143. Member loan 484143 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	American Arbitration Association	Debt-to-income ratio:	23.84%
Length of employment:	6 years	Location:	Garland, TX

Home town:
Current & past employers:	American Arbitration Association
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,207.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with American Arbitration Association? Thank you in advance.	I am the Regional Liasion with territories in 9 states. My position is in Business Development and is salaried. (Not commission)
What debt are you trying to consolidate? (lenders, balances, interest rates, payments) Thanks	The bulk of my debt lies in credit cards and the balance of my auto loan. I am rolling the payments of such into one lump sum, which will save me over $150.00 per month. For me, it is a no-brainer to continue paying what I am accustomed to while diverting these extra savings into my child's college fund.

Member Payment Dependent Notes Series 484298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484298	$5,000	$5,000	7.88%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484298. Member loan 484298 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,108 / month
Current employer:	Kenmore-Tonawanda Union Free School Dist	Debt-to-income ratio:	16.89%
Length of employment:	10+ years	Location:	KENMORE, NY

Home town:
Current & past employers:	Kenmore-Tonawanda Union Free School Dist
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I applied for a loan with Lending Club because I thought it would be easier and faster than dealing with my local bank. I am starting my 24th year of employment today (2-10) with the School Dist. in my city.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	73
Revolving Credit Balance:	$11,665.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Kenmore-Tonawanda Union Free School Dist? Thank you in advance.	I am the district Electrician, starting my 24th year today.
What is this loan to be used for?	I will be using it for Orthodontic Braces for my daughter.
Hello, Could you please list the amounts of your monthly obligations, including rent, car payments, etc? Also, could you please contact Lending Club and have them verify your income? That will help ensure the funding of your loan. Thank you.	I talked to a representative from Lending Tree today and he approved me after answering his questions. My monthly payments are : Motorcycle Payment of $340.00 Credit card : $45.00 Bestbuy Credit Card :$10.00 Utilities approx: $210 Cable/Internet : $90.00 No rent or mortgage, just yearly taxes NO car payment, I have a 09 Chevy Malibu I own out right.
Hi, Thanks for your quick response. I will be funding your loan.	Thank you.

Member Payment Dependent Notes Series 484300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484300	$2,000	$2,000	7.51%	1.00%	February 16, 2010	February 26, 2013	February 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484300. Member loan 484300 was requested on February 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,058 / month
Current employer:	Pasco Middle School	Debt-to-income ratio:	21.02%
Length of employment:	7 years	Location:	Dade City, FL

Home town:
Current & past employers:	Pasco Middle School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,184.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Pasco Middle School?	I am a math teacher. I have worked there 5 years. Before that I was an accountant at a local orange juice company that collapsed. Teaching does not pay as well and I went into debt to modernize my home.

Member Payment Dependent Notes Series 484311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484311	$7,500	$7,500	15.70%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484311. Member loan 484311 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Conroe ISD The Woodlands HS	Debt-to-income ratio:	21.35%
Length of employment:	3 years	Location:	Spring, TX

Home town:
Current & past employers:	Conroe ISD The Woodlands HS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/10/10 > I am a teacher with great job security seeking to lower interest rates and consolidate debt. 100% of this loan will be used for the purpose of consolidation.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,659.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Conroe ISD The Woodlands HS? Thank you in advance.	teacher
Re; %7,500 DC loan: Your position (J-O-B you perform) @ The Woodlands H S, Conroe Independnet School District? Member 505570 Retired-USMC-Investor 02.10.2010 @ 8:00 AM ET	Teacher
What is your occupation?	Teacher

Member Payment Dependent Notes Series 484356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484356	$4,200	$4,200	16.07%	1.00%	February 16, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484356. Member loan 484356 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	Marketstar Inc.	Debt-to-income ratio:	16.19%
Length of employment:	< 1 year	Location:	Spotsylvania, VA

Home town:
Current & past employers:	Marketstar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I really need your help! I'm looking to further my education and cant exactly pay for my classes on my own, I would greatly appreciate if you can help me reach attain my goals. Thank you!

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,445.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Marketstar Inc. and what do you do there? Thank you in advance.	Its a promotional company that works closely with other large companies to market and sell their unique products. For example the company I work with is Verizon Communications, and I sell verizon home services such as TV, home phone and internet services within a corporate verizon wireless store. MarketStar also works with other large corporations such as Hewlett-Packard, Cisco, Dell, Motorola..I am currently a sales representative within the company, I sell the end products which are home services to the customers.
What will you be studying?	Right now I currently have a bachelors in Retail Management from Michigan State University. I'm working on my masters degree in Business Administation, thats where my passion is.
Have you tried getting any federal student loans? Interest rates are considerably lower, often less than 5%.	I looked into it a little bit, but FAFSA didnt cover graduate courses. I may look into other federal loans, because like you said the interest rates are a lot lower.

Member Payment Dependent Notes Series 484369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484369	$3,250	$3,250	10.62%	1.00%	February 12, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484369. Member loan 484369 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Berlin School District	Debt-to-income ratio:	17.23%
Length of employment:	5 years	Location:	Redgranite, WI

Home town:
Current & past employers:	Berlin School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,696.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Berlin School District? Thank you in advance.	I am a full time tenured teacher. I also teach for Walden University and University of Phoenix. Thank you!!
Would you please list all your debts (type/balance/APRs), and indicate which ones on the list will be paid off with this loan? Thank you in advance.	I am paying off my Chase credit card that has a 15% APR. The only other debt I have is student loan at 4%. Thanks
What is the total amount of all your debts? Thank you in advance.	$19,000 student loans and 3,000 credit card

Member Payment Dependent Notes Series 484430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484430	$6,300	$6,300	6.76%	1.00%	February 12, 2010	February 23, 2013	February 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484430. Member loan 484430 was requested on February 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Sun Microsystems Inc	Debt-to-income ratio:	6.25%
Length of employment:	3 years	Location:	Santa Clara, CA

Home town:
Current & past employers:	Sun Microsystems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/09/10 > I am consolidating some unsecured credit card debt into a lower rate. Consolidating this debt with Lending Club will definitely reduce my current interest rate which is around 11%. I am a good candidate for this loan because I have a stable job/income, great credit, and I always pay my bills on time (as you can see). Lend with confidence knowing that your funds will be repaid on time every month. Thanks for checking out my listing, please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on February 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,345.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have a revolving credit balance of $12,345. How did you accumulate this debt? Are you doing anything now to prevent the further accumulation of credit card debt? Your answers are appreciated. Wishing you the best.	My wife was hospitalized awhile back and all of the expenses were not covered by our health plan at the time. The debt is definitely manageable but anything we can do to save money is a plus. Thanks for asking.
Thank you for the answer. I hope that your wife is feeling much better and has had a speedy recovery. I will be investing in your loan.	Great, I appreciate your support in my endeavor to become completely debt free!

Member Payment Dependent Notes Series 484544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484544	$4,000	$4,000	10.62%	1.00%	February 16, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484544. Member loan 484544 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,126 / month
Current employer:	Klein Independent School District	Debt-to-income ratio:	11.96%
Length of employment:	5 years	Location:	SPRING, TX

Home town:
Current & past employers:	Klein Independent School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Klein Independent School District? Thank you in advance.	I am an art teacher for grades 1-5.
Please be more descriptive about Loan Purpose and Description. 1. What is your current position with the School District and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If only 1 then what is the income of your spouse? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	I need to get new tires for my car plus some engine work done. I am an art teacher for students in grades 1-5. My prior employer was Tomball ISD and was there for 2 years. I left there to be closer to home. Stated income is from 1 wage earner. Mortgage is $1252. No car or credit card payments. I have a personal loan that has a payment of $287/month. My other expenses are minimal. I feel very confident in my ability to pay back the loan. I'm hoping to pay it back early.
Greetings from Dallas. I'm Pleased to support another fellow Texan.	Thank you!

Member Payment Dependent Notes Series 484589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484589	$4,700	$4,700	7.14%	1.00%	February 16, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484589. Member loan 484589 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Comm. of Mass.	Debt-to-income ratio:	14.78%
Length of employment:	10+ years	Location:	Westfield, MA

Home town:
Current & past employers:	Comm. of Mass.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,708.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 484664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484664	$4,750	$4,750	13.11%	1.00%	February 16, 2010	February 24, 2013	February 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484664. Member loan 484664 was requested on February 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Borgata Hotel Casino	Debt-to-income ratio:	18.49%
Length of employment:	7 years	Location:	EGG HARBOR TOWNSHIP, NJ

Home town:
Current & past employers:	Borgata Hotel Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/12/10 > I will be using the funds to install a new fireplace. We had 22 inches of snow last week and my current fireplace refused to light for the third time in 2 years. It's time for a new one.

A credit bureau reported the following information about this borrower member on February 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,979.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Borgata Hotel Casino? Thank you in advance.	I am a table games Shift Manager
Can you provide more detail concerning the home improvement?	I am looking to install a fireplace

Prospectus Supplement (Sales Report) No. 4 dated February 16, 2010